    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 29, 2003.
                                         REGISTRATION NO.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------

                                    FORM S-11

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)


             MARYLAND                                  56-2356626
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                         c/o BOSTON CAPITAL CORPORATION
                          ONE BOSTON PLACE, SUITE 2100
                              BOSTON, MA 02108-4406
                                 (617) 624-8900
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                         JEFFREY H. GOLDSTEIN, PRESIDENT
                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                         c/o BOSTON CAPITAL CORPORATION
                          ONE BOSTON PLACE, SUITE 2100
                              BOSTON, MA 02108-4406
                            Telephone: (617) 624-8900
                            Telecopy: (617) 624-8999
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)
               ---------------------------------------------------

                                 WITH A COPY TO:

                            NESTOR M. NICHOLAS, ESQ.
                                NIXON PEABODY LLP
                               101 FEDERAL STREET
                                BOSTON, MA 02110
                            Telephone: (617) 345-1000
                            Telecopy: (617) 345-1300
               ---------------------------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
      PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         -------------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
CLASS OF SECURITIES           AMOUNT TO BE         OFFERING PRICE PER         AGGREGATE               AMOUNT OF
 TO BE REGISTERED              REGISTERED              SHARE (1)          OFFERING PRICE (1)       REGISTRATION FEE
  Common Stock, $0.001 par
    value per share . .        31,500,000                $ 10.00             $ 315,000,000             $ 28,980

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS-REFERENCE SHEET

ITEM                                                                         LOCATION IN
 NO.                         CAPTION                                         PROSPECTUS
----                         -------                                         ----------
1.     Forepart of Registration Statement and Outside Front
       Cover Page of Prospectus                                              Cover Page

2.     Inside Front and Outside Back Cover
       Pages of Prospectus                                                   Inside Front and Outside Bank
                                                                             Cover Pages

3.     Summary Information, Risk Factors and Ratio of Earnings
       to Fixed Charges                                                      Summary; Conflicts of Interest;
                                                                             Risk Factors

4.     Determination of Offering Price                                       Prospectus Summary

5.     Dilution                                                              *

6.     Selling Securities Holders                                            *

7.     Plan of Distribution                                                  Business and Properties

8.     Use of Proceeds                                                       Estimated Use of Proceeds; Investment
                                                                             Policies and Policies with Respect to
                                                                             Certain Other Activities

9.     Selected Financial Data                                               *

10.    Management's Discussion and Analysis of Financial
       Condition and Results of Operations                                   Management's Discussion and
                                                                             Analysis of Financial Condition and
                                                                             Results of Operations

11.    General Information as to Registrant                                  Summary; Management; Investment
                                                                             Policies and Policies with Respect
                                                                             to Certain Other Activities

12.    Policy With Respect to Certain Activities                             Summary; Investment Policies and
                                                                             Policies with Respect to Certain
                                                                             Other Activities; Certain
                                                                             Provisions of Maryland Law and of
                                                                             Our Articles and Bylaws

13.    Investment Policies of Registrant                                     Summary; Investment Policies and
                                                                             Policies with Respect to Certain
                                                                             Other Activities

14.    Description of Real Estate                                            Investment Policies and Policies
                                                                             with Respect to Certain Other
                                                                             Activities

15.    Operating Data                                                        Management's Discussion and Analysis
                                                                             of Financial Condition and Results
                                                                             of Operation

16.    Tax Treatment of Registrant and its Security Holders                  Summary; Risk Factors; Material
                                                                             United States Federal Income Tax
                                                                             Considerations

17.    Market Price of and Dividends on Registrant's Common
       Equity and Related Stockholder Matters                                Description of Common Stock

18.    Description of Registrant's Securities                                Summary; Risk Factors; Investment
                                                                             Policies and Policies with Respect
                                                                             to Certain Other Activities;
                                                                             Description of Capital Stock

19.    Legal Proceedings                                                     *

20.    Security Ownership of Certain Beneficial
       Owners and Management                                                 Management; Conflicts of Interest;
                                                                             Principal Stockholders

21.    Directors and Executive Officers                                      Management

22.    Executive Compensation                                                Management; Compensation and Fees;
                                                                             Conflicts of Interest

23.    Certain Relations and Related Transactions                            Management; Conflicts of Interest;
                                                                             Compensation and Fees

24.    Selection, Management and Custody of
       Registrant's Investment                                               Investment Policies and Policies
                                                                             with Respect to Certain Other
                                                                             Activities; Management; Compensation
                                                                             and Fees; Conflicts of Interest

25.    Policies With Respect to Certain Transactions                         Conflicts of Interest; Management

26.    Limitations of Liability                                              Risk Factors

27.    Financial Statements and Information                                  Reports of Independent Certified
                                                                             Public Accountants and Financial
                                                                             Statements

28.    Interests of Named Experts and Counsel                                *

29.    Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities                        Part II - Undertaking

----------
* Omitted since answers are negative or inapplicable.

                                                                NP DRAFT 8/27/03

                PROSPECTUS SUPPLEMENT NO 1. DATED ________, 2003
                  TO PROSPECTUS DATED ___________________, 2003

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  ------------

          This supplement is part of, and should be read in conjunction with, the prospectus dated ___________________, 2003. Capitalized terms used in this supplement have the same meaning as in the prospectus unless otherwise stated herein.

                                    BUSINESS

PROPERTY ACQUISITIONS

          We have acquired interests in the following apartment communities in accordance with our investment objectives. The aggregate purchase price for our interests was $____________. Our interests were acquired by borrowing an aggregate of approximately $_____________ under our line of credit with BCP Funding, LLC. If the minimum is raised, we will repay the amounts we have borrowed under this line of credit related to our interests in communities in ________________________, ______________, and our line-of-credit lender will release its lien on those interests, but not its liens on the balance of our interests in communities, which will only be released if we raise sufficient additional funds in this offering to repay the balance of the loan. Assuming we raise sufficient additional funds, we will repay the balance in one or more installments, as additional closings are held. In any case we must repay all amounts due under the line by May 31, 2004. Each time a portion of the outstanding balance of the loan is repaid, our line-of-credit lender will release its lien on our interests in the communities acquired with the proceeds of the repaid loan. The line of credit is non-recourse to the company, and there is no provision for cross-collateralization between communities which are no longer (or have not been) financed with the line of credit, and those that are still financed with it. If only the minimum is raised, and we cannot otherwise repay the balance of the loan, we will lose our interest in all but the _______________ communities.

          Some of the apartment communities we have acquired interests in are also encumbered by mezzanine debt from a third-party lender, which we will repay from the proceeds of this offering when we repay the line-of-credit loan related to those communities. All of the apartment communities we have acquired interests in are further encumbered by an aggregate of approximately $________________ of permanent mortgage debt, which will not be repaid from the proceeds of this offering.

          As to our apartment communities which are no longer (or have not been) financed with our current or any replacement line of credit, we do not currently intend to have mortgage debt on those communities in excess of 55% to 65% of their total asset value or total debt on those communities in excess of 73% of their total asset value.

          This supplement will be updated when we have identified additional communities for acquisition.

                     INFORMATION CONCERNING THE COMMUNITIES

    NAME         LOCATION   NUMBER                                                     MORTGAGE        PROPERTY           ANNUAL
     OF             OF        OF        MONTHLY       PURCHASE         PERMANENT       INTEREST       MANAGEMENT         PROPERTY
 COMMUNITY       PROPERTY    UNITS      RENTS(1)      PRICE(2)       MORTGAGE LOAN       RATE            AGENT         MONTHLY FEE
 ---------       --------   ------      --------      --------       -------------     --------       ----------       -----------
1. Alderwood     Lynnwood     188    $   752 - 1BR  $ 12,977,016       $9,210,000        4.67%       Pinnacle Realty      3.5% of
                (Seattle),           $   863 - 2BR                 Berkshire Mortgage              Management Company   Gross Income
                Washington                                             Company(3)

2. Ridgegate       Kent       153    $   742 - 1BR  $ 10,619,505       $7,420,000        4.67%       Pinnacle Realty      3.5% of
                (Seattle),           $   887 - 2BR                 Berkshire Mortgage              Management Company   Gross Income
                Washington           $ 1,026 - 3BR                     Company(4)

3. Ridgetop     Silverdale    221    $   720 - 1BR  $ 13,819,214       $9,690,000        4.67%       Pinnacle Realty      3.5% of
                (Seattle),           $   824 - 2BR                 Berkshire Mortgage              Management Company   Gross Income
                Washington           $   970 - 3BR                     Company(5)

4. Wellington   Silverdale    240    $   720 - 1BR  $ 16,262,145       $11,530,000       4.67%       Pinnacle Realty      3.5% of
                (Seattle),           $   890 - 2BR                 Berkshire Mortgage              Management Company   Gross Income
                Washington           $ 1,004 - 3BR                     Company(6)

----------
(1)  Exclusive of utilities, unless otherwise indicated.

(2) Including closing costs, permanent mortgage debt, mezzanine financing, where applicable, and borrowings on our line of credit. All mezzanine debt and borrowings on our credit line are expected to be repaid from the proceeds of this offering.

(3) The principal amount of the mortgage as of April 30, 2003 was $9,210,000, with a remaining term of 9 years. The original mortgage loan is for a 10-year term with five years at interest only. Beginning in January 2008 we can fix the interest rate for the remaining 5 years at 170 basis points over the interest rate on a five-year Treasury Bill.

(4) The principal amount of the mortgage as of April 30, 2003 was $7,420,000, with a remaining term of 9 years. The original mortgage loan is for a 10-year term with five years at interest only. Beginning in January 2008 we can fix the interest rate for the remaining 5 years at 170 basis points over the interest rate on a five-year Treasury Bill.

(5) The principal amount of the mortgage as of April 30, 2003 was $9,690,000, with a remaining term of 9 years. The original mortgage loan is for a 10-year term with five years at interest only. Beginning in January 2008 we can fix the interest rate for the remaining 5 years at 170 basis points over the interest rate on a five-year Treasury Bill.

(6) The principal amount of the mortgage as of April 30, 2003 was $11,530,000, with a remaining term of 9 years. The original mortgage loan is for a 10-year term with five years at interest only. Beginning in January 2008 we can fix the interest rate for the remaining 5 years at 170 basis points over the interest rate on a five-year Treasury Bill.

SEATTLE, WASHINGTON, COMMUNITIES

          We own interests in four apartment communities in Seattle, Washington
- Alderwood, Ridgegate, Ridgetop and Wellington. To acquire these interests, we borrowed approximately $9,300,000 under our line of credit with BCP Funding, LLC. In addition, the Seattle communities are encumbered with approximately $8,100,653 of mezzanine debt at June 30, 2003. We will repay the outstanding portion of our line of credit attributable to these communities and the mezzanine debt on the communities, which must be repaid in order to bring our investment in these communities within our leverage limits, from the proceeds of this offering. The outstanding mortgage indebtedness on the Seattle communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

ALDERWOOD PARK APARTMENTS

          Alderwood Park Apartments is an existing multifamily apartment complex consisting of 188 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, indoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed, outdoor basketball and child's playground. There are 84 one-bedroom units and 104 two-bedroom units. The apartment units have a weighted average size of 762 square feet. The community was constructed in 1982.

          We acquired an interest in Alderwood Park Apartments by acquiring a limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a member interest in BC GFS LLC which, through a wholly-owned subsidiary, owns legal fee simple title to the communities. The general partner interest in BCMR Seattle, A Limited Partnership, continues to be owned by BCMR, Inc., which is an affiliate of the Advisor. BCMR Special, Inc. which is an affiliate of the Advisor, acts as investor manager of BC GFS LLC for the purpose of exercising certain consent rights. At or prior to the initial closing of this offering, we plan to organize a wholly-owned subsidiary to assume ownership of the member interest in BC GFS LLC and eliminate the role of BCMR Special, Inc.

          The managing member interest in BC GFS LLC continues to be owned by our joint venture partner GFS Equity Management LLC, which is entitled participate in cash distributions of the venture after we have received a preferred return. We will receive a 12% preferred return and 50% of all remaining income from operations. Sale proceeds will first be distributed to us to the extent we have not received our 12% preferred return from operations and then to pay any unpaid asset management fees. Any remaining sale proceeds will be distributed to us until we achieve a 16% preferred return and then we will receive 75% of all remaining sale proceeds. We believe that this arrangement enables us to maintain continuity in the management of the community with an appropriate incentive to encourage performance by our joint venture partner. We can remove our joint venture partner without cause at anytime. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

          The purchase price was $12,410,000 plus $567,016 in customary closing costs. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowings on our credit line.

          The property management agent is Pinnacle Realty Management Company, which is affiliated with our joint venture partner. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

          The following chart details the anticipated renovations which will take place at the property and will be paid for through escrowed funds:

                        PROJECT                     ESTIMATED COST
          --------------------------------------------------------
          Appliances                                 $    5,000.00
          Balconies and Landings                     $   40,000.00
          Bathroom Fans                              $  100,000.00
          Carpets                                    $    5,000.00
          Carport Fascia Trim                        $   20,000.00
          Clubhouse Remodel                          $   35,000.00
          Electrical/Lighting                        $    5,000.00
          Landscape Irrigation and Drainage          $    7,500.00
          Landscape/Tree Pruning/Entry               $   40,000.00
          Pool Re-Plaster/Furniture                  $   17,500.00
          Re-Stripe/Pressure Wash Parking Lot        $    5,000.00
          Sidewalks (ADA)                            $   15,000.00
          Trash Compactor                            $   40,000.00
          --------------------------------------------------------
          Sub-Total                                  $  335,000.00
          Construction Management Fee (5%)           $   16,750.00
          --------------------------------------------------------
          TOTAL                                      $  351,750.00
          --------------------------------------------------------

          All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                               YEAR END DECEMBER 31,
          1998           1999             2000          2001         2002
          ----           ----             ----          ----         ----
     Not Available   Not Available        97%            94%          92%

          As of April 30, 2003, the property's occupancy rate was 86%.

          The average effective annual rental per unit for each of the last five years is as follows:

         1998           1999            2000          2001           2002
         ----           ----            ----          ----           ----
     $ 8,694/unit    $ 8,231/unit   $ 8,219/unit   $ 8,310/unit   $ 7,685/unit

          In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. It is management's belief that, as the local real estate market strengthens, the annual rental per unit will increase.

          The community is located in Lynnwood, Washington, an area which has historically had a high median income (currently $59,823) and low residential vacancy rates (averaging 7.3% in 2002).

     - The Alderwood Park Apartments are located on 36th Avenue West, adjacent to the Alderwood Mall. The neighborhood is a mixture of newer multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. One block south of the property is a new senior citizen assisted living development. This development is part of a senior housing campus consisting of townhouses and apartments which are still under construction. Along 36th Avenue are several apartment complexes which are targeting households similar to those attracted to Alderwood Park Apartments. Five of these properties are considered to be comparable properties.

     - On 36th Avenue, directly across from Alderwood Park Apartments, is Alderwood Heights Apartments. Constructed in 1986, this 272-unit property is similar to Alderwood Park Apartments in terms of both unit mix and unit size. About one mile north of Alderwood Park Apartments is Countrywalk Apartments, consisting of 228 apartments that were constructed in 1988. Directly across from Countrywalk Apartments is Orchard Ridge Apartments, a 104-unit community that was constructed in 1989. About one-half mile west of Countrywalk Apartments and Orchard Ridge Apartments is Canyon Springs Apartments, consisting of 254 units that were constructed in 1991. Further north on 36th Avenue, about two miles from Alderwood Park Apartments, is the Renaissance Apartments, a 361-unit gated community with a mixture of one-, two- and three-bedroom apartments that were constructed in 1988. All of these properties have similar amenities to those found at Alderwood Park Apartments and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

RIDGEGATE APARTMENTS

          Ridgegate Apartments is an existing multifamily apartment complex consisting of 153 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 62 one-bedroom units, 60 two-bedroom units and 31 three-bedroom units. The apartment units have a weighted average size of 891 square feet. This community was constructed in 1990.

          We acquired an interest in Ridgegate Apartments by acquiring a limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a member interest in BC GFS LLC which, through a wholly-owned subsidiary, owns legal fee simple title to the communities. The general partner interest in BCMR Seattle, A Limited Partnership, continues to be owned by BCMR, Inc., which is an affiliate of the Advisor. BCMR Special, Inc., which is an affiliate of the Advisor, acts as investor manager of BC GFS LLC for the purpose of exercising certain consent rights. At or prior to the initial closing of this offering, we plan to organize a wholly-owned subsidiary to assume ownership of the member interest in BC GFS LLC and eliminate the role of BCMR Special, Inc.

          The managing member interest in BC GFS LLC continues to be owned by our joint venture partner GFS Equity Management LLC, which is entitled participate in cash distributions of the venture after we have received a preferred return. We will receive a 12% preferred return and 50% of all remaining income from operations. Sale proceeds will first be distributed to us to the extent we have not received our 12% preferred return from operations and then to pay any unpaid asset management fees. Any remaining sale proceeds will be distributed to us until we achieve a 16% preferred return and then we will receive 75% of all remaining sale proceeds. We believe that this arrangement enables us to maintain continuity in the management of the community with an appropriate incentive to encourage performance by our joint venture partner. We can remove our joint venture partner without cause at anytime. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

          The purchase price was $10,086,750 plus $532,755 in customary closing costs. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowings on our credit line.

          The property management agent is Pinnacle Realty Management Company, which is affiliated with our joint venture partner. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

          The following chart details the anticipated renovations which will take place at the property and will be paid for through escrowed funds:

                        PROJECT                     ESTIMATED COST
          --------------------------------------------------------
          Appliances                                 $   5,000.00
          Balconies and Landings                     $  60,000.00
          Carpets                                    $   5,000.00
          Clubhouse Remodel                          $  35,000.00
          Electrical/Lighting                        $   5,000.00
          Elevated Walkways                          $  10,000.00
          Landscape/Irrigation                       $  10,000.00
          Pool Re-Plaster/Furniture                  $  17,500.00
          Pressure Wash Decks/Landings/Carports      $   2,500.00
          Seal Coat and Re-Stripe Lot/Curbs          $  20,000.00
          Sidewalks (ADA)                            $   5,000.00
          Spa Repair                                 $   1,500.00
          -------------------------------------------------------
          Sub-Total                                  $ 176,500.00
          Construction Management Fee (5%)           $   8,825.00
          -------------------------------------------------------
          TOTAL                                      $ 185,325.00
          -------------------------------------------------------

          All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                              YEAR END DECEMBER 31,

          1998           1999             2000          2001         2002
          ----           ----             ----          ----         ----
     Not Available   Not Available        95%            94%          96%

          As of April 30, 2003, the property's occupancy rate was 96%.

          The average effective annual rental per unit for each of the last five years is as follows:

         1998            1999           2000           2001           2002
         ----            ----           ----           ----           ----
     $ 8,370/unit    $ 8,936/unit   $ 8,401/unit   $ 8,743/unit   $ 8,668/unit

          The community is located in Kent, Washington, an area which has historically had high median income (currently $52,009) and low residential vacancy rates (averaging 7.3% in 2002).

     - Along SE 248th St. are several apartment properties targeting households similar to those that have been attracted to Ridgegate Apartments. Directly to the west of Ridgegate Apartments is a newer single-family subdivision with homes starting in the low $200,000 range. To the northwest and southwest, there are numerous new and older single-family home subdivisions. The nearest competitor to Ridgegate Apartments is Forest Park Apartments. This development is located to the south of the property but separated by a small park and it is comprised of 92 units. Forest Park Apartments is also managed by Pinnacle Realty Management Company and was constructed in 1991. Its amenities are slightly inferior to those at Ridgegate Apartments as a result of its smaller size, but its unit mix and rent rates are comparable.

     - One block north of Ridgegate Apartments is Wilson Apartments, an 82-unit gated community constructed in 2001. This development has similar unit sizes, mix and rent rates but has slightly inferior recreational amenities when compared to Ridgegate Apartments.

     - Approximately two miles to the west of Ridgegate Apartments on highway 516 is Signature Pointe Apartments. Signature Pointe Apartments is comprised of 624 units and is also managed by Pinnacle Realty Management Company. Constructed in 1989, Signature Pointe Apartments has a similar unit mix and unit sizes compared to Ridgegate Apartments. It also has slightly superior amenities compared to those offered at Ridgegate Apartments.

RIDGETOP APARTMENTS

          Ridgetop Apartments is an existing multifamily apartment complex consisting of 221 units located in suburban Seattle, Washington. The community consists of 24 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor/outdoor spa, indoor swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court, indoor/outdoor basketball court and child's playground. There are 78 one-bedroom units, 95 two-bedroom units and 48 three-bedroom units. The apartment units have a weighted average size of 871 square feet. The community was constructed in 1989.

          We acquired an interest in Ridgetop Apartments by acquiring a limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a member interest in BC GFS LLC which, through a wholly-owned subsidiary, owns legal fee simple title to the communities. The general partner interest in BCMR Seattle, A Limited Partnership, continues to be owned by BCMR, Inc., which is an affiliate of the Advisor. BCMR Special, Inc., which is an affiliate of the Advisor, acts as investor manager of BC GFS LLC for the purpose of exercising certain consent rights. At or prior to the initial closing of this offering, we plan to organize a wholly-owned subsidiary to assume ownership of the member interest in BC GFS LLC and eliminate the role of BCMR Special, Inc.

          The managing member interest in BC GFS LLC continues to be owned by our joint venture partner GFS Equity Management LLC, which is entitled participate in cash distributions of the venture after we have received a preferred return. We will receive a 12% preferred return and 50% of all remaining income from operations. Sale proceeds will first be distributed to us to the extent we have not received our 12% preferred return from operations and then to pay any unpaid asset management fees. Any remaining sale proceeds will be distributed to us until we achieve a 16% preferred return and then we will receive 75% of all remaining sale proceeds. We believe that this arrangement enables us to maintain continuity in the management of the community with an appropriate incentive to encourage performance by our joint venture partner. We can remove our joint venture partner without cause at anytime. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

          The purchase price was $13,234,250 plus $584,964 in customary closing costs. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowings on our credit line.

          The property management agent is Pinnacle Realty Management Company, which is affiliated with our joint venture partner. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

          The following chart details the anticipated renovations which will take place at the property and will be paid for through escrowed funds:

                        PROJECT                     ESTIMATED COST
          --------------------------------------------------------
          Appliances                                 $   5,000.00
          Balconies and Landings                     $  20,000.00
          Carpets                                    $   5,000.00
          Clubhouse Remodel                          $  25,000.00
          Electrical/Lighting                        $   5,000.00
          Fire/Safety Compliance                     $  18,000.00
          Landscape Irrigation and Drainage          $  20,000.00
          Pool Re-Plaster/Furniture/Equipment        $  18,000.00
          Seal and Re-Stripe Parking Lot             $  16,000.00
          Sidewalks (ADA)                            $   5,000.00
          Trash Compactor                            $  40,000.00
          -------------------------------------------------------
          Sub-Total                                  $ 177,000.00
          Construction Management Fee (5%)           $   8,850.00
          -------------------------------------------------------
          TOTAL                                      $ 185,850.00
          -------------------------------------------------------

          All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                              YEAR END DECEMBER 31,

          1998           1999             2000          2001         2002
          ----           ----             ----          ----         ----
     Not Available   Not Available        96%            97%          97%

          As of April 30, 2003, the occupancy rate was 95%.

          The average effective annual rental per unit for each of the last five years is as follows:

         1998           1999            2000           2001          2002
         ----           ----            ----           ----          ----
     $ 6,776/unit    $ 7,766/unit   $ 7,511/unit   $ 7,833/unit   $ 8,514/unit

          The community is located in Silverdale, Washington, an area which has historically had high median income (currently $47,818) and low residential vacancy rates (averaging 2.4% in 2002).

     - Ridgetop Apartments is located about a mile and one-half from State Highway 3, the primary north-south route serving Kitsap County. The neighborhood is a mixture of newer multifamily developments, neighborhood retail, service stations, public schools and single-family subdivisions. Many of the single-family home subdivisions in the neighborhood were developed in the last ten years and sales prices average between $150,000 and $175,000.

     - Five apartment properties located in the Silverdale area were selected as comparable properties. Outlook Apartments, situated less than a mile north of the Ridegtop Apartments, consists of 210 units. Constructed in 1991, Outlook Apartments offers similar amenities to those provided at Ridgetop Apartments.

     - Ridgetop Apartments' sister property, Wellington Apartments, is located approximately two miles to the southwest, across from the Kitsap Mall. Wellington Apartments, constructed in 1989, is a 240-unit property in a residential area with large multifamily developments and single-family tract home subdivisions. Wellington Apartments has a similar apartment mix, range in unit size, and comparable amenities to those offered at Ridegtop Apartments.

     - Also located in the Ridgetop Apartments area is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Ridgetop Apartments.

     - Santa Fe Ridge Apartments is located only about two blocks north of the Ridgetop Apartments. Santa Fe Ridge Apartments, which was constructed in 1992, is comprised of 240 units of similar size and unit mix to that of Ridgetop Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Ridgetop Apartments.

     - Olympic Village Apartments, with 340 units, is located in Bremerton, less than three miles southeast of Ridgetop Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Ridgetop Apartments.

WELLINGTON APARTMENTS

          Wellington Apartments is an existing multifamily apartment complex consisting of 240 units located in suburban Seattle, Washington. The community consists of 16 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, outdoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court, indoor/outdoor basketball court and playground. There are 132 one-bedroom units and 108 two-bedroom units. The apartment units have a weighted average size of 948 square feet. The community was constructed in 1988.

          We acquired an interest in Alderwood Park by acquiring a limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a member interest in BC GFS LLC which, through a wholly-owned subsidiary, owns legal fee simple title to the communities. The general partner interest in BCMR Seattle, A Limited Partnership, continues to be owned by BCMR, Inc., which is an affiliate of the Advisor. BCMR Special, Inc., which is an affiliate of the Advisor, acts as investor manager of BC GFS LLC for the purpose of exercising certain consent rights. At or prior to the initial closing of this offering, we plan to organize a wholly-owned subsidiary to assume ownership of the member interest in BC GFS LLC and eliminate the role of BCMR Special, Inc.

          The managing member interest in BC GFS LLC continues to be owned by our joint venture partner GFS Equity Management LLC, which is entitled participate in cash distributions of the venture after we have received a preferred return. We will receive a 12% preferred return and 50% of all remaining income from operations. Sale proceeds will first be distributed to us to the extent we have not received our 12% preferred return from operations and then to pay any unpaid asset management fees. Any remaining sale proceeds will be distributed to us until we achieve a 16% preferred return and then we will receive 75% of all remaining sale proceeds. We believe that this arrangement enables us to maintain continuity in the management of the community with an appropriate incentive to encourage performance by our joint venture partner. We can remove our joint venture partner without cause at anytime. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

          The purchase price was $15,635,000 plus $627,145 in customary closing costs. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowings on our credit line.

          The property management agent is Pinnacle Realty Management Company, which is affiliated with our joint venture partner. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

          The following chart details the anticipated renovations which will take place at the property and will be paid for through escrowed funds:

                        PROJECT                     ESTIMATED COST
          --------------------------------------------------------
          Appliances                                 $   5,000.00
          Balconies and Landings                     $  60,000.00
          Carpets                                    $   5,000.00
          Clubhouse Remodel                          $  30,000.00
          Electrical/Lighting                        $  10,000.00
          Fire Safety Compliance                     $  17,000.00
          Landscape Irrigation and Drainage          $  40,000.00
          Pool Re-Plaster/Furniture                  $  18,000.00
          Seal Coat and Re-Stripe Lot/Curbs          $  30,000.00
          Sidewalks (ADA)                            $   5,000.00
          Windows                                    $ 100,000.00
          -------------------------------------------------------
          Sub-Total                                  $ 320,000.00
          Construction Management Fee (5%)           $  16,000.00
          -------------------------------------------------------
          TOTAL                                      $ 336,000.00
          -------------------------------------------------------

          All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                              YEAR END DECEMBER 31,

          1998           1999             2000          2001         2002
          ----           ----             ----          ----         ----
     Not Available   Not Available        95%            96%          97%

          As of April 30, 2003, the property's occupancy rate was 95%.

          The average effective annual rental per unit for each of the last five years is as follows:

         1998           1999            2000           2001          2002
         ----           ----            ----           ----          ----
     $ 7,210/unit    $ 7,907/unit   $ 7,642/unit   $ 8,080/unit   $ 8,649/unit

          The community is located in Silverdale, Washington, an area which has historically had high median income (currently $47,818) and low residential vacancy rates (averaging 2.4% in 2002).

     - Wellington Apartments is located across from and just west of the Kitsap Mall. The area is comprised of numerous neighborhood retail centers that are typically developed adjacent to regional malls, service businesses and agencies, restaurants, healthcare services, apartments and single-family subdivisions. Many of the single-family subdivisions in the neighborhood were developed in the last ten years and sales prices average between $150,000 and $175,000.

     - Five apartment properties located in the Silverdale area were selected for purposes of comparison. Outlook Apartments, situated about one and a half miles northeast of Wellington Apartments, consists of 210-units. Constructed in 1991, Outlook Apartments offers similar amenities to those provided at Wellington Apartments.

     - Wellington Apartments' sister property, Ridgetop Apartments, is located approximately two miles northeast along Ridgetop Boulevard and less than a mile from the Harrison Silverdale Healthcare Campus. Ridgetop Apartments, which was constructed in 1989, is a 221-unit property located in a residential area with large multifamily developments and single-family tract home subdivisions. Ridgetop Apartments has a similar apartment mix, range in unit size and comparable amenities to those offered at Wellington Apartments.

     - Also located close to Ridgetop Apartments is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Wellington Apartments.

     - Santa Fe Ridge Apartments is located northeast of Wellington Apartments and is only about two blocks from Ridgetop Apartments. Santa Fe Ridge Apartments, which was built in 1992, is comprised of 240 units of similar size and unit mix to that of Wellington Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Wellington Apartments.

     - Olympic Village Apartments, with 340 units, is located approximately three miles southeast of Wellington Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Wellington Apartments.

          The following are consolidated audited income statements for all four Seattle communities for the fiscal year ended December 31, 2002, and unaudited financial information for the three-month period ended March 31, 2003.

          Only one year of audited financial information is presented for the communities because the unaffiliated seller did not provide information sufficient to conduct an audit of earlier years. A detailed market analysis was completed in order to obtain additional material information to assess the communities' financial viability. The survey concluded that the current rents and occupancy levels are comparable with the rents charged and occupancy levels in similar properties in the market area. The study did note a prevalence of rent incentives which were typically one month's free rent. The communities typically offer one month free rent for new tenants and this is reflected in the current financial information. In addition, the core unit expense in 2002 is comparable with the operating expenses of similarly situated communities in the Seattle area.

          The Advisor is unaware of any material factors relating to the communities that would cause the reported financial information not to be necessarily indicative of future operating results.

                     COMBINED STATEMENT OF GROSS INCOME AND
                          DIRECT OPERATING EXPENSES AND
                          INDEPENDENT AUDITORS' REPORT

                ALDERWOOD PARK APARTMENTS, RIDGEGATE APARTMENTS,
                 RIDGETOP APARTMENTS, AND WELLINGTON APARTMENTS

                                "THE COMMUNITIES"

                                DECEMBER 31, 2002

                                 The Communities

                                TABLE OF CONTENTS

                                                                       PAGE
INDEPENDENT AUDITORS' REPORT                                             19

FINANCIAL STATEMENTS

      COMBINED STATEMENT OF GROSS INCOME AND
          DIRECT OPERATING EXPENSES                                      20

      NOTES TO COMBINED STATEMENT OF GROSS
          INCOME AND DIRECT OPERATING EXPENSES                           21

SUPPLEMENTAL INFORMATION

      COMBINING SCHEDULE OF GROSS INCOME AND DIRECT
          OPERATING EXPENSES BY COMMUNITY FOR THE YEAR
          ENDED DECEMBER 31, 2002                                        24

        Reznick Fedder & Silverman               5607 Glenridge Drive, Suite 500
    Certified Public Accountants -               Atlanta, GA 30342-4998
        A Professional Corporation               404-847-9447 Phone
                                                 404-847-9495 Fax
                                                 www.rfs.com

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

          We have audited the accompanying Combined Statement of Gross Income and Direct Operating Expenses of The Communities as of and for the year ended December 31, 2002. This Combined Statement of Gross Income and Direct Operating Expenses is the responsibility of the management of The Communities. Our responsibility is to express an opinion on the Combined Statement of Gross Income and Direct Operating Expenses based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Income and Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Income and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying Combined Statement of Gross Income and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of The Communities revenues and expenses.

          In our opinion, the Combined Statement of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the gross income and direct operating expenses of The Communities for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

          Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Income and Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Income and Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Income and Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Income and Direct Operating Expenses.

                                             /s/ Reznick Fedder & Silverman
Atlanta, Georgia
July 2, 2003

                ATLANTA  -  BALTIMORE  -  BETHESDA  -  CHARLOTTE

                                 The Communities

                       COMBINED STATEMENT OF GROSS INCOME
                          AND DIRECT OPERATING EXPENSES

                          Year ended December 31, 2002

Revenue
       Rents                                                   $   6,762,559
       Less:
           Vacancies                                                (326,853)
           Casualty loss                                             (13,973)
       Miscellaneous other income
           Utility reimbursement                                     303,546
           Late fees, deposit forfeitures, etc.                      259,505
           Nonrefundable move-in fees                                116,995
           Parking                                                    52,807
                                                               -------------
                                                                   7,154,586
                                                               -------------

Expenses
       Payroll                                                       690,841
       Utilities                                                     598,235
       Repairs and maintenance                                       575,218
       Taxes                                                         473,004
       Management fees                                               288,542
       Advertising                                                   104,923
       Administrative                                                 94,986
       Insurance                                                      92,279
                                                               -------------
                                                                   2,918,028
                                                               -------------
Net operating income                                           $   4,236,558
                                                               =============

    See notes to combined statement of gross income and direct operating expenses.

                                 The Communities

                       NOTES TO COMBINED STATEMENT OF
                   GROSS INCOME AND DIRECT OPERATING EXPENSES

                                December 31, 2002

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined statement of gross income and direct operating expenses consists of 4 market rate apartment complexes: a 188 unit apartment complex in Lynwood, Washington known as Alderwood Park Apartments, a 153 unit apartment complex in Kent, Washington known as Ridgegate Apartments, a 221 unit apartment complex in Silverdale, Washington known as Ridgetop Apartments, and a 240 unit apartment complex in Silverdale, Washington known as Wellington Apartments (herein referred to as "The Communities").

Prior to December 16, 2002, The Communities were wholly owned subsidiaries of Equity Residential, a Maryland real estate investment trust. On December 16, 2002, The Communities were purchased by BC - GFS, LLC, a Delaware Limited Liability Company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of The Communities.

The accompanying combined statement of gross income and direct operating expenses was prepared in order present the combined statement of gross income and direct operating expenses of The Communities in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing the Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

A summary of significant accounting policies follows.

PRINCIPLES OF ACCOUNTING

The combined statement of gross income and direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of The Communities.

PRINCIPLES OF COMBINATION

The accompanying combined statement of gross income and direct operating expenses includes the accounts of The Communities. No intercompany transactions were eliminated in the combination.

USE OF ESTIMATES

The preparation of the combined statement of gross income and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

INCOME TAXES

No provision or benefit for income taxes has been included in the combined statement of gross income and direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each community individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

                                 The Communities

       COMBINING SCHEDULE OF GROSS INCOME AND DIRECT OPERATING EXPENSES BY
                                    COMMUNITY

                          Year ended December 31, 2002

                                               ALDERWOOD PARK      RIDGEGATE        RIDGETOP        WELLINGTON
                                                 APARTMENTS       APARTMENTS       APARTMENTS        APARTMENTS         TOTAL
                                               --------------    -------------    -------------    -------------    -------------
Revenue
     Rents                                      $   1,518,630    $   1,324,955    $   1,858,436    $   2,060,538    $   6,762,559
     Less:
         Vacancies                                   (134,069)         (57,807)         (58,815)         (76,162)        (326,853)
         Casualty loss                                (12,504)          (1,469)               -                -          (13,973)
     Miscellaneous other income
         Utility reimbursement                         73,211           58,726           84,504           87,055          303,546
         Late fees, deposit forfeitures, etc.          76,381           49,264           65,577           68,283          259,505
         Nonrefundable move-in fees                    28,690           14,285           33,846           40,174          116,995
         Parking                                            -           17,948                -           34,859           52,807
                                                -------------    -------------    -------------    -------------    -------------
                                                    1,550,339        1,405,952        1,983,548        2,214,747        7,154,586
                                                -------------    -------------    -------------    -------------    -------------

Expenses
     Payroll                                          170,351          167,062          178,385          175,043          690,841
     Utilities                                        119,068          124,084          180,117          174,966          598,235
     Repairs and maintenance                          147,567          130,162          144,197          153,292          575,218
     Taxes                                            102,083          100,304          126,773          143,844          473,004
     Management fees                                   65,020           56,258           78,849           88,415          288,542
     Advertising                                       28,615           32,825           24,837           18,646          104,923
     Administrative                                    24,835           19,479           23,543           27,129           94,986
     Insurance                                         21,637           17,611           25,421           27,610           92,279
                                                -------------    -------------    -------------    -------------    -------------
                                                      679,176          647,785          782,122          808,945        2,918,028
                                                -------------    -------------    -------------    -------------    -------------
Net income                                      $     871,163    $     758,167    $   1,201,426    $   1,405,802    $   4,236,558
                                                =============    =============    =============    =============    =============

                        See independent auditors' report.

     The following are unaudited Pro Forma Consolidated Financial Information for the communities.

Statement of Gross Income and Direct Operating Expenses For the
Four and One Half Months Ended 5/15/2003

                                                                                                  TOTAL        REIT        TOTAL
                                               WELLINGTON   RIDGETOP   ALDERWOOD    RIDGEGATE   PORTFOLIO   ADJUSTMENTS  PORTFOLIO
                                               ----------   --------   ---------    ---------   ---------   -----------  ---------
Revenue
    Rents                                       $899,932    $803,626  $ 716,311     $600,467   $ 3,020,336               $3,020,336
    Less:
          Vacancies                              (51,067)    (64,949)  (106,903)     (20,301)     (243,220)                (243,220)
          Casualty loss                          (72,300)    (73,784)  (114,779)     (67,329)     (328,192)                (328,192)
    Miscellaneous other income
          Utility reimbursement                   22,889      18,874     13,184       20,048        74,995                   74,995
          Late fees, deposit forfeitures, etc.    20,540       9,374      6,779       15,386        52,079                   52,079
          Nonrefundable move-in fees              10,591       5,541      5,621        2,988        24,741                   24,741
          Parking                                  7,884           -          -        5,425        13,309                   13,309
                                                --------    --------  ---------     --------   -----------               ----------
Total Income                                     838,469     698,682    520,213      556,684     2,614,048                2,614,048
                                                --------    --------  ---------     --------   -----------               ----------
Expenses
    Payroll                                       85,237      87,292     59,895       58,725       291,149                  291,149
    Utilities                                     59,684      64,279     34,840       40,577       199,380                  199,380
    Repairs and Maintenance                       71,945      63,088     46,109       54,333       235,475                  235,475
    Taxes                                         40,371      42,571     34,864       30,953       148,759                  148,759
    Management fees                               30,215      25,494     19,455       20,054        95,218                   95,218
    Advertising                                   10,102      19,432     18,721        8,484        56,739                   56,739
    Administrative                                 8,521      11,253     13,228       11,445        44,447                   44,447
                                                --------    --------  ---------     --------   -----------               ----------
                                                 306,075     313,409    227,112      224,571     1,071,167                1,071,167
                                                --------    --------  ---------     --------   -----------               ----------
          Net operating income                  $532,394    $385,273  $ 293,101     $332,113   $ 1,542,881               $1,542,881
                                                ========    ========  =========     ========   ===========               ==========
    Interest Expense                             278,204     233,973    222,505      179,053       913,735   (250,887)      662,848
                                                --------    --------  ---------     --------   -----------               ----------
Net Cash Flow from Operations                   $254,190    $151,300  $  70,596     $153,060   $   629,146               $  880,033
                                                ========    ========  =========     ========   ===========               ==========

REIT Expenses
          Accounting, Audit & Tax               $ 65,000
          Distribution Expense                     1,614
          Director's Salaries                     54,000
          Board Meeting Related Costs             12,000
          Legal & Insurance                       75,000
          Advisory Fee                           218,436    Includes deferral of    $ 88,671
                                                --------                            --------
          Total REIT Expenses                   $426,050                                                                    426,050
                                                ========                                                                 ----------
          REIT Net Cash Flow                                                                                             $  453,983
                                                                                                                         ==========
                                                            Stockholder Equity                 $20,177,036
                                                                                               ===========

----------------

This Pro Forma Statement of Gross Income and Direct Operating Expenses of the Communities for the four and one half months ended May 15, 2003 is presented in conjunction with the anticipated operating expenses of the Company and a pro forma adjustment to reflect the statement as if it were under the ownership structure of the Company since currently the Communities have mezzanine debt that will be repaid from the proceeds of the offering.

This Pro Forma Statement has been prepared with unaudited information and should be viewed as such. It is our belief that while unaudited this presentation fairly presents the operating results of the Communities for the period covered. For a more complete presentation of the Gross Income and Direct Operating Expenses of the Communities please refer to the audited information for the year ended December 31, 2002 presented in this supplement.

                                                               BALANCE SHEETS

                                                                  REIT         UPON INITIAL
                                              AS OF 5/15/03    ADJUSTMENTS   CLOSING OF REIT
                                              -------------    -----------   ---------------
     Assets
Investment in RE Partnerships                    $8,626,937    $ 8,120,003      $16,746,940
Cash                                                 96,556        105,214          201,770
Acquisition fees & expenses                         602,488        103,708          706,196
Organizational costs                                      -        100,885          100,885
                                                 ----------    -----------      -----------
     Total Assets                                $9,325,981    $ 8,429,810      $17,755,791
                                                 ==========    ===========      ===========

     Liabilities & Stockholders Equity

Liabilities
Notes Payable                                    $9,325,981    $(9,325,981)     $         -

Stockholders Equity                                       -     20,177,036       20,177,036
Offering costs                                            -     (2,421,245)      (2,421,245)
                                                 ----------    -----------      -----------
     Total Liabilities & Stockholders Equity     $9,325,981    $ 8,429,810      $ 17,755,791
                                                 ==========    ===========      ===========

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS DATED ___________________, 2003

PROSPECTUS

                       2,000,000 SHARES (Minimum Offering)
                      21,000,000 SHARES (Maximum Offering)

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  COMMON STOCK

                       ----------------------------------

          This is Boston Capital Real Estate Investment Trust, Inc.'s, initial public offering. We are selling up to 21,000,000 shares of our common stock. We are a real estate investment trust that invests in residential multifamily apartment communities.

          Up to 20,000,000 shares are being offered on a best-efforts basis at $10 per share to investors who meet our suitability standards. You must purchase at least 100 shares for $1,000. Up to an additional 1,000,000 shares are being offered to be issued pursuant to our dividend reinvestment plan at $10 per share. Currently, no public market exists for our common stock, and there are no assurances that any market for our shares will develop. This offering will end no later than ____________, 2005. The dealer-manager, Boston Capital Services, Inc., is our affiliate.

          INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE ____ OF THIS PROSPECTUS. SOME RISKS
INCLUDE:

          - We will rely on Boston Capital REIT Advisors, LLC, our Advisor and an affiliate of our company, to select properties and conduct our operations. Boston Capital REIT Advisors, LLC, has no previous experience operating a REIT.

          - The Advisor will rely on third-party property managers for leasing, maintenance and other day-to-day management of our apartment communities. If these managers are unable to operate our communities successfully, our financial condition could be adversely affected.

          - We have a $60,000,000 line of credit which we have used in connection with the acquisition of the apartment communities described in the supplement that accompanies this prospectus. If the minimum is raised, we will repay the amounts we borrowed under this line of credit related to certain of our communities, and our line-of-credit lender will release its lien on those properties. Our line-of-credit lender's liens on the balance of our communities will only be released if we raise sufficient additional funds in this offering to repay the balance of the amounts borrowed under the line of credit. If we do not raise sufficient funds, we will lose our interest in the communities still subject to the liens of our line-of-credit lender.

          - Our apartment communities are subject to permanent mortgage loans, which are described in the supplement that accompanies this prospectus. These loans will not be repaid from the proceeds of this offering and, accordingly, our communities will continue to be subject to the liens of those lenders.

          - If this offering continues after our current line of credit has been repaid, we will acquire interests in additional communities, which you will not have the opportunity to evaluate.

          - The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $200,000,000. If only the minimum is raised, we will retain our interests only in those apartment communities on which our line-of-credit lender has released its liens in connection with the closing of the minimum offering. Limited diversification will increase the potential adverse effect on us of an underperforming property.

          - We could become too highly leveraged, although we do not currently intend to have mortgage debt on communities that are no longer (or have not been) financed with our current or any replacement line of credit in excess of 55% to 65% of their total net asset value or total debt on those communities in excess of 73% of their total net asset value. If we are unable to meet our debt service obligations, we may lose our investment in any communities that secure indebtedness on which there has been a default.

          - There is no public trading market for our shares, and we cannot assure you that one will ever develop. If the shares are not listed on a national securities exchange or national securities market by _________, 2013, we will sell our assets and distribute the proceeds if stockholders holding a majority of our shares vote to authorize us to do so.

          - We will pay selling commissions to broker-dealers of seven percent and a dealer-manager fee for reimbursement of marketing expenses of two and one-half percent out of the offering proceeds raised. We will pay an additional approximately six and one-half percent of the offering proceeds in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in communities as a result of such payments, which may inhibit our efforts to achieve our investment objectives. We will invest approximately eighty-three percent of the offering proceeds in apartment communities.

          - The Advisor may face various conflicts of interest resulting from its activities with affiliated entities.

                       ----------------------------------

                                                                  MINIMUM           MAXIMUM
                                                PER SHARE          TOTAL            TOTAL(1)
Public offering price                      $         10.00   $    20,000,000   $   210,000,000
Selling commissions and fees               $           .95   $     1,900,000   $    19,950,000
Proceeds, before expenses, to Company      $          9.05   $    18,100,000   $   190,050,000

----------
(1) The dealer-manager also may elect to sell on a best-efforts basis up to an additional 10,000,000 shares at $10 per share during the term of this offering to cover oversubscriptions. In that event, we will offer up to an additional 500,000 shares to be issued pursuant to our dividend reinvestment plan at $10 per share.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          No one may make forecasts or predictions in connection with this offering concerning the future performance of an investment in the shares.

                         ------------------------------

                          Boston Capital Services, Inc.

                         ------------------------------

            The date of this prospectus is____________________, 2003.

                                TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                                                                                6

PROSPECTUS SUMMARY                                                                                                              11

RISK FACTORS                                                                                                                    18

   RISKS RELATED TO OUR PROPERTIES AND OUR BUSINESS                                                                             18
      ADVERSE ECONOMIC CONDITIONS AND COMPETITION MAY IMPEDE OUR ABILITY TO RENEW LEASES OR RE-LEASE UNITS AS LEASES EXPIRE
      AND REQUIRE US TO UNDERTAKE UNBUDGETED CAPITAL IMPROVEMENTS, WHICH COULD HARM OUR BUSINESS AND OPERATING RESULTS          18
      BORROWING CREATES RISKS                                                                                                   18
      OUR FINANCIAL COVENANTS MAY RESTRICT OUR OPERATING ACTIVITIES, WHICH MAY HARM OUR FINANCIAL CONDITION AND
      OPERATING RESULTS                                                                                                         19
      OUR WORKING CAPITAL RESERVES MAY NOT BE ADEQUATE TO COVER ALL OF OUR CASH NEEDS, IN WHICH CASE WE WILL HAVE TO OBTAIN
      FINANCING FROM OTHER SOURCES                                                                                              19
      THE ADVISOR MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE ADDITIONAL ACQUISITIONS THAT MEET OUR CRITERIA                  19
      WE FACE COMPETITION FOR THE ACQUISITION OF APARTMENT PROPERTIES, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE
      ACQUISITIONS OR MAY INCREASE THE COST OF ACQUISITIONS                                                                     19
      RISING OPERATING EXPENSES COULD REDUCE OUR CASH FLOW AND FUNDS AVAILABLE FOR FUTURE DISTRIBUTIONS                         20
      DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS                             20
      WE MAY FACE CONFLICTS WITH SELLERS, PARTNERS AND JOINT VENTURERS                                                          20
      THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED                                                                              21
   RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE                                                                              21
      OUR ORGANIZATIONAL DOCUMENTS CONTAIN PROVISIONS WHICH MAY DISCOURAGE A TAKEOVER OF OUR COMPANY AND DEPRESS
      OUR STOCK PRICE                                                                                                           21
      OUR BUSINESS WILL BE HARMED IF WE CANNOT ENGAGE AND RETAIN THE SERVICES OF REPUTABLE AND RELIABLE MANAGERS
      FOR OUR PROPERTIES                                                                                                        22
      OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS ARE LIMITED               22
      THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL                                                 23
      MORTGAGE DEBT OBLIGATIONS EXPOSE US TO INCREASED RISK OF LOSS OF PROPERTY, WHICH COULD HARM OUR FINANCIAL CONDITION       23
      ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE CHANGES IN THE
      PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION                                                            23
      IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE LIMITS, WE COULD
      LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS                                                                             23
      YOUR INTEREST IN OUR COMPANY MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES                                                 24
   RISKS RELATED TO THIS OFFERING                                                                                               24
      WE HAVE LIMITED OPERATING HISTORY                                                                                         24
      IF WE DO NOT RAISE SUFFICIENT FUNDS TO REPAY THE AMOUNTS WE BORROWED TO ACQUIRE OUR INTERESTS IN OUR COMMUNITIES, OUR
      LENDER WILL TAKE SOME OF THOSE INTERESTS                                                                                  24
      YOU CANNOT EVALUATE ALL OF THE PROPERTIES WE MAY OWN                                                                      24
      THE PERFORMANCE OF OUR PROPERTIES DURING THE PERIOD BEFORE OUR INITIAL LINE MUST BE REPAID MAY NOT MEET OUR
      EXPECTATIONS                                                                                                              24
      LIMITED DIVERSIFICATION INCREASES RISK OF INVESTMENT                                                                      25
      OUR MANAGEMENT AND THAT OF THE ADVISOR HAVE LITTLE EXPERIENCE INVESTING IN MARKET-RATE APARTMENT COMMUNITIES AND NO
      EXPERIENCE OPERATING A REIT                                                                                               25
      WE ARE DEPENDENT ON THE ADVISOR AND THE PROPERTY MANAGERS                                                                 25
      STOCKHOLDERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT PROMPTLY AT A REASONABLE PRICE                                 25
      YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO OUR SHARE REDEMPTION PROGRAM                              25
      AN INDEPENDENT UNDERWRITER WILL NOT MAKE AN INDEPENDENT INVESTIGATION OF OUR COMPANY                                      26

      PAYMENT OF FEES TO THE ADVISOR AND ITS AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION              26
      CONFLICTS OF INTEREST RISKS                                                                                               26
   TAX AND EMPLOYEE BENEFIT PLAN RISKS                                                                                          27
      YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS                                                                      27
      IF WE FAIL TO REMAIN QUALIFIED AS A REIT, OUR DISTRIBUTIONS WILL NOT BE DEDUCTIBLE BY US, AND OUR INCOME WILL BE
      SUBJECT TO TAXATION, REDUCING OUR EARNINGS AVAILABLE FOR DISTRIBUTION                                                     27
      EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES                                                                  27
      AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN                                     27

INVESTOR SUITABILITY STANDARDS                                                                                                  29

ESTIMATED USE OF PROCEEDS                                                                                                       30

DIVIDEND POLICY                                                                                                                 31

BUSINESS AND PROPERTIES                                                                                                         31

   OVERVIEW                                                                                                                     31
   PROPERTIES                                                                                                                   32
   PROPERTY SELECTION PROCESS                                                                                                   32
   PROPERTY MANAGEMENT                                                                                                          33
   PROPERTY DEVELOPMENT AND CONSTRUCTION                                                                                        35
   JOINT VENTURE INVESTMENTS                                                                                                    36
   COMPETITION                                                                                                                  36
   OFFICES                                                                                                                      36
   LINE OF CREDIT                                                                                                               36
   MORTGAGE INDEBTEDNESS                                                                                                        37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                           38

   LIQUIDITY                                                                                                                    38
   CAPITAL RESOURCES                                                                                                            38
   RESULTS OF OPERATIONS                                                                                                        39

MANAGEMENT                                                                                                                      40

   GENERAL                                                                                                                      40
   DIRECTORS AND EXECUTIVE OFFICERS                                                                                             40
   INDEPENDENT DIRECTORS                                                                                                        43
   COMMITTEES OF THE BOARD OF DIRECTORS                                                                                         43
   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS                                                                             43
   EQUITY INCENTIVE PLAN                                                                                                        44
   INDEMNIFICATION                                                                                                              45
   THE ADVISOR AND THE ADVISORY SERVICES AGREEMENT                                                                              46
   OTHER AFFILIATED COMPANIES                                                                                                   49
   MANAGEMENT DECISIONS                                                                                                         49

COMPENSATION AND FEES                                                                                                           49

CONFLICTS OF INTEREST                                                                                                           52

   PRIOR AND FUTURE PROGRAMS                                                                                                    52
   COMPETITION TO ACQUIRE PROPERTIES                                                                                            52
   SALES OF PROPERTIES                                                                                                          53
   COMPETITION FOR MANAGEMENT TIME                                                                                              53
   COMPENSATION OF THE ADVISOR                                                                                                  53
   RELATIONSHIP WITH DEALER-MANAGER                                                                                             53
   JOINT VENTURES WITH AFFILIATES OF THE ADVISOR                                                                                54

   LEGAL REPRESENTATION                                                                                                         54
   CERTAIN CONFLICT RESOLUTION PROCEDURES                                                                                       54
   CONFLICT PROVISIONS OF MARYLAND LAW                                                                                          55

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES                                                       56

   INVESTMENTS IN REAL ESTATE                                                                                                   56
   BORROWING POLICIES                                                                                                           57
   DISPOSITIONS                                                                                                                 58
   EQUITY CAPITAL POLICIES                                                                                                      58
   REPORTING POLICIES                                                                                                           58

PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT                                                                                   58

   OVERVIEW                                                                                                                     58
   PRIVATE PLACEMENTS                                                                                                           60
   PUBLIC OFFERINGS                                                                                                             60

PRINCIPAL STOCKHOLDERS                                                                                                          61

DESCRIPTION OF CAPITAL STOCK                                                                                                    62

   GENERAL                                                                                                                      62
   AUTHORIZED STOCK                                                                                                             62
   COMMON STOCK                                                                                                                 62
   PREFERRED STOCK; OTHER EQUITY SECURITIES                                                                                     63
   RESTRICTIONS ON OWNERSHIP                                                                                                    63
   INSPECTION OF BOOKS AND RECORDS                                                                                              64
   RESTRICTION ON "ROLL-UP" TRANSACTIONS                                                                                        64
   CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES AND BYLAWS                                                            65

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                                                                        69

   GENERAL                                                                                                                      69
   TAXATION OF THE COMPANY                                                                                                      70
   TAXATION OF TAXABLE U.S. STOCKHOLDERS                                                                                        75
   TAXATION OF TAX-EXEMPT U.S. STOCKHOLDERS                                                                                     77
   TAXATION OF NON-U.S. STOCKHOLDERS                                                                                            78
   OTHER TAX CONSIDERATIONS                                                                                                     80

ERISA CONSIDERATIONS                                                                                                            80

   PLAN CONSIDERATIONS                                                                                                          80
   ANNUAL VALUATION                                                                                                             81

SUMMARY OF REINVESTMENT PLAN                                                                                                    82

SHARE REDEMPTION PROGRAM                                                                                                        83

SELLING AND ESCROW ARRANGEMENTS                                                                                                 84

   SELLING ARRANGEMENTS                                                                                                         84
   ESCROW ARRANGEMENTS                                                                                                          87
   MARKET FOR OUR STOCK                                                                                                         88

SUPPLEMENTAL SALES MATERIAL                                                                                                     88

EXPERTS                                                                                                                         88

LEGAL MATTERS                                                                                                                   88

WHERE YOU CAN FIND MORE INFORMATION                                                                                             89

INDEX TO FINANCIAL STATEMENTS                                                                                                  F-1

APPENDIX A:  REINVESTMENT PLAN                                                                                                 A-1

APPENDIX B:  SUBSCRIPTION AGREEMENT                                                                                            B-1

                       ----------------------------------

          You should rely only on the information contained in this prospectus. No dealer, salesman or any other person has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell these securities in any jurisdiction where that offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We will amend or supplement this prospectus, however, if there is a material change in our affairs.

                       ----------------------------------

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Some of the statements contained in "Prospectus Summary," "Risk Factors," "Dividend Policy," "Business and Properties," "Unaudited Pro Forma Income Statement Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Investment Policies and Policies with Respect to Certain Activities" and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases you can identify forward-looking statements by terms as such "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology.

          The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from expected results include changes in economic, business and competitive market conditions. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" beginning on page ___. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

                           QUESTIONS AND ANSWERS ABOUT
          BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST'S PUBLIC OFFERING

Q:        WHAT IS BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.?

A: We are a real estate investment trust, or a REIT, that was formed in 2003 to acquire a portfolio of residential multifamily apartment communities in the United States.

          As of the date of this prospectus, we have acquired interests in the communities described in the supplement that accompanies this prospectus. We have borrowed under our $60,000,000 line of credit in connection with the acquisition of interests in these communities, which we will repay from the proceeds of this offering.

Q:        WHAT IS A REIT?

A:        In general, a REIT is a company that:

          - combines the capital of many investors to acquire or provide financing for real estate,
          - offers benefits of a real estate portfolio under professional management,
          - must pay distributions to investors of at least 90% of its REIT taxable income, and
          - typically is not subject to federal corporate income taxes on its REIT taxable income distributed currently to stockholders, provided certain income tax requirements are satisfied, which substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

          The federal tax laws affecting REITs are subject to change. In the event of any change, we would analyze its effects on our company and its stockholders in order to determine whether to continue as a REIT or to reorganize as a different type of entity. Any reorganization would require the approval of stockholders holding a majority of our shares.

Q:        WHAT TYPES OF PROPERTIES DO YOU INVEST IN?

A: We seek to acquire interests in residential apartment communities in the United States, typically multifamily garden apartments and select mid-rise properties of 150 or more rental units that are located in suburban or metropolitan areas. Currently, we own interests in the communities described in the supplement that accompanies this prospectus.

Q:        WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 20,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 1,000,000 shares of common stock to investors who want to participate in our dividend reinvestment plan.

Q:        HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. No shares will be sold unless at least 2,000,000 shares are sold, however.

          If you choose to purchase stock in this offering, you will fill out a subscription agreement, like the one attached to this prospectus as Appendix B, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with Wainwright Bank & Trust Co. Wainwright Bank & Trust Co. will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as the

          2,000,000-share minimum is achieved. The interest will be paid to the subscriber even if the minimum is not reached. An initial closing will be held within 15 days after the minimum is achieved.

          After the initial closing, we will admit stockholders to our company as soon as reasonably possible following receipt of their subscriptions, so those funds will not accrue interest.

Q:        HOW LONG WILL THE OFFERING LAST?

A:        This offering will not last beyond ________________________, 2005.

Q:        HOW WAS THE OFFERING PRICE OF THE SHARES DETERMINED?

A: The price of the shares was established at $10 per share based on a review of the per-share price of our competitors' offerings and to give investors an easily divisible number from which they can calculate the yield on their investment, and does not necessarily reflect the value of the communities to be purchased by us.

Q:        WHO CAN BUY SHARES?

A: Anyone who receives this prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Investor Suitability Standards" section of this prospectus.

Q:        IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A:        Yes. Generally the minimum purchase is 100 shares for $1,000.
          Thereafter, you may purchase additional shares in 10-share ($100) increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description in the "Investor Suitability Standards" section of this prospectus.

Q:        AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY
          MONEY?

A: Once you have subscribed for shares and we have deposited the subscription price with Wainwright Bank & Trust Co., your subscription is irrevocable.

Q:        IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or national securities market. In fact, we expect that there will not be any public trading market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you probably will not be able to do so promptly or at a price equal to or greater than the offering price.

          We may list the shares on a national securities exchange or national securities market within eight to ten years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity, and the listed shares may trade at a market discount. If we have not listed the shares on a national securities exchange or national securities market by _____________, 2013, and if stockholders then holding a majority of our shares authorize us to do so, we will sell our properties and return the proceeds from the liquidation to our stockholders through distributions.

          If we list the shares for trading on a national securities exchange or market, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:        WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: We anticipate that approximately eighty-three percent of the proceeds raised will be invested in apartment communities. We will pay selling commissions to broker-dealers of seven percent and a dealer-manager fee for reimbursement of marketing expenses of two and one-half percent out of the proceeds raised. We will pay an additional approximately six and one-half percent of the proceeds to affiliates for their services and as reimbursement of offering- and acquisition-related expenses incurred on our behalf. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share, with approximately $8.30 per share invested in apartment communities.

Q:        HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: We have hired Boston Capital REIT Advisors, LLC, as our advisor. The advisor has the authority, subject to the approval of our directors, to make all of our company's investment decisions.

Q:        WHAT IS THE EXPERIENCE OF THE COMPANY'S ADVISOR AND ITS MANAGEMENT?

A: Our advisor, under the supervision of our directors, will select properties and conduct our operations. It will retain experienced third-party managers to manage our properties. Our management team and that of our advisor have extensive previous experience managing investments in limited partnerships which own direct or indirect interests in apartment complexes financed and/or operated with one or more forms of government subsidy. While our management has somewhat limited collective experience managing market-rate properties, the officers of the advisor do have significant experience managing market-rate properties. See the "Management - Directors and Executive Officers" section of this prospectus for a more detailed description of the background and experience of each of our directors and officers.

Q:        IS THE ADVISOR INDEPENDENT OF THE COMPANY?

A: No. Some of our directors and all of our officers are officers of the advisor. The conflicts of interest our company and the advisor face are discussed in the "Conflicts of Interest" section of this prospectus.

Q:        IF I BUY SHARES, WILL I RECEIVE DIVIDENDS AND, IF SO, HOW OFTEN?

A: We intend to pay quarterly cash dividends to our stockholders. The board of directors determines the amount of dividends. The amount will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year. We intend to acquire interests in properties that are projected to provide stockholders with at least a 6% annual return on their $10 per share investment.

Q:        ARE DIVIDENDS I RECEIVE TAXABLE?

A: Yes. Generally, dividends that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your dividends will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the company is liquidated. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:        WHEN WILL I GET MY TAX INFORMATION?

A: Your Form 1099 tax information will be mailed by January 31 of each year.

Q: DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DIVIDENDS IN ADDITIONAL SHARES?

A: Yes. We have adopted a reinvestment plan in which participating investors can reinvest their dividends in additional shares. For information on how to participate in our reinvestment plan, see the section of this prospectus entitled "Summary of Reinvestment Plan."

                       Who Can Help Answer Your Questions?

       If you have more questions about the offering or if you would like additional copies of this prospectus, you should
                   contact your registered representative or:

                          Boston Capital Services, Inc.
                                One Boston Place
                                Boston, MA 02108
                                 (617) 624-8900

                               PROSPECTUS SUMMARY

          THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS."

                       ----------------------------------

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

OVERVIEW

          We are a newly-formed Maryland corporation. Assuming the sale of at least 2,000,000 shares in this offering, we will operate as a real estate investment trust, or REIT. Our objective is to generate stable and increasing cash flow and asset value by managing a portfolio of multifamily apartment communities in the United States. There is no assurance we will meet our objective. To date, we have acquired interests in the apartment communities described in the supplement that accompanies this prospectus. Our interest in each apartment community (or, where appropriate, each related group of communities) is owned by a special purpose limited partnership or limited liability company. We, in turn, own interests in each of these special-purpose owner companies. The communities themselves are owned by limited partnerships or other entities in which our special-purpose owner companies have a limited partnership or other equity interest and in which the sellers of the communities retain an economic interest. You can read the "Business" section of this prospectus for a general description of the types of communities we invest in and our selection process.

          We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We have entered into an initial $60,000,000 loan agreement with our affiliate BCP Funding, LLC, to be used to acquire interests in communities. This line of credit is non-recourse to the company and is secured by our interests in the communities acquired with the proceeds of the loan. We will repay a portion of our outstanding indebtedness under this line from the proceeds of this offering at an initial closing following completion of the minimum offering of 2,000,000 shares, and our line-of-credit lender will release its lien on our interests in the communities acquired with the proceeds of the repaid loan. The balance of our outstanding borrowings under this line will be repaid as and when additional shares are sold, and must in any case be repaid by May 31, 2004. If sufficient additional shares are not sold, and the balance of our outstanding indebtedness under this line is not repaid, we will lose our interests in the communities still subject to the liens of our line-of-credit lender. The communities that we have acquired interests in to date are also encumbered by permanent mortgage indebtedness which will not be repaid from the proceeds of this offering. Please read the supplement that accompanies this prospectus for a description of the apartment communities we own, our borrowings under our line of credit, the permanent mortgage financing on our communities and other information related to the communities.

          After the borrowings under our initial line have been repaid, we will pursue one or both of two alternatives, depending upon which we determine to be more beneficial to our stockholders from time to time. One, our board of directors may determine to reborrow, either from BCP Funding, LLC, or under one or more new lines of credit that we may establish with one or more unaffiliated lenders, to purchase interests in additional communities as suitable communities are found, and to repay those borrowings as sufficient funds are raised from the sale of additional shares. Our board of directors may determine to repeat this reborrowing and repayment process until the maximum of 20,000,000 shares has been sold or this offering terminates. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board, either after the initial line has been repaid or at some subsequent point during the offering period, may determine to buy additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of the mortgage indebtedness on our communities that are no longer (or have not been) financed with our current or any replacement line of credit will not exceed 55% to 65% of the total net asset value of those communities and that our total indebtedness on those communities will not exceed 73% of the total net asset value of those communities. We will supplement or amend this prospectus from time to time as necessary to describe the procedures we will follow after the repayment of the initial line.

          We maintain our principal office c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406. Our telephone number is (617) 624-8900.

OUR ADVISOR

          Our advisor is Boston Capital REIT Advisors, LLC, an affiliate of our company, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Boston Capital REIT Advisors, LLC, as the Advisor in this prospectus.

OUR MANAGEMENT

          Our board of directors must approve each acquisition proposed by the Advisor, as well as certain other matters set forth in our articles of incorporation. We have five members on our board of directors. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders.

                                  RISK FACTORS

          You should carefully consider the matters discussed in the section "Risk Factors" beginning on page ____ prior to deciding whether to invest in our common stock. Some of these risks include:

          - You must rely on the Advisor, which, together with our board of directors, has responsibility for the management of our business and the selection of our apartment communities. The officers and directors of the Advisor, as well as our management, have previous experience investing in apartment communities but no previous experience operating a REIT, which could adversely affect our business.

          - The Advisor will rely on third-party property managers for leasing, maintenance and other day-to-day management of our communities. If these managers are unable to operate our communities successfully, our financial condition could be adversely affected.

          - We have a $60,000,000 line of credit which we have used in connection with the acquisition of the apartment communities described in the supplement that accompanies this prospectus. If the minimum is raised, we will repay the amounts we borrowed under this line of credit related to certain of our communities as described in the supplement, and our line-of-credit lender will release its lien on those properties. Our line-of-credit lender's liens on the balance of our communities will only be released if we raise sufficient additional funds in this offering to repay the balance of the loan. If we do not raise sufficient funds in this offering to repay the balance of our line-of-credit loan, we will lose our interest in the communities still subject to the liens of our line-of-credit lender.

          - Our apartment communities are subject to permanent mortgage loans, which are described in the supplement that accompanies this prospectus. These loans will not be repaid from the proceeds of this offering and, accordingly, our communities will continue to be subject to the liens of those lenders.

          - If this offering continues after our current line of credit has been repaid, we will acquire interests in additional communities, which you will not have the opportunity to evaluate.

          - The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $200,000,000. If only the minimum is raised, we will retain our interests only in those apartment communities on which our line-of-credit lender has released its liens in connection with the closing of the minimum offering. Limited diversification will increase the potential adverse effect on us of an underperforming property.

          - We could become too highly leveraged, although we currently do not intend to have mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit equal to more than 55% to 65% of the total net asset value of those communities or total debt on those communities equal to more than 73% of the total net asset value of those communities. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

          - If we are unable to meet our debt service obligations, we may lose our investment in any communities that secure indebtedness on which we have defaulted.

          - There is no public trading market for our shares, and we cannot assure you that one will ever develop. Until our shares are publicly traded, you will have a difficult time selling your shares, and your shares may be subject to a market discount.

          - If we do not obtain listing of our shares on a national securities exchange or national securities market by _______________, 2013, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our stockholders if stockholders holding a majority of our shares vote to authorize us to do so.

          - We will pay selling commissions to broker-dealers of seven percent and a dealer-manager fee for reimbursement of marketing expenses of two and one-half percent out of the offering proceeds raised. We will pay an additional approximately six and one-half percent of the offering proceeds in fees and expenses to affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to invest in communities will be decreased as a result of such payments, which may inhibit our ability to meet our investment objectives. We will invest approximately eighty-three percent of the offering proceeds in apartment communities.

          - If the communities we own do not yield the returns we expect, we will have less income with which to pay dividends.

          - Adverse economic conditions and competition may impede our ability to renew leases or re-lease apartment units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

          - Our board of directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders' equity interests and the ability to change the compensation of the Advisor and to employ and compensate affiliates. Our board of directors can take such actions solely on its own authority and without stockholder approval.

          - Our charter documents contain several anti-takeover provisions and a requirement that, with some exceptions, no person may actually or constructively own more than 9.8% of our capital stock, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our shares or otherwise benefit our stockholders.

          - If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution.

          - The Advisor may face various conflicts of interest resulting from its activities with affiliated entities.

                            OUR INVESTMENT OBJECTIVES

          Our policy is to acquire assets primarily for current income generation. In general, our investment objectives are:

          - To provide quarterly cash dividends equal to at least 6% annually on a $10 per share investment, as well as to provide growth in dividends over time.

               - There is no assurance that any dividend will be paid. Rising operating expenses could reduce our cash flow and funds available for future distribution.

          - To increase our value through increases in the cash flows and values of our apartment communities.

               - The performance of our properties may not meet our expectations. Adverse economic conditions and competition may impede our ability to renew leases, which could affect our operating results.

          - To achieve long-term capital appreciation, and preserve and protect the value of our interest in our communities.

               - There is no assurance of capital appreciation. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price.

                           PROPERTY SELECTION PROCESS

          In selecting specific apartment communities, the Advisor applies the following minimum standards:

          - The apartment community is in what the Advisor considers to be a quality market area within locations that provide stability and upside potential.

          - The apartment community is projected to provide stockholders with at least a 6% annual distribution on their $10 per share investment, after all operating and other expenses of the property and the related expenses of our company, based on the Advisor's analysis.

          - We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% of our total net assets, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired.

          - For communities acquired before the initial closing, the communities have at least 18 months of stable operations and audited financial information for a recently-ended 12-month period; following the initial closing, at least 90% of the communities will meet this standard.

                 RESTRICTIONS ON OWNERSHIP OF OUR CAPITAL STOCK

          Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, and to address other concerns relating to concentration of capital stock ownership, our charter documents generally prohibit any stockholder from actually or constructively owning more than 9.8% of the outstanding shares of our capital stock.

          Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as REIT.

                                 OUR TAX STATUS

          We will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our manner of operation will enable our company to meet the requirements for taxation as a REIT for federal income tax purposes. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.

                              CONFLICTS OF INTEREST

          We have retained the Advisor to provide us with acquisition, advisory and administrative services. All of the executive officers of the Advisor are also officers or directors of our company. Some of our officers and directors, who are also officers of the Advisor, may experience conflicts of interest in their management of our company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of management time and services between us and various other entities, (ii) the timing and terms of an investment in or sale of a community, (iii) compensation to the Advisor, (iv) our relationship with the Dealer-Manager, Boston Capital Services, Inc., which is our affiliate and an affiliate of the Advisor, and (v) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and that neither we nor the stockholders will have separate counsel. The Advisor and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with and by us regardless of the success of your investment.

          The following chart shows our relationship to the various affiliated entities participating in this offering:

                  ---------------------------------------------
                           BOSTON CAPITAL CORPORATION
                                (General Partner)
                  ---------------------------------------------
                                        |
                                        | .01%
                                        |
        ----------------------------------------------------------------
                 BOSTON CAPITAL HOLDINGS LIMITED PARTNERSHIP(1)
        ----------------------------------------------------------------
            |                                                   |
            |  66 2/3%                                          | 100%
            |                                                   |
-----------------------------------                -----------------------------
   BOSTON CAPITAL SERVICES, INC.                       BOSTON CAPITAL REIT
          (Dealer-Manager)                               ADVISORS, LLC
                                                            (Advisor)
-----------------------------------                -----------------------------
                                                                |
                                                                | Advisory
                                                                | Agreement
                                                                |
-----------------------            ---------------------------------------------
                          Loan
 BCP FUNDING, LLC(1)    Agreement     BOSTON CAPITAL REAL ESTATE INVESTMENT
       (Lender)                                   TRUST, INC.
-----------------------            ---------------------------------------------
                                        |          |           |           |
                                   ---------  ----------- ---------- -----------
                                   Special      Special     Special    Special
                                   Purpose      Purpose     Purpose    Purpose
                                   Entity       Entity      Entity     Entity
                                   ---------  ----------- ---------- -----------

--------------
(1) Boston Capital Companion Limited Partnership, an affiliate of Boston Capital Holdings Limited Partnership, owns 100% of BCP Funding, LLC, our current lender. Boston Capital Companion Limited Partnership also owns 20,000 shares of our common stock, which it purchased for $10 per share.

                              COMPENSATION AND FEES

          The Advisor and its affiliates will receive compensation and fees for services relating to this offering and the management of our affairs. The most significant items of compensation are included in the following table:

                                                                                                     ESTIMATED
          TYPE OF COMPENSATION                           METHOD OF COMPENSATION                   MAXIMUM AMOUNT
----------------------------------------  --------------------------------------------------   ---------------------
                                                   OFFERING STAGE

Selling Commissions                        7.0% of gross offering proceeds                       $    14,000,000

Dealer-Manager Fee                         2.5% of gross offering proceeds                       $     5,000,000

Offering Expenses                          3.0% of gross offering proceeds                       $     6,000,000

                                          ACQUISITION AND DEVELOPMENT STAGE

Acquisition Fees                           3.0% of gross offering proceeds                       $     6,000,000

Acquisition Expenses                       0.5% of gross offering proceeds                       $     1,000,000

                                                  OPERATIONAL STAGE

Asset Management Fee                       Monthly, 1/12th of 0.75% of the total amount                N/A
                                           invested in communities (exclusive of acquisition
                                           fees and acquisition expenses) plus the total
                                           outstanding principal amounts of mortgages on the
                                           communities

Subordinated Disposition Fee               3.0% of contract price for communities sold after           N/A
                                           investors receive a return of capital plus a 6.0%
                                           return on capital

Subordinated Share of Net Sale             15.0% of remaining amounts of net sale proceeds             N/A
Proceeds (payable only if we are           after investors receive a return of capital plus
not listed on an exchange)                 a 6.0% return on capital


Subordinated Incentive Listing Fee         10.0% of the amount by which our adjusted                   N/A
(payable only if we are listed on          market value exceeds the aggregate capital
national securities exchange or            contributions contributed by investors
market)

          There are many additional conditions and restrictions on the amount of compensation the Advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that the Advisor may receive. For a more detailed explanation of these fees and expenses payable to the Advisor and its affiliates, please see the "Compensation and Fees" section of this prospectus.

                                  THE OFFERING

          We are offering up to 20,000,000 shares of our common stock at $10 per share to investors who meet our suitability standards. The shares are being offered on a best efforts basis, which means that no specified amount of capital will be raised. No shares will be sold, however, unless at least 2,000,000 shares are sold. We are also offering up to 1,000,000 shares to be issued pursuant to our dividend reinvestment plan at $10 per share. We will begin selling shares in this offering on the effective date of this prospectus, and this offering will terminate no later than ____________, 2005. We may terminate this offering at any time prior to that date. We will place initial monies raised in an escrow account until the $20,000,000 minimum is achieved. During that time, interest will be earned at savings account rates. The interest will be paid to the investor even if the minimum is not reached. An initial closing will be held within 15 days after the minimum is achieved. After the initial closing, we will admit stockholders to our company as soon as reasonably possible following receipt of their subscriptions.

                            ESTIMATED USE OF PROCEEDS

          We anticipate that at least 83% of the proceeds of this offering will be invested in real estate communities. We will use the remainder to pay selling commissions and dealer-manager fees, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

                                     LISTING

          We expect to seek listing of our shares on a national securities exchange or national securities market when, in the judgment of our management and our board of directors, our size and maturity make listing appropriate and desirable. In the event we do not obtain listing of our shares on a national securities exchange or national securities market by _____________, 2013, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.

                           DIVIDEND REINVESTMENT PLAN

          We have adopted a reinvestment plan which will allow participating stockholders to have the full amount of their dividends reinvested in additional shares that may be available. We have registered 1,000,000 shares of our common stock for this purpose. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash for your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon ten days notice to you. See the "Summary of Reinvestment Plan" section and the copy of the reinvestment plan accompanying this prospectus as Appendix A for specific information about the reinvestment plan.

                            SHARE REDEMPTION PROGRAM

          We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of $9.30 per share or the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to (i) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances or
(ii) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national exchange. (See "Share Redemption Program.")

                               STOCK CERTIFICATES

          Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

                                  RISK FACTORS

          AN INVESTMENT IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CONSIDER THE FOLLOWING RISKS IN ADDITION TO OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS BEFORE MAKING YOUR INVESTMENT DECISION.

                RISKS RELATED TO OUR PROPERTIES AND OUR BUSINESS

ADVERSE ECONOMIC CONDITIONS AND COMPETITION MAY IMPEDE OUR ABILITY TO RENEW LEASES OR RE-LEASE UNITS AS LEASES EXPIRE AND REQUIRE US TO UNDERTAKE UNBUDGETED CAPITAL IMPROVEMENTS, WHICH COULD HARM OUR BUSINESS AND OPERATING RESULTS.

          If our communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, our income and results of operations will be significantly harmed. An apartment community's revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as oversupply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). Certain significant fixed expenses are generally not reduced when circumstances cause a reduction in income from the investment.

          We will be dependent on rental income to pay operating expenses and to generate cash to enable us to make distributions to our stockholders. If we are unable to attract and retain residents or if our residents are unable, due to an adverse change in the economic condition of a particular region or otherwise, to pay their rental obligations, our ability to make expected distributions will be adversely affected.

          Also, we will face competition from other properties of the same type within the areas in which our apartment communities will be located. Competition from other properties may affect our ability to attract and retain residents, to increase rental rates and to minimize expenses of operation. Virtually all of the leases for our apartment communities will be short-term leases (generally, one year). Increased competition for residents may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert away cash that would otherwise be available for distributions to stockholders. Ultimately, to the extent we are unable to renew leases or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results.

BORROWING CREATES RISKS.

          We may borrow money to acquire interests in communities, to preserve our status as a REIT or for other corporate purposes. Our board of directors anticipates that we will obtain one or more lines of credit to provide financing for the acquisition of interests in communities to the extent we have not yet raised sufficient offering proceeds. We have entered into an initial $60,000,000 loan agreement with our affiliate, BCP Funding, LLC, which we have used to acquire interests in communities. We currently expect to repay all amounts borrowed under the line of credit from the proceeds of this offering. The line of credit is non-recourse to our company but is secured by the interests in communities that we acquired with amounts borrowed under the line. If we do not receive enough offering proceeds to repay the amounts due under this or any other line of credit, we will have to seek additional equity or debt financing or lose our interests in communities that secure any unpaid amounts due. In addition, our communities are encumbered by mortgage debt, and we expect any additional properties we acquire interests in to be similarly encumbered. Borrowing may be risky if the cash flow from our real estate investments is insufficient to meet our debt obligations. If we cannot meet our debt obligations on our secured loans, the lender could take the property, and we would lose both the asset and the income we were deriving from it. We do not currently intend to have mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit in excess of 55% to 65% of the total net asset value of those communities or to have total debt on those communities in excess of 73% of the total net asset value of those communities.

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OUR FINANCIAL COVENANTS MAY RESTRICT OUR OPERATING ACTIVITIES, WHICH MAY HARM
OUR FINANCIAL CONDITION AND OPERATING RESULTS.

          The mortgages on our communities contain and will contain customary negative covenants such as those that limit the owner's ability, without the prior consent of the lender, to further mortgage the applicable property or to discontinue insurance coverage. In addition, our line of credit contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, which we will have to maintain. Our ability to borrow under our line of credit is subject to compliance with these financial and other covenants. We may rely on borrowings under this or another line of credit to finance capital improvement projects and for working capital, and if we are unable to borrow under our line of credit or to refinance existing indebtedness our financial condition and results of operations would likely be adversely impacted. If we breach covenants in our debt agreements, the lender could declare a default and require us to repay the debt immediately and, if the debt is secured, could immediately take possession of the property securing the loan.

OUR WORKING CAPITAL RESERVES MAY NOT BE ADEQUATE TO COVER ALL OF OUR CASH NEEDS, IN WHICH CASE WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES.

          Our working capital reserves may not be adequate to cover all of our cash needs. In order to cover those needs, we may have to obtain financing from either affiliated or unaffiliated sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowings for working capital purposes will increase our interest expense, and therefore may have a negative impact on our results of operations.

THE ADVISOR MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE ADDITIONAL ACQUISITIONS THAT MEET OUR CRITERIA.

          If this offering continues after our current line of credit has been repaid, we will acquire interests in additional apartment communities. In addition, we may, in the future, determine to raise additional capital in order to acquire interests in additional communities. The Advisor will analyze potential acquisitions on our behalf on a property-by-property and market-by-market basis. The Advisor may not be successful in identifying additional suitable apartment communities that meet our acquisition criteria or consummating additional acquisitions on satisfactory terms. Except for the investments described in the supplement that accompanies this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of the Advisor and the oversight of our board of directors. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete, which could in turn harm our ability to achieve our investment objectives and to pay dividends.

WE FACE COMPETITION FOR THE ACQUISITION OF APARTMENT COMMUNITIES, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF ACQUISITIONS.

          We compete with many other entities engaged in real estate investment activities for acquisitions of apartment communities, including institutional pension funds, other REITs and other owner-operators of apartments. These competitors may have driven up the prices we have paid for the interests in apartment communities we have acquired, and they may drive up the prices we must pay for interests in apartment communities we seek to acquire or may succeed in acquiring those assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, the ability to use their listed shares and UPREIT structure as currency for acquisition, and enhanced operating efficiencies. If we pay higher prices for communities, our profitability will be reduced, and you may experience a lower return on your investment.

                                       19
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RISING OPERATING EXPENSES COULD REDUCE OUR CASH FLOW AND FUNDS AVAILABLE FOR
FUTURE DISTRIBUTIONS.

          Any communities we own interests in will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. We bear all expenses incurred in our operations. If any community is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expense, then we could be required to expend funds for that community's operating expenses. The communities will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. In addition, our board of directors, in its discretion, may retain any portion of cash funds generated by operations for working capital. We cannot assure you that sufficient cash will be available for distribution to you.

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS.

          While we have no present plans to do so, we may in the future invest in the acquisition of properties upon which we will develop and construct apartment communities. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with contract terms, plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give residents the right to terminate preconstruction leases for apartments at a newly developed apartment community. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as these can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

WE MAY FACE CONFLICTS WITH SELLERS, PARTNERS AND JOINT VENTURERS.

          We may acquire communities from sellers that we will retain as property managers and who typically will continue to own an equity or other economic interest in the communities as the general partner or managing member of the owner limited partnership or limited liability company. We will own substantially all the equity interests in the owner entities, with the right to remove the general partner or managing member without cause. While we have no present plans to do so, we may also enter into joint ventures with other programs affiliated with us for the acquisition, development or improvement of properties, and we may develop properties in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. These investments may involve risks not otherwise present with an investment in real estate, including, for example:

          - the possibility that our co-venturer or partner in an investment might become bankrupt;

          - that such co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

          - that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

          Actions by a co-venturer or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. Under certain joint venture agreements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you.

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          We may face certain additional risks and potential conflicts of interest in the event we enter into joint ventures. For example, the co-venturer may never have an active trading market for its equity interests. Therefore, if we become listed on a national securities exchange or national securities market, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a national securities exchange or national securities market by __________, 2013, our organizational documents provide for an orderly liquidation of our assets if stockholders holding a majority of our shares vote to authorize us to liquidate. In the event of our liquidation, any joint venture may be required to sell its properties at that time. Although the terms of any joint venture agreement could grant the co-venturer a right of first refusal to buy the properties held in the joint venture in the event of our liquidation, it is unlikely that the co-venturer would have sufficient funds to exercise the right of first refusal in these circumstances.

THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED.

          If our shares are not listed on a national securities exchange or national securities market by _________________, 2013, we will undertake, if stockholders owning a majority of our stock vote to authorize us to do so, to sell our assets and distribute the net sales proceeds to our stockholders, and we will thereafter engage only in activities related to our orderly liquidation. Neither the Advisor nor our board of directors may be able to control the timing of the sale of our interests in apartment communities due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of our interest in a community, we will realize the proceeds of the sale over a period of years.

                 RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

OUR ORGANIZATIONAL DOCUMENTS CONTAIN PROVISIONS WHICH MAY DISCOURAGE A TAKEOVER OF OUR COMPANY AND DEPRESS OUR STOCK PRICE.

          Our organizational documents contain provisions which may have an anti-takeover effect and inhibit a change in our management. These provisions include:

          (1) THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our articles prohibit any stockholder from owning actually or constructively more than 9.8% of the value or number of outstanding shares of our capital stock. Our board of directors may exempt a person from the 9.8% ownership limit if the board determines, in its sole discretion, that exceeding the 9.8% ownership limit as to any proposed transferee would not jeopardize our qualification as a REIT. This restriction may:

               - discourage a tender offer or other transactions or a change in management or control that might involve the payment of a premium price for our shares or otherwise be in the best interests of our stockholders; or

               - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

          (2) OUR ARTICLES PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our articles permit our board of directors to issue up to 50,000,000 shares of preferred stock, having those preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other

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

               transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

          (3) OUR ARTICLES AND BYLAWS CONTAIN OTHER POSSIBLE ANTI-TAKEOVER PROVISIONS. Our articles and bylaws contain other provisions which may have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management and, as a result, could prevent our stockholders from being paid a premium for their shares of common stock over the then-prevailing marketing prices. These provisions include advance notice requirements for stockholder proposals and the absence of cumulative voting rights.

          (4) MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between our company and an interested stockholder. An "interested stockholder" is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates that, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, our board approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder unless, among other things, the stockholders (other than the interested stockholder) receive a minimum price for their common stock and the consideration received by those stockholders is in cash or in the same form as previously paid by the interested stockholder for its common stock. These provisions of the business combination statute do not apply to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer. See "Description of Capital Stock -- Certain Provisions of Maryland Law and of Our Articles and Bylaws -- Business Combinations."

OUR BUSINESS WILL BE HARMED IF WE CANNOT ENGAGE AND RETAIN THE SERVICES OF REPUTABLE AND RELIABLE MANAGERS FOR OUR PROPERTIES.

          Neither we nor the Advisor will directly control the day-to-day management of our communities. The Advisor will retain third-party managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of the communities. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party managers that we do not control to operate the communities successfully. We intend to enter into property management agreements only with managers having substantial prior experience in the operation of apartment communities. While the communities that we currently own interests in have experienced property managers, there can be no assurance that we will be able to make similar arrangements in future transactions. If our managers are unable to operate the communities successfully, our financial condition could be adversely affected.

OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS ARE LIMITED.

          Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonable believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use in similar circumstances. Our articles, in the case of our directors and officers, require us to indemnify our directors and officers for actions taken by them in those capacities to the extent permitted by Maryland law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See "Management - Indemnification."

THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL.

          Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, without a vote of our stockholders, our board may (i) amend or revise our major policies, including our investment objectives, financing and distributions, (ii) change the Advisor's compensation, and employ and compensate affiliates, (iii) prevent the ownership transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of our stockholders, (iv) issue additional shares, which could dilute your ownership, and (v) list the shares on a national securities exchange or market. Any of these actions could reduce the value of our company.

MORTGAGE DEBT OBLIGATIONS EXPOSE US TO INCREASED RISK OF LOSS OF PROPERTY, WHICH COULD HARM OUR FINANCIAL CONDITION.

          We expect that all our apartment communities will be encumbered by permanent mortgage financing. Incurring mortgage debt on our communities increases our risk of loss because defaults on indebtedness secured by our apartment communities may result in foreclosure actions initiated by lenders and ultimately our loss of the community securing any loans which are in default. For tax purposes, a foreclosure of any of our communities would be treated as a sale of the community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeded our tax basis in the community, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. The loss of part or all of our investment in a community could also cause the value of our shares and the distributions payable to our stockholders to be reduced.

ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE CHANGES IN THE PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION.

          Because real estate investments are relatively illiquid, our ability to promptly sell one or more apartment communities in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any community for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a community.

          We may be required to expend funds to correct defects or to make improvements before a community can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In addition, the prohibition in the federal tax laws on REITs holding property for sale and related regulations may affect our ability to sell communities without adversely affecting distributions to stockholders.

IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE LIMITS, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS.

          Catastrophic losses, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our communities, we could lose both our invested capital and anticipated profits from that community.

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YOUR INTEREST IN OUR COMPANY MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES.

          Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, in the event that we (i) sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (ii) sell securities that are convertible into shares, (iii) issue shares in a private offering of securities to institutional investors,
(iv) issue shares of common stock upon the exercise of options granted to our independent directors or consultants and employees of our company, the Advisor and affiliates, or (v) issue shares to sellers of communities acquired by us, investors purchasing shares in this offering may experience dilution of their equity investment in our company.

                         RISKS RELATED TO THIS OFFERING

WE HAVE LIMITED OPERATING HISTORY.

          Prior to May 2, 2003, the date our operations commenced, we had no previous performance history. To date, we have acquired interests in the apartment communities described in the supplement that accompanies this prospectus. You cannot be sure how we will be operated, whether we will pursue the objectives described in this prospectus or how we will perform financially.

IF WE DO NOT RAISE SUFFICIENT FUNDS TO REPAY THE AMOUNTS WE BORROWED TO ACQUIRE OUR INTERESTS IN OUR COMMUNITIES, OUR LENDER WILL TAKE SOME OF THOSE INTERESTS.

          We have a $60,000,000 line of credit with our affiliate, BCP Funding, LLC, which we have drawn against to acquire interests in the apartment communities described in the supplement that accompanies this prospectus. This loan is secured by our interests in those communities. If the minimum is raised, we will repay the amounts we borrowed related to certain of our apartment communities, and the lender will release its lien on our interests in those properties. The lender's liens on the balance of the interests we currently own will only be released if we raise sufficient additional funds to repay the balance of the loan, which must in any case be repaid by May 31, 2004. If only the minimum is raised, and we cannot otherwise repay the balance of the loan, we will lose our interests in all the communities still subject to the liens of our line-of-credit lender.

YOU CANNOT EVALUATE ALL OF THE PROPERTIES WE MAY OWN.

          Currently, we own interests in the apartment communities described in the supplement that accompanies this prospectus. If we continue to raise funds after we have raised amounts sufficient to repay all our outstanding indebtedness under our initial loan agreement, we will acquire interests in additional apartment communities which the Advisor has not identified and which you will not have the opportunity to evaluate. You must rely on the ability of the Advisor to find suitable additional investments. We cannot guarantee that the Advisor will be able to find additional investments meeting our investment objectives or that any investment we have made or will make will generate income for stockholders or increase in value over time. In addition, our board of directors may approve additional future equity offerings or obtain additional financing, the proceeds of which may be invested in additional communities. Therefore, you will not have an opportunity to evaluate all of the communities that will be in our portfolio.

THE PERFORMANCE OF OUR PROPERTIES DURING THE PERIOD BEFORE OUR INITIAL LINE MUST BE REPAID MAY NOT MEET OUR EXPECTATIONS.

          We have made borrowings, on a non-recourse basis, under our $60,000,000 line of credit with our affiliate BCP Funding, LLC, to acquire interests in the apartment communities described in the supplement that accompanies this prospectus and which we will repay, with interest at the rate of 9.5% per year, from the proceeds of this offering. We will pay additional interest on the loans to the extent of available income from our communities, but not from the proceeds of this offering. The proceeds of this offering will also be used to repay any mezzanine debt on the communities and to pay acquisition fees and expenses, our organizational expenses and the expenses of this offering. We have assumed that the net income from our communities will be sufficient to cover the 9.5% interest that we must pay to BCP Funding, LLC, and the interest payable to mezzanine lenders. If our net income is less than we anticipate, the amount of working capital that we will have available to invest in our communities after the

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

repayment of the loan will be reduced, which could harm our ability to achieve our investment objectives and to pay dividends.

LIMITED DIVERSIFICATION INCREASES RISK OF INVESTMENT.

          The number of communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $200,000,000. If the minimum of $20,000,000 is raised, we will own only the interests in the apartment communities described in the supplement on which our line-of-credit lender has released its liens. With limited diversity, an apartment community with poor operating results can have a greater negative effect on our operations as a whole.

OUR MANAGEMENT AND THAT OF THE ADVISOR HAVE LITTLE EXPERIENCE INVESTING IN MARKET-RATE APARTMENT COMMUNITIES AND NO EXPERIENCE OPERATING A REIT.

          Although our management and that of the Advisor have extensive experience in investing in apartment communities, as we describe in the section "Prior Performance of Affiliates of Management," substantially all of this experience was acquired by managing entities that invested in apartment communities financed or operated, or both, with one or more forms of government subsidy. The primary investment objective of those entities was to provide tax benefits that their investors might use to offset taxes on income from other sources. Distributions of current cash flow were not a primary objective of these entities. The lack of substantial experience of our management and its affiliates in investing in market-rate apartment communities may adversely affect our results of operations. Neither we nor the Advisor has previously operated a REIT; however, officers of the Advisor have previously managed market-rate properties. A REIT must operate in a manner that enables it to meet complex requirements under the Internal Revenue Code. If we fail to qualify as a REIT, we will be subject to increased taxation.

WE ARE DEPENDENT ON THE ADVISOR AND THE PROPERTY MANAGERS.

          The Advisor, with approval from our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Advisor, in turn, will retain third-party or affiliated managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of our communities. The board of directors may fire the Advisor or any property manager, but only in certain circumstances. We cannot be sure that the Advisor or any property manager will achieve our objectives or that the board of directors will be able to act quickly to remove the Advisor or any property manager if it deems removal necessary. As a result, it is possible that we or one or more of our communities could be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

STOCKHOLDERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT PROMPTLY AT A REASONABLE PRICE.

          There is no current public market for our shares, and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the interests in real estate we own and, due in part to the illiquidity of our shares and the initial sales load, less than the initial public offering price. Although it is possible that our common stock may be listed on a national securities exchange or national securities market in the future, there is no guarantee that such a listing can or will be accomplished or that a public market for our shares will develop, or if one develops, that the price received for any shares sold will exceed the initial public offering price. Stockholders should consider their investment in our company to be a long-term investment. See "Share Redemption Program" for a description of a share redemption program.

YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO OUR SHARE REDEMPTION PROGRAM.

          Even though our share redemption program provides you with the opportunity to redeem your shares for $9.30 per share (or the price you paid for the shares, if lower than $9.30) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations.

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Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (i) during any calendar year, 3% of the weighted average number of shares outstanding during the prior calendar year, or (ii) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Share Redemption Program.")

AN INDEPENDENT UNDERWRITER WILL NOT MAKE AN INDEPENDENT INVESTIGATION OF OUR COMPANY.

          The Dealer-Manager of this offering will receive commissions and other compensation as our agent. The Dealer-Manager has not retained counsel separate from our counsel, but has conducted such due diligence investigation as it deems necessary in the circumstances. However, because the Dealer-Manager is affiliated with our management, investors will not have the benefit of an independent investigation of our company as is customarily made by independent underwriters.

PAYMENT OF FEES TO THE ADVISOR AND ITS AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

          The Advisor and its affiliates, including the Dealer-Manager, will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties and the management of our affairs on a day-to-day basis. They will be paid fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders and which may reduce the price you will receive for any shares you may sell. (See "Compensation and Fees.")

CONFLICTS OF INTEREST RISKS.

          We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

          WE WILL EXPERIENCE COMPETITION FOR PROPERTIES. The Advisor will be selecting properties for other programs and entities as well as for our company. The selection of properties for our company may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

          THERE WILL BE COMPETING DEMANDS ON OUR OFFICERS AND DIRECTORS. Our directors and officers, and the officers of the Advisor, have management responsibilities for other companies. For this reason, these officers and directors will share their management time and services among those companies and our company, will not devote all of their attention to our company, and could take actions that are more favorable to the other companies than to our company.

          THE TIMING OF ACQUISITIONS AND SALES MAY FAVOR THE ADVISOR. The Advisor may immediately realize commissions, fees and other compensation as a result of any investment in or sale of a community by us. Our board of directors must approve any investments and sales, but the Advisor's recommendation to the board may be influenced by the impact of the transaction on the Advisor's compensation. The agreements between us and the Advisor were not the result of arm's-length negotiations. As a result, the Advisor may not always act in our best interests, which could adversely affect our results of operations.

          WE MAY INVEST WITH AFFILIATES OF THE ADVISOR. We may invest in joint ventures with other programs sponsored by the Advisor or its affiliates. Our Board of Directors, including the independent directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

          THERE IS NO SEPARATE COUNSEL FOR OUR COMPANY, OUR AFFILIATES AND INVESTORS. We may have interests that conflict with yours and those of our affiliates, but none of us has separate counsel.

                       TAX AND EMPLOYEE BENEFIT PLAN RISKS

YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS.

          Although the provisions of the Internal Revenue Code relevant to your investment are generally described in "Material United States Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

IF WE FAIL TO REMAIN QUALIFIED AS A REIT, OUR DISTRIBUTIONS WILL NOT BE DEDUCTIBLE BY US, AND OUR INCOME WILL BE SUBJECT TO TAXATION, REDUCING OUR EARNINGS AVAILABLE FOR DISTRIBUTION.

          We intend to qualify and to remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES.

          Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, that income will be subject to applicable federal income taxes and related state taxes. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of a property and pay income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to so do. We may also be subject to state and local taxes on our income, and our communities will be subject to property taxes.

          In view of the complexity of the tax aspects of this offering, particularly in light of the fact that some of the tax aspects of this offering will not be the same for all investors, prospective investors are strongly advised to consult their own tax advisors with specific reference to their own tax situation prior to an investment in shares of our common stock.

AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN.

          When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part.

All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, whether the investment is permissible under the plan's governing instrument, and whether the investment could be a prohibited transaction under ERISA or the Internal Revenue Code. Also, the annual determination of the fair market value of that plan's assets required of the fiduciary may be difficult because there is no public market for the stock. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. See "ERISA Considerations."

                         INVESTOR SUITABILITY STANDARDS

          The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

          In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

     -    a net worth of at least $150,000; or

     - a gross annual income of at least $45,000 and a net worth of at least $45,000.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.

          The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

          The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.

          Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

          Arizona, Iowa, Massachusetts, Michigan, Missouri, North Carolina and Tennessee - Investors must have either (i) a net worth of at least $225,000 or
(ii) gross annual income of $60,000 and a net worth of at least $60,000.

          Maine - Investors must have either (i) a net worth of at least $200,000 or (ii) gross annual income of $50,000 and a net worth of at least $50,000.

          Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania - In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

          New Hampshire - Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

          In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Appendix B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

                            ESTIMATED USE OF PROCEEDS

          The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell 2,000,000 shares and 20,000,000 shares, respectively, in the offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect to invest at least 83% of the money we raise in this offering in apartment communities, while the remaining up to 17% will be used for working capital and to pay expenses and fees, including the payment of fees to the Dealer-Manager and the Advisor.

                                                                MINIMUM                 MAXIMUM
                                                                OFFERING               OFFERING(1)
                                                            ----------------        -----------------
Common stock offered                                        2,000,000 shares        20,000,000 shares

Shares of common stock outstanding after the offering       2,020,000 shares(2)     20,020,000 shares(2)

                                                                                                             %
                                                                                                           -----
Estimated use of proceeds
     Gross offering proceeds(3)                             $     20,000,000        $     200,000,000      100.0%
                                                            ================        =================
     Less public offering expenses:
         Selling commissions(3)                             $      1,400,000        $      14,000,000        7.0%
         Dealer-manager fee(3)                                       500,000                5,000,000        2.5%
         Organization and offering expenses(4)                       600,000                6,000,000        3.0%
                                                            ----------------        -----------------       ----
         Total offering expenses                                   2,500,000               25,000,000       12.5%
                                                            ----------------        -----------------       ----

     Amount available after offering expenses               $     17,500,000        $     175,000,000       87.5%
                                                            ================        =================       ====

     Acquisition fees(5)                                             600,000                6,000,000        3.0%
     Acquisition expenses(5)                                         100,000                1,000,000         .5%
     Working capital reserve(6)                                      200,000                2,000,000        1.0%
                                                            ----------------        -----------------       ----

     Net available for investment in properties(7)          $     16,600,000        $     170,000,000       83.0%

----------

(1) Excludes 1,000,000 shares that may be sold pursuant to the reinvestment plan.

(2) The number of shares of common stock to be outstanding after this offering excludes 1,600,000 shares reserved for issuance under our equity incentive plan. No options are outstanding under the plan. The number also excludes 100,000 shares reserved for issuance under our independent director stock option plan. Options to acquire 15,000 shares at $10 per share are outstanding under the plan.

(3) Gross offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions. See "Selling and Escrow Arrangements" for a description of the circumstances in which selling commissions may be reduced. Selling commissions are calculated assuming that commissions are not reduced in connection with the purchase of any shares. The shares are being offered to the public through Boston Capital Services, Inc., which will receive selling commissions of 7% on all sales of shares and will act as Dealer-Manager. The Dealer-Manager is an affiliate of the Advisor. Other unaffiliated broker-dealers may be engaged to sell shares and be reallowed selling commissions of up to 7% with respect to shares they sell. In addition, up to 1.5% of the dealer-manager fee may be reallowed to broker-dealers for expenses incurred by them in selling the shares, in the sole discretion of the Dealer-Manager. See "Selling and Escrow Arrangements" for a more complete description of this fee.

(4) Includes among others legal, accounting, escrow, printing, travel, marketing, registration, qualification, distribution, filing and other accountable expenses incurred in connection with the organization of our company, the structuring of our company's investments and the offering of shares. If the organization and offering expenses exceed 3% of the total offering proceeds, the excess will be paid by the Advisor and not by us.

(5) Consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to the Advisor for selecting, evaluating, negotiating and closing our company's investments in apartment communities.

(6) Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment communities and our company, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred to secure the acquisition of apartment communities.

(7) At a minimum, the amount of offering proceeds which will be invested in apartment communities will be 83% of the total offering proceeds.

                                 DIVIDEND POLICY

          After this offering, we intend to pay regular quarterly dividends to holders of our common stock. Any distributions we make, however, will be at the discretion of our board of directors. We cannot assure you that our intended dividend policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, interest expense, the ability of our residents to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors," beginning on page __. In addition, variations in the net proceeds from this offering as a result of a failure to sell the maximum number of shares offered may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated dividends.

          Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. For more information, please see "Material United States Federal Income Tax Considerations - Taxation of the Company - Annual Distribution Requirements." We anticipate that our estimated cash available for distribution will exceed the annual distribution requirements applicable to REITs. However, in some circumstances, we may be required to pay distributions in excess of cash available for distributions in order to meet these distribution requirements and we may need to borrow funds to make some distributions.

                             BUSINESS AND PROPERTIES

OVERVIEW

          We are a newly-formed Maryland corporation. Assuming the sale of at least 2,000,000 shares in this offering, we will operate as a REIT that will own interests in, lease and maintain apartment communities in the United States, typically multifamily garden apartments and select mid-rise properties of 150 or more rental units that are located in suburban or metropolitan areas.

          Generally, our interests in each community (or, where appropriate, in each related group of communities) will be owned by a separate wholly-owned subsidiary of our company. The communities themselves will be owned by limited partnerships or other entities in which our subsidiary companies will have limited partnership or other ownership interests. Decisions relating to the purchase and sale of interests in communities will be made by the Advisor, subject to the approval of our board of directors. Our communities will be managed by third-party managers selected by the Advisor and approved by our board of directors.

PROPERTIES

          The apartment communities we own interests in are described in the supplement that accompanies this prospectus. Typically, a wholly owned subsidiary of our company owns limited partnership or limited liability company interests (representing approximately ____% or more of the equity) in the limited partnership or LLC that owns the apartment community. The general partner or LLC manager is typically the property manager and often the seller, who typically retains a small equity or economic interest in the entity that owns the apartment community. We have the right to remove and replace the general partner or LLC manager at any time without cause. This arrangement enables us to maintain continuity in the management of the community with an appropriate incentive to encourage performance. We may also own communities directly, or through joint ventures with affiliated or unaffiliated third parties.

PROPERTY SELECTION PROCESS

          When making investments in apartment communities, the Advisor considers relevant real property and financial factors, including the condition and location of the community, its income-producing capacity and the prospects for its long-term appreciation. The proper location, design and amenities are important to the success of a community.

          Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, the Advisor, as approved by our board of directors, applies the following minimum standards.

          - The apartment community is in what the Advisor considers to be a quality market area within locations that provide stability and upside potential.

          - The apartment community is projected to provide stockholders with at least a 6% annual distribution on their $10 per share investment, after all operating and other expenses of the property and the related expenses of our company, based on the Advisor's analysis.

          - We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% of our total net assets, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired.

          - For communities acquired before the initial closing, the communities have at least 18 months of stable operations and audited financial information for a recently-ended 12-month period; following the initial closing, at least 90% of the communities will meet this standard.

1. The location considerations include characteristics of the surrounding area and the suitability of the neighborhood services and amenities available to the resident base. The Advisor considers accessibility to the community by both public and private transportation, and its visibility and curb appeal to prospective residents. Property considerations include physical aspects of the property, its condition, quality of design and materials and its amenities.

2. The market area is characterized as having current and long-term suitable demographic and economic conditions. The Advisor considers supply and demand factors and determines that the capture rates in the primary and secondary market areas are within appropriate standards for the resident base. The Advisor also considers the competitive advantage of the community as compared with competing properties in the same market area.

3. In determining the 6% annual distribution, the Advisor performs a detailed examination of the financing sources, the projected sources and use of funds, and the projected income and expenses. The Advisor must determine that the mortgage indebtedness on the property does not cause the aggregate mortgage indebtedness on our portfolio of communities to exceed 55% to 65% of the value of the entire portfolio.

4. In its determination of the stability of the property's operations, the Advisor considers the potential impact of rent growth, turnover, rent discounts, concessions and other factors that exist or may exist in the competitive environment.

5. The Advisor must determine, through an environmental assessment, that the property is not subject to any recognized environmental conditions that would impact the future marketability or saleability of the property.

6. The community's management team, including any potential joint venture partners, must demonstrate substantial experience where applicable in the design, development and management of market-rate apartment communities. The Advisor considers each individual's or entity's current financial position, past financial performance as well as performing credit checks, background checks and reference reviews.

PROPERTY MANAGEMENT

          SELECTION OF MANAGERS

          The selection of property managers by the Advisor, as approved by our board of directors, will be based on management capability. We intend to enter into property management agreements only with managers having substantial prior experience in the operation of apartment communities, who may also manage competing communities in the same geographic area. The property managers are not expected to be affiliated with our company or the Advisor. The managers of the communities we currently own and that are described in the supplement which accompanies this prospectus meet these criteria.

          While we have no present plans to do so, we may in the future engage affiliates as property managers if a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to our company and on terms and conditions not less favorable to us than those available from an unaffiliated third party.

          While we have no present plans to do so, we may in the future decide to perform the property management function ourselves.

          PROPERTY MANAGEMENT AGREEMENTS AND PLANS

          In acquiring interests in apartment communities, the Advisor will use its best efforts to obtain favorable terms and will apply the following minimum standards to property management agreements, management plans and marketing plans.

          - The property manager is considered by the Advisor to possess suitable and substantial multifamily experience.

          - The form of property management agreement is considered by the Advisor to meet the standards required for successful management of the community.

          - The management and marketing plans are considered by the Advisor to be comprehensive and appropriate to the apartment community and its targeted resident base.

1. Substantial multifamily experience includes knowledge of the geographic area and experience in managing properties that target a similar resident base. The Advisor must consider the apartment community's management agreement, management plan and marketing plan to be appropriate to households like those targeted for the community.

2. Having applied the following guidelines, the Advisor must determine that the property manager possesses the experience and knowledge required for the successful management of the community:

          - Properties managed by the property manager are well maintained and employ knowledgeable and competent on-site personnel;

          - Effective written policies and procedures are used in lease-up marketing and promotion, qualifying prospective residents, maintaining records and books of account, training and supervising on-site staff, performing building and grounds maintenance and serving the needs of the targeted resident base;

          - The property manager maintains a central office with highly qualified personnel that regularly oversee on-site operations and provide professional training, seminars and assistance for site-located staff;

          - The property manager has in place a comprehensive system for reporting physical and economic occupancy on a regular basis;

          - An effective financial accounting system is maintained with a chart of accounts, and a reporting system that provides monthly ledgers, registers and operating statements of budgets, actual and variances. The property manager maintains a resident record system that contains necessary forms and documentation required for internal and external review and audit; and

          - The property manager demonstrates the skill and experience required to maintain effective resident relations, manage and facilitate programs suitable for the targeted resident base, and provide the support necessary for special resident services where applicable.

3. Having applied the following guidelines, the Advisor must determine that the form of property management agreement meets the standards required for successful management of the property:

          - The property management agreement will generally be limited to a period of one year;

          - Compensation is in the 3% to 5% range unless circumstances (size of property, special needs households, etc.) justify an exception;

          - The property manager is responsible for securing a renewing liability insurance at limits established by the Advisor;

          - The property manager is responsible for compliance with Fair Housing and other pertinent regulatory requirements;

          - The property manager is responsible for maintaining financial records suitable for annual audit and tax accounting;

          - The property manager carries a fidelity bond to insure against employee theft that covers an amount of at least two months of rent collections;

          - The agreement provides for the preparation of an annual budget, periodic reporting, owner approvals, and property manager expenditure limits;

          - Relationships with affiliates are acceptable to the Advisor as long as they are disclosed at the outset;

          - The Advisor is satisfied with the designation of the number and type of apartments and non-revenue rent arrangements provided for employees of the property manager; and

          - All site staff are employees of the management company and not of the controlling owner entity or our company.

4. The Advisor must determine that the form of management plan is comprehensive and includes the following:

          - There are descriptions of the property manager's role and lines of authority, staffing qualifications and responsibilities, job descriptions, personnel practices, hiring practices, staff training, hours of operation and operating procedures;

          - The property manager provides each of its on-site personnel with written procedures, forms and personnel manuals;

          - All on-site personnel are provided in-house training and participate in training seminars;

          - Bookkeeping and accounting records are prepared at the site location and with oversight and review at the home office;

          - The plan details the property manager's maintenance and repair program, rent collection procedures, resident services and management relations; and

          - The accounting and financial management procedures describe resident accounts, record keeping, procurement responsibilities and threshold limits, maintaining of separate bank accounts for security deposits and resident rents, and detained reporting requirements.

5. Having applied the following guidelines, the Advisor must determine that the form of marketing plan is comprehensive and includes the following:

          - The use of professionally designed media advertising, press releases, Yellow Page listings, apartment guides, direct mail, brochures and signage;

          - Professionally prepared display advertising scheduled for insertion in regional and local newspapers;

          - Grand opening promotional events and resident referral programs developed to promote awareness within the targeted market areas;

          - Lead generation and outreach efforts using an extensive list of employers of prospective residents and agencies and organizations including Chambers of Commerce, schools, churches, service organizations and neighborhood social and recreational centers; and

          - A description of the marketing practices that are to be used following stabilization including a sufficient number of trained on-site staff, a leasing office open seven days a week with hours of operation appropriate for the area and for the targeted resident base.

PROPERTY DEVELOPMENT AND CONSTRUCTION

          We may in the future invest in properties on which improvements are to be constructed or completed. When we conclude it is necessary to help ensure performance by the builders of properties which are under construction, completion of properties under construction will be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors -- Risks Related to Our Properties and Our Business.")

          We or the Advisor may employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly or indirectly by us.

JOINT VENTURE INVESTMENTS

          The Advisor has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We generally intend to structure our investments in apartment communities as equity investments in the partnerships or limited liability companies that own the communities. A description of these arrangements with respect to each community in which we currently have an interest is contained in the supplement that accompanies this prospectus. While we have no present plans to do so, we may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties.

          If we enter into joint ventures with other affiliated programs for the acquisition of properties, we will only do so provided that:

          - a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to our company;

          - the investment by our company and such affiliate are on substantially the same terms and conditions; and

          - we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

          In the event that a co-venturer were to elect to sell property held in any joint venture in which we have a right of first refusal to buy, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other affiliated programs will result in certain conflicts of interest. (See "Conflicts of Interest -- Joint Ventures with Affiliates of the Advisor.")

COMPETITION

          We anticipate that we will compete with other REITs, real estate partnerships and other investors, including banks and insurance companies, many of which will have greater financial resources than our company, in the acquisition and operation of apartment communities.

OFFICES

          We maintain our principal office in leased space at One Boston Place, Suite 2100, in downtown Boston, Massachusetts.

LINE OF CREDIT

          We have entered into an initial non-recourse loan agreement and a related security agreement with an affiliate, BCP Funding, LLC, to be used to acquire interests in properties. The agreement provides that we will be able to receive loans of up to $60,000,000 until May 31, 2004. Generally, interest on the loans accrues in arrears at an annual rate of 9.5%, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent not paid, will be added to principal. Further, additional interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating 9.5% interest. Accrued additional interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of 9.5% interest and additional interest for that quarter. Each time a closing under this offering occurs during the term of the loan agreement, we must apply the offering proceeds to the repayment of outstanding loan principal and any unpaid 9.5% interest. All outstanding additional interest is also due and payable at each closing, but only to the extent of cash available for debt service and not from the proceeds of this offering. In any event, all outstanding amounts under the loan agreement are due and payable on May 31, 2004, but if we do not have sufficient cash available for debt service to pay all accrued additional interest, the unpaid balance of the additional interest will not be due or payable by us.

          Initially, loans made under the loan agreement are secured by all our interests in the communities financed with the line of credit, and by the 20,000 shares of our common stock owned by Boston Capital Companion Limited Partnership, and are non-recourse to our company. If we repay the advances used to acquire an apartment community and accrued 9.5% interest using the proceeds of a closing under this offering, the lender will release its lien on that apartment community. The loan agreement provides that we will not be able to further encumber our interests in our properties during the term of the agreement without the lender's consent.

          The advances we have received under the loan agreement and the uses we have made of those funds are described in the supplement that accompanies this prospectus.

MORTGAGE INDEBTEDNESS

          To date, all the apartment communities in which we have invested are encumbered with mortgage indebtedness. These mortgages are described in the supplement that accompanies this prospectus. We expect all apartment communities we invest in to be similarly encumbered.

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

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

          YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE FINANCIAL INFORMATION ON OUR APARTMENT COMMUNITIES APPEARING IN THE SUPPLEMENT.

          The company was formed on May 2, 2003, and has limited operating history. To date our operations consist of acquiring interests in the apartment communities described in the supplement to this prospectus. These interests have been purchased by means of the line of credit described under "Business and Properties - Line of Credit."

LIQUIDITY

          We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We have entered into an initial $60,000,000 loan agreement with our affiliate BCP Funding, LLC, to be used to acquire interests in communities. This line of credit is non-recourse to the company and is secured by our interests in the communities acquired with the proceeds of the loan. We will repay a portion of our outstanding indebtedness under this line from the proceeds of this offering at an initial closing following completion of the minimum offering of 2,000,000 shares. The balance of our outstanding borrowings under this line will be repaid as and when additional shares are sold and must in any case be repaid by May 31, 2004. The communities that we have acquired interests in to date are also encumbered by permanent mortgage indebtedness. The supplement that accompanies this prospectus describes our borrowings under our line of credit and the permanent mortgage financing on our apartment communities.

          After the borrowings under our initial line have been repaid, we will pursue one or both of two alternatives, depending upon which we determine to be more beneficial to our stockholders from time to time. One, our board of directors may determine to reborrow, either from BCP Funding, LLC, or under one or more new lines of credit that we may establish with one or more unaffiliated lenders, to purchase interests in additional communities as suitable communities are found, and to repay those borrowings as sufficient funds are raised from the sale of additional shares. Our board of directors may determine to repeat this reborrowing and repayment process until the maximum of 20,000,000 shares has been sold or this offering terminates. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board, either after the initial line has been repaid or at some subsequent point during the offering period, may determine to buy additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of that mortgage indebtedness on our communities that are no longer (or have not been) financed with our current or any replacement line of credit will not exceed 55% to 65% of the total net asset value of those communities and that our total indebtedness on those communities will not exceed 73% of the total net asset value of those communities.

          We currently believe that the line of credit is sufficient to fund our acquisitions of communities during the offering period. In addition to the line of credit and the proceeds of the offering, operating income generated by the communities will be available to increase our liquidity, if necessary.

CAPITAL RESOURCES

          We intend to purchase, or enter into binding commitments to purchase, interests in certain communities as specified in the supplement prior to the completion of this offering. The proceeds of this offering and our current and any replacement lines of credit are anticipated to provide the source of funds needed to fulfill such commitments. In the event insufficient offering proceeds are raised to repay the borrowings under our line of credit used to purchase interests in a particular community, the line-of-credit lender's remedy will be to take possession of our interest in the community financed with the line of credit. The line of credit is non-recourse to the company, and

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

there is no provision for cross-collateralization between interests in communities which are no longer (or have not been) financed with the line of credit, and those that are still financed with it.

RESULTS OF OPERATIONS

          Since it is newly formed, the company has limited results of operations and there are no meaningful comparisons between previous periods. Currently, the interest expense incurred on the line of credit used to acquire communities is an operating expense of the company. It is anticipated that the line of credit will be repaid from offering proceeds, and if that occurs, the interest expense will be reduced or eliminated.

                                   MANAGEMENT

GENERAL

          We will operate under the direction of our board of directors, the members of which are accountable to our company as fiduciaries. All of our directors have reviewed and ratified our articles of incorporation and have adopted our bylaws. Our board of directors will be responsible for the management and control of our affairs; however, our board will retain the Advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of our board.

          The directors are not required to devote all of their time to our company and are only required to devote such of their time to the affairs of our company as their duties require. Our board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the directors, will have a fiduciary duty to our company.

          The directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of our company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, we will follow the policies on investments set forth in this prospectus. See "Investment Policies and Policies With Respect to Certain Other Activities."

          The independent directors are responsible for reviewing our fees and expenses at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. For purposes of this determination, net assets are our total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of our board of directors. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with the Advisor or its affiliates. Our board of directors will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory services agreement. The independent directors will determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and will supervise the performance of the Advisor and the compensation paid to it by our company to determine that the provisions of the advisory services agreement are being carried out. Specifically, the independent directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of our investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by the Advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of our board of directors. Our board of directors must determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us.

DIRECTORS AND EXECUTIVE OFFICERS

          Our board currently consists of five directors, three of whom are independent directors. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, directors will be elected by a plurality of the votes cast at that meeting.

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

          The following table sets forth information concerning the individuals who will be our directors and executive officers upon the consummation of this offering:

NAME                      AGE      POSITION
John P. Manning           55       Chairman, Chief Executive Officer and Director
Jeffrey H. Goldstein      42       President, Chief Operating Officer and Director
Kevin P. Costello         57       Executive Vice President
Richard J. DeAgazio       57       Executive Vice President
Daniel P. Petrucci        38       Senior Vice President
Marc N. Teal              39       Senior Vice President, Chief Financial Officer,
                                   Treasurer and Secretary
Mark W. Dunne             47       Senior Vice President
Philip S. Cottone         63       Director
W. Pearce Coues           62       Director
Stephen Puleo             69       Director

          The following is a biographical summary of the experience of our executive officers and directors:

          Mr. Manning is also co-founder, President and Chief Executive Officer of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership ("Boston Capital") which owns 100% of the Advisor and
66 2/3% of the Dealer-Manager. At Boston Capital, he is primarily responsible for strategic planning and business development. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the industry. He served in 1990 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit. He was the founding President of the Affordable Housing Tax Credit Coalition, is a former member of the board of the National Leased Housing Association and currently sits on the Executive Committees of the National Housing Conference and the National Multi Housing Council. During the 1980's he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit Program. In 1996, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton also appointed Mr. Manning to the President's Export Council, which is the premier committee comprised of major corporate CEOs that advise the President in matters of foreign trade and commerce. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston, where he serves as Chairman of the Distinguished Visitors Program. He also serves as a member of the Advisory Board of the Woodrow Wilson Institute for International Scholars in Washington, D.C. Mr. Manning is a graduate of Boston College.

          Mr. Goldstein is also Chief Operating Officer and Director of Real Estate of Boston Capital Corporation. He directs Boston Capital's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 16 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital's businesses. Prior to joining Boston Capital in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

          Mr. Costello is also Executive Vice President and Director of Institutional Investing for Boston Capital Corporation. Mr. Costello directs Boston Capital's institutional investment business. He has overseen this segment of Boston Capital's investment business, which encompasses investment activities for corporate institutional

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

funding, private proprietary funds and state community reinvestment act funds, since its inception in 1992. Mr. Costello has over 20 years experience in the real estate syndication and investment services industry, including previous roles at Boston Capital leading the acquisition team and managing the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital in 1987, he held senior management positions with Reynolds Securities, Bache & Company and First Winthrop where he focused on real estate syndication. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

          Mr. DeAgazio is also Executive Vice President of Boston Capital Corporation, and is President of Boston Capital Services, Inc., Boston Capital's NASD-registered broker/dealer. Mr. DeAgazio formerly served on the national Board of Governors of the NASD. He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee and the Direct Participation Program Committee. He is a founder and past President of the National Real Estate Investment Association and past President of the National Real Estate Securities and Syndication Institute (Massachusetts Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He is on the Board of Directors of FurnitureFind.com and Cognistar Corporation. He serves on the Board of Trustees of Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, the Board of Trustees of Junior Achievement of Northern New England, the Board of Advisors for the Ron Burton Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.

          Mr. Petrucci is also Senior Vice President, Director of Structured Finance and Portfolio Management of Boston Capital Corporation, and is responsible for all corporate and retail fund portfolio management. Prior to accepting his current responsibilities, he performed duties in the areas of real estate origination, underwriting and acquisitions. Mr. Petrucci has more than 16 years of real estate, finance and syndication experience. Prior to joining Boston Capital in 1990, he was responsible for conducting all aspects of due diligence on commercial and multifamily acquisition candidates for the Krupp Companies, a leading real estate syndication, development and lending institution. He is a graduate of Marquette University, Milwaukee, Wisconsin.

          Mr. Teal is also Senior Vice President and Chief Financial Officer of Boston Capital Corporation. He oversees the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital-sponsored partnerships. Additionally, he is responsible for maintaining all banking and borrowing relationships of Boston Capital and for managing all working capital reserves. Mr. Teal has more than 17 years of finance and accounting experience. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior Accountant for Liberty Real Estate Corp. He graduated from Bentley College and received a Masters in Finance from Suffolk University.

          Mr. Dunne is Senior Vice President and Director of Market Rate Housing for Boston Capital Corporation. Capitalizing on his twenty years in real estate and finance, Mr. Dunne oversees market rate housing initiatives for Boston Capital. Working with the Originations and Acquisitions teams, Mr. Dunne and his staff identify experienced development partners with a solid track record in multifamily development seeking to acquire and construct low-rise to mid-rise properties with 150 to 400 units. Prior to joining Boston Capital, Mr. Dunne served as President of River Partners, Inc. a real estate services company in Boston, Massachusetts. In this capacity, he served as Head of Portfolio Management and Dispositions with PaineWebber Properties. In addition, Mr. Dunne served as Director of Asset Management for real estate equity investments for PaineWebber, Inc. Previously, he held positions in real estate development and commercial lending. He holds an AB from Syracuse University and an MS from MIT.

          Mr. Cottone is a lawyer by background and a real estate and securities professional. He is President of Property Trust Advisory Corporation and Chairman of Ascott Investment Corporation, and is active in real estate investment, development and syndication nationwide. He is also Vice President of Rutherford, Brown & Catherwood, a Philadelphia broker-dealer, and a director of Universal Field Services (a Tulsa, Oklahoma, based right of way acquisition and engineering services firm) and RC Company, Inc. (a Paoli, Pennsylvania, general contractor). He was General Counsel and a member of the Executive Committee of the International Right of Way Association (IRWA) from 1977 to 1983 and 1998 to 2002. He was a Trustee and Treasurer of the Right of Way International Education Foundation from 1983 to 1998. Mr. Cottone is a Counselor of Real Estate (CRE), was a 1999 Vice President of The Counselors, and is 2004 Chair Elect. He was national President of the Real Estate & Syndication Institute (RESSI) in 1988. Mr. Cottone was Vice Chair of the Board of Governors of the NASD in 1993, Chair of the National Business Conduct Committee in 1992 and Chair of the National Arbitration & Mediation Committee from 1995 to 1998. By invitation he has testified before the House, Senate and agencies of the federal government on real estate securities. He is a lecturer on real estate securities on the faculty of the Real Estate Institute at New York University. Mr. Cottone received a BA from Columbia College and an LLB from New York University School of Law.

          Mr. Coues has been Chief Executive Officer and a Trustee of the MGI Properties Liquidating Trust since its inception in September 2000 and was Chairman of the Board of Trustees and Chief Executive Officer of MGI Properties, Inc., a publicly traded REIT, from 1982 until its dissolution in September 2000.

          Mr. Puleo is currently engaged in business as a consultant and director. He retired as a director of Coopers & Lybrand, an international accounting and consulting firm where he worked from 1995 to 1997 primarily servicing real estate industry clients. From 1993 to 1994, Mr. Puleo was a tax director for Deloitte & Touche. From 1984 to 1993, Mr. Puleo held the positions of Executive Vice President and Chief Financial Officer of a predecessor to The Berkshire Group, a multi-faceted real estate company and sponsor of REITs. Prior to that, Mr. Puleo was the Chairman of the National Real Estate Industry Group of Coopers & Lybrand where he provided various real estate services and was a senior tax partner in charge of the Northeast Region. He is a graduate of McNeese State University and attended the Executive Development Program at the Tuck School of Business at Dartmouth College. He is a Certified Public Accountant and currently serves as director of Simpson Housing Limited Partnership of Denver, Colorado. He currently serves as a Trustee of Krupp Government Income Trust and Krupp Government Income Trust II.

INDEPENDENT DIRECTORS

          Under our articles of incorporation, a majority of our board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors will nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with or serve as an officer or director of the Advisor or its affiliates, or serve as a director of more than three REITs organized by the Advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for our company. Messrs. Cottone, Coues and Puleo are our independent directors.

COMMITTEES OF THE BOARD OF DIRECTORS

          AUDIT COMMITTEE. The board has established an Audit Committee. A majority of the members of the Audit Committee must be independent directors, and all of its members must be directors. Currently, the members of the Audit Committee are _______________________, and Mr. ________ is its chairman.

          OTHER COMMITTEES. The board has established a Compensation Committee consisting entirely of directors. At least a majority of the members of this committee, and any other committee our board may establish, must be independent directors. Currently, the members of the Compensation Committee are _______________________, and Mr. ___________ is its chairman.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          Following completion of this offering, we anticipate that each independent director will receive an annual retainer of $18,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. During the offering period, the annual retainer may be reduced, all or a part of it may be deferred, or all or a part of it may be paid in stock valued at $10 per share or in a combination of stock and cash. In addition, the independent directors receive, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase ______ shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of the Advisor. In connection with their election to our board, Messrs. Cottone, Coues and Puleo were each granted options to purchase 5,000 shares at $10 per share.

EQUITY INCENTIVE PLAN

          We have adopted the Boston Capital Real Estate Investment Trust, Inc. 2003 Equity Incentive Plan. The incentive plan is designed to enable the Advisor and its affiliates to obtain or retain the services of employees, and to enable us, the Advisor and its affiliates to retain or obtain the services of consultants, considered essential to our long-range success by offering such persons incentives under the plan. The incentive plan is administered by our compensation committee. The maximum number of shares available for issuance under the incentive plan is 1,600,000 shares of common stock, or approximately 8% of the total outstanding shares of our common stock if 20,000,000 shares are sold in this offering. Under the incentive plan, the maximum number of shares of common stock for which options may be granted to any person in any calendar year, the maximum number of shares subject to stock appreciation rights granted to any person in any calendar year and the aggregate maximum number of shares subject to other awards which may be delivered (or the value of which may be paid) to any person in any calendar year under the incentive plan are each 100,000. The following summary of the incentive plan is qualified in its entirety by reference to the full text of the incentive plan, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

          NON-QUALIFIED STOCK OPTIONS

          The incentive plan permits the granting of "non-qualified" stock options to participants subject to the absolute discretion of our compensation committee and applicable limitations of the incentive plan. The option exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant.

          The term of each option is fixed by our compensation committee, but may not exceed ten years from the date of grant. If an optionee's employment or other association with our company, the Advisor or its affiliates is terminated, whether voluntarily or otherwise, any outstanding option of the optionee ceases to be exercisable not less than six months following the date of termination if termination is caused by death or disability and not less than 30 days from the date of termination if termination is caused by other than death or disability, unless employment is terminated for cause. Upon exercise of options, the option exercise price must be paid in full either in cash or, if our compensation committee permits, by delivery of shares of common stock already owned by the optionee.

          RESTRICTED STOCK

          Our compensation committee may also award shares of our common stock to participants, subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other association with our company, the Advisor or its affiliates through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their shares of restricted stock. The purchase price of shares of restricted stock, if any, will be determined by our compensation committee.

          UNRESTRICTED STOCK

          Our compensation committee may also grant shares of our common stock, at no cost, or for a purchase price determined by our compensation committee, which are free from any restrictions under the incentive plan. Shares of unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to those participants.

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

          PERFORMANCE SHARE AWARDS

          Our compensation committee may also grant performance share awards of our common stock to participants entitling the participants to receive shares of our common stock upon the achievement of individual or company performance goals and such other conditions as our compensation committee may determine.

          TAX ASPECTS UNDER THE INTERNAL REVENUE CODE

          The following is a summary of the principal federal income tax consequences of awards under the incentive plan. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated under the Internal Revenue Code, judicial decisions, and administrative rulings of the Internal Revenue Service now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. It does not describe all federal tax consequences under the incentive plan, however, nor does it describe state or local tax consequences.

          OPTIONS. There are no federal income tax consequences to either the optionee or to us on the grant of a non-qualified option. On the exercise of a non-qualified option, the optionee has taxable ordinary income equal to the excess of the fair market value of the common stock received on the exercise date over the option price of those shares. The optionee's tax basis for the shares acquired upon exercise of a non-qualified option is increased by the amount of that taxable income. We will be entitled to a federal income tax deduction in an amount equal to that excess provided that we comply with the applicable reporting requirements. Upon the sale of the shares acquired by exercise of a non-qualified option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for those shares.

          Special rules apply if an optionee surrenders shares of our common stock in payment of the exercise price of a non-qualified option.

          OTHER AWARDS. Grants of restricted stock, stock grants and performance awards under the incentive plan will generally result in additional compensation taxable as ordinary income for federal income tax purposes when granted, unless the award is subject to a substantial risk of forfeiture (such as an obligation to perform substantial future services as a condition to retaining awarded stock). If the award is subject to a substantial risk of forfeiture the recipient will be taxed when the award is granted if the recipient elects to have the substantial risk of forfeiture disregarded for federal income tax purposes via a so-called "Section 83(b) election," and otherwise when the risk of forfeiture lapses. The amount of recipient's taxable income will be the value of the stock or award at the point at which the recipient is taxable, reduced by the amount paid for the award, if any. We will be entitled to a federal income tax deduction in the same amount generally provided we comply with applicable reporting requirements.

INDEMNIFICATION

          Our articles contain a provision permitted under the Maryland General Corporation Law eliminating, with limited exceptions, each director's and officer's personal liability for monetary damages for breach of any duty as a director or officer. In addition, our charter documents require us to indemnify our directors and officers from specified liabilities and expenses, as well as to advance costs, expenses and attorneys' fees, to the fullest extent permitted under the Maryland General Corporation Law. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification.

          Our officers and directors are indemnified against specified liabilities by the Dealer-Manager and the Dealer-Manager is indemnified against certain liabilities by us, under the dealer-manager agreement relating to this offering. Furthermore, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement between the Advisor and our company.

          Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

          Furthermore, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory services agreement between the Advisor and our company. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in these agreements.

THE ADVISOR AND THE ADVISORY SERVICES AGREEMENT

          OVERVIEW

          Our Advisor is Boston Capital REIT Advisors, LLC, a Delaware limited liability company that is a wholly-owned subsidiary of Boston Capital. Some of our officers and directors are also officers of the Advisor. John P. Manning is also the sole shareholder of Boston Capital Corporation, the general partner of Boston Capital and the manager of the Advisor. (See "Conflicts of Interest.") The Advisor has contractual responsibility to our company and our stockholders pursuant to an advisory services agreement.

          While we have no present plans to do so, we may in the future decide to perform the advisory services function ourselves.

          The following table sets forth information concerning the individuals who are the directors and executive officers of the Advisor:

         NAME                       AGE     POSITION
         ----                       ---     --------
         John P. Manning            55      President
         Jeffrey H. Goldstein       42      Executive Vice President, Treasurer and Clerk
         Kevin P. Costello          57      Executive Vice President
         Richard J. DeAgazio        57      Executive Vice President
         Marc N. Teal               39      Senior Vice President, Assistant Treasurer and Assistant Clerk
         Mark W. Dunne              47      Senior Vice President
         Daniel P. Petrucci         38      Senior Vice President
         Theodore Trivers           49      Senior Vice President

          The backgrounds of Messrs. Manning, Goldstein, Costello, DeAgazio, Teal, Dunne and Petrucci are described in the "Management -- Directors and Executive Officers" section of this prospectus. The following is a biographical summary of the experience of other persons who will be performing services to the Advisor.

          Frank L. Chandler, age 39, is Vice President and Director of Sales for Boston Capital Services, Inc. He is in charge of the firm's sales force, key accounts and direct sales. Prior to joining Boston Capital in 1997, Mr. Chandler was the President and founder of a financial services video marketing company. Prior to that, he was a financial executive and Vice President at Bear Stearns & Company and a Registered Representative at both Drexel Burnham Lambert and Smith Barney. Mr. Chandler attended Syracuse University prior to receiving a BA from Skidmore College.

          A. Guy Hubschman, age 43, is Vice President of Corporate Investments for Boston Capital Corporation and has 20 years of experience in securities, real estate and mortgage financing, nine years of which were spent with the Public Funds unit of Boston Capital. Prior to joining Boston Capital in 1990, Mr. Hubschman was founder and President of Landmark Mortgage Inc., an independent mortgage origination firm specializing in residential first mortgages and refinancing, and prior to that was an Account Executive with Dean Witter Reynolds. He graduated with honors from Northeastern University.

          Eileen P. O'Rourke, age 47, is Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation. Ms. O'Rourke has over 20 years experience in taxation and accounting. Ms. O'Rourke's prior responsibilities at Boston Capital involved the management of the Asset Management Department. Prior to joining Boston Capital, she was the Partnership Tax Controller at First Data Investor Services Group, Inc., where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1s annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C., and as a Senior Auditor with the Internal Revenue Service. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant. She is Co-Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, the Massachusetts and North Carolina Societies of Certified Public Accountants, as well as New England Women in Real Estate.

          Steven M. Spall, age 40, is Senior Vice President and Director of Asset Management. Mr. Spall joined Boston Capital with previous experience as an Asset Manager with the Weissberg Development Corporation in Arlington, Virginia, and The Grossman Companies in Quincy, Massachusetts. For the past ten years he has worked in the Acquisitions Department and has been responsible for developing and maintaining successful relationships with many of the most important general partners of the public and private limited partnerships sponsored by Boston Capital. He has an MBA with a concentration in finance from Suffolk University and a BA in economics from the State University of New York at Oswego.

          Theodore Trivers, age 49, is Senior Vice President and Director of Real Estate for Boston Capital Corporation. He directs the underwriting and acquisition of properties for the Boston Capital portfolios and serves on Boston Capital's Investment Committee and its Disposition Committee. Mr. Trivers previously served as Chief Underwriter and Director of Underwriting Due Diligence. He has 23 years experience in real estate development, construction, finance and property management. Prior to joining Boston Capital in 1993, Mr. Trivers was Treasurer of New England Communities, Inc., a regional real estate acquisition, asset management and property management company located in Massachusetts. Mr. Trivers received a BS in business and an MBA from Babson College.

          THE ADVISORY SERVICES AGREEMENT

          Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory services agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an affiliate, will, subject to the authority of our board:

          - find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

          - structure the terms and conditions of transactions pursuant to which acquisitions of communities will be made;

          - acquire communities on our behalf in compliance with our investment objectives and policies;

          -    arrange for financing and refinancing of communities; and

          - enter into property management contracts for the communities acquired.

          The initial term of the advisory services agreement ends on the first anniversary of the initial closing of shares in this offering and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory services agreement may be terminated without cause by a majority of our independent directors or the Advisor upon 60 days' written notice.

          The Advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory services agreement, the Advisor must devote sufficient resources to the administration of our company to discharge its obligations. The Advisor may assign the advisory services agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory services agreement to a successor entity.

          The Advisor may not make any acquisition of a community or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in communities will be determined in the sole discretion of the Advisor, subject at all times to such board approval.

          Pursuant to the advisory services agreement, we will pay the Advisor fees and reimbursements, as shown in "Compensation and Fees." The fees include:

          - a monthly asset management fee equal to 1/12th of .75% of the total amount invested in communities (exclusive of acquisition fees and acquisition expenses), including the original principal amounts of mortgages assumed on acquisition of the communities;

          - a subordinated disposition fee equal to the lesser of 3% of the contract price for communities sold or one-half of a competitive real estate commission, payable only after investors have received a return of 100% of their invested capital plus a 6% annual cumulative noncompounded return on their invested capital; and

          - a subordinated share of net sale proceeds equal to 15% of net sale proceeds, payable only after investors have received a return of 100% of their invested capital plus a 6% annual cumulative noncompounded return on their invested capital.

          We will also reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including:

          - organization and offering expenses in an amount up to 3% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer-manager fee;

          - the annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

          - administrative services including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee; and

          - acquisition expenses, which are defined to include expenses related to the selection and acquisition of communities, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

          The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate communities before reserves for depreciation or bad debts, or
(ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

          In the event the advisory services agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, and a special termination payment equal to the projected asset management fee for the one-year period following termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

OTHER AFFILIATED COMPANIES

          DEALER-MANAGER

          Boston Capital Services, Inc., our Dealer-Manager, is a member firm of the NASD. The Dealer-Manager was organized in 1982 for the purpose of participating in and facilitating the distribution of securities of other programs sponsored by Boston Capital.

          The Dealer-Manager will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Selling and Escrow Arrangements.") The Dealer-Manager will also serve as reinvestment agent for our reinvestment plan. (See "Summary of Reinvestment Plan.")

          Boston Capital and Richard J. DeAgazio are the stockholders of the Dealer-Manager. Mr. DeAgazio is the President, Jeffrey H. Goldstein is the Treasurer and Clerk, and Mr. DeAgazio and John P. Manning are the directors of the Dealer-Manager. (See "Conflicts of Interest.")

MANAGEMENT DECISIONS

          The primary responsibility for the management decisions of the Advisor and its affiliates, including the selection of investment properties recommended to our board of directors, the negotiation for these investments, and the selection of property managers for these investment properties resides in an Investment Committee consisting of John P. Manning, Jeffrey H. Goldstein, Theodore Trivers and Mark Dunne. Our board of directors must approve all acquisitions of real estate properties and all contracts with property managers.

                              COMPENSATION AND FEES

          The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by our company to the Advisor and its affiliates, exclusive of any distributions to which the Advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering.

          The following arrangements for compensation and fees to the Advisor and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its affiliates under more than one category.

             TYPE OF
           COMPENSATION                                                                        ESTIMATED MAXIMUM
          AND RECIPIENT                            METHOD OF COMPENSATION                          AMOUNT(1)
-------------------------------------------------------------------------------------------------------------------
                                                   OFFERING STAGE

SELLING COMMISSIONS - BOSTON      Up to 7.0% gross offering proceeds before reallowance          $ 14,000,000
CAPITAL SERVICES                  of commissions earned by participating
                                  broker-dealers.  Boston Capital Services, our
                                  Dealer-Manager, intends to reallow 100% of commissions
                                  earned to participating broker-dealers.

DEALER-MANAGER FEE - BOSTON       Up to 2.5% of gross offering proceeds before                   $  5,000,000
CAPITAL SERVICES                  reallowance to participating broker-dealers.  Boston

                                  Capital Services, in its sole discretion, may reallow up to 1.5% of its dealer-manager fee to be paid to such participating broker-dealers as a marketing fee and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers, marketing support and BONA FIDE conference fees incurred.

REIMBURSEMENT OF ORGANIZATION     Up to 3.0% of gross offering proceeds.  All                    $  6,000,000
AND OFFERING EXPENSES - THE       organization and offering expenses (excluding selling
ADVISOR OR ITS AFFILIATES         commissions and the dealer-manager fee) will be
                                  advanced by the Advisor or its affiliates and
                                  reimbursed by us up to 3.0% of gross offering proceeds.

                                                  ACQUISITION STAGE

ACQUISITION FEES - THE ADVISOR    Up to 3.0% of gross offering proceeds for the review           $  6,000,000
OR ITS AFFILIATES(2)              and evaluation of real property acquisitions.

REIMBURSEMENT OF ACQUISITION      Up to 0.5% of gross offering proceeds for                      $  1,000,000
EXPENSES - THE ADVISOR OR ITS     reimbursement of expenses related to real property
AFFILIATES(2)                     acquisitions, such as legal fees, travel expenses,
                                  property appraisals, title insurance premium expenses
                                  and other closing costs.

                                                  OPERATIONAL STAGE

ASSET MANAGEMENT FEES - THE       For the management of our affairs we will pay the              Actual amounts are
ADVISOR                           Advisor a monthly asset management fee equal to                dependent upon the costs
                                  1/12th of 0.75% of the amount invested in                      of our properties and
                                  communities we wholly own (including the original              therefore cannot be
                                  principal amount of any mortgage indebtedness                  determined at the
                                  assumed upon purchase), plus, in the case of                   present time.
                                  communities in which we are a co-venturer or
                                  partner, our portion of such amount with respect to
                                  such communities, exclusive of acquisition fees and
                                  acquisition expenses.  The asset management fee,
                                  which will not exceed fees which are competitive
                                  for similar services in the same geographic area,
                                  may or may not be taken, in whole or in part as to
                                  any year, in the sole discretion of the Advisor.
                                  All or any portion of the asset management fee not
                                  taken as to any fiscal year will be deferred
                                  without interest and may be taken in such other
                                  fiscal year as the Advisor determines.

SUBORDINATED DISPOSITION FEE -    In connection with the sale of communities, an                 Actual amounts are
THE ADVISOR OR ITS AFFILIATES     amount not exceeding the lesser of:  (A) 50% of the            dependent upon results
                                  reasonable, customary and competitive real estate              of operations and
                                  brokerage commissions customarily paid for the sale            therefore cannot be
                                  of a comparable property in light of the size, type            determined at the
                                  and location of the property, or (B) 3.0% of the               present time.
                                  contract price of each community sold, subordinated
                                  to distributions to investors from sale proceeds of
                                  an amount which, together with prior distributions
                                  to the investors, will equal (1) 100% of their
                                  invested capital plus (2) 6.0% annual cumulative
                                  noncompounded return on their invested capital.

SUBORDINATED SHARE OF NET SALE    After investors have received a return of their                Actual amounts are
PROCEEDS - THE ADVISOR(3)         invested capital and a 6.0% annual cumulative                  dependent upon results of
                                  noncompounded return on their invested capital,                operations and therefore
                                  the Advisor is entitled to receive 15% of                      cannot be determined at
                                  remaining net sale proceeds.                                   the present time.

SUBORDINATED INCENTIVE            Upon listing on a national securities exchange or              Actual amounts are
LISTING FEE - THE ADVISOR(4)(5)   national securities market, a fee equal to 10.0%               dependent upon results of
                                  of the amount by which (1) the market value of                 operations and therefore
                                  our outstanding stock plus distributions paid by               cannot be determined at
                                  us prior to listing exceeds (2) the sum of the                 the present time.
                                  total amount of investors' aggregate invested
                                  capital and the amount of a 6.0% annual
                                  cumulative noncompounded return on invested
                                  capital.

                  WE MAY NOT REIMBURSE ANY ENTITY FOR OPERATING
                 EXPENSES IN EXCESS OF THE GREATER OF 2% OF OUR
                AVERAGE INVESTED ASSETS OR 25% OF OUR NET INCOME
                                  FOR THE YEAR.

----------
(Footnotes to "Compensation and Fees")

(1) The estimated maximum dollar amounts are based on the sale of a maximum of 20,000,000 shares to the public at $10 per share and exclude the sale of up to 1,000,000 shares at $10 per share pursuant to our dividend reinvestment plan.

(2) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.

(3) The subordinated share of net sale proceeds and the subordinated incentive listing fee to be received by the Advisor are mutually exclusive of each other. In the event that we become listed and the Advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, the Advisor will not be entitled to any such participation in net sale proceeds.

(4) If at any time the shares become listed on a national securities exchange or national securities market, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after ____________, 2013, we will negotiate in good faith with the Advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with the Advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:

     - The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

     - The success of the Advisor in generating opportunities that meet our investment objectives;

     - The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

     -    Additional revenues realized by the Advisor;

     -    The quality and extent of service and advice furnished by the Advisor;

     - The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     - The quality of our portfolio in relationship to the investments generated by the Advisor for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.

(5) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to the Advisor as a result of the listing of our shares, we will not be required to pay the Advisor any further subordinated participation in net sale proceeds.

          In addition, the Advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse the Advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

          Since the Advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management - The Advisor - The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or its affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST

          The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its affiliates, as described below.

PRIOR AND FUTURE PROGRAMS

          In the past, affiliates of the Advisor have organized approximately 370 other real estate investment programs, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to our company, and make additional real estate investments. Currently, at least one affiliate of the Advisor owns, operates, leases or manages properties that would be suitable for our company, and future real estate programs may involve additional affiliates of the Advisor in the ownership, financing, operating, leasing, and management of properties that may be suitable for us. Such conflicts between our company and affiliated programs may affect the value of our investments as well as our net income. We believe that the Advisor has established guidelines to minimize such conflicts.

COMPETITION TO ACQUIRE PROPERTIES

          Affiliates of the Advisor may compete with us to acquire properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions. A purchaser who wishes to acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition.

          The Advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate of the Advisor. Affiliates of the Advisor serve as directors of our company and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as general partners or directors of affiliates of the Advisor, to act in the best interests of the investors in other entities or programs with investments that may be similar to those of our company, and will use their best efforts to assure that we will be treated as favorably as any other entity or program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties between our company and certain of its affiliates. See "Conflicts of Interest - Certain Conflict Resolution Procedures" below.

SALES OF PROPERTIES

          A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the sale of a property. See "Conflicts of Interest - Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, our board of directors will be required to approve each sale of a property.

COMPETITION FOR MANAGEMENT TIME

          The officers of the Advisor and the directors and officers of our company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates of the Advisor. They will devote only as much of their time to the business of our company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and directors of the company may experience conflicts of interest in allocating management time, services, and functions among the company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

          Pursuant to an advisory services agreement, we have engaged the Advisor to perform various services for us, and the Advisor will receive fees and compensation for such services. The advisory services agreement was not the result of arm's-length negotiations. The advisory services agreement was approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to our company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Any future agreements with the Advisor, including any amendment or restatement of the advisory services agreement, will require the same approval. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase or sale of any community by our company may result in the immediate realization by the Advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the advisory services agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, our board of directors must approve all of the company's acquisitions and sales of communities. Potential conflicts may arise in connection with the determination by the Advisor on our behalf of whether to hold or sell a community as such determination could affect the timing and amount of fees payable to the Advisor. See "Management - The Advisor
- The Advisory Services Agreement."

RELATIONSHIP WITH DEALER-MANAGER

          The Dealer-Manager is Boston Capital Services, Inc., an affiliate of the Advisor and our company. Certain of our officers and directors are also officers, directors, and registered principals of the Dealer-Manager. This relationship may create conflicts in connection with the fulfillment by the Dealer-Manager of its due diligence obligations under the federal securities laws. Although the Dealer-Manager has examined the information in this prospectus for accuracy and completeness, the Dealer-Manager is an affiliate of the Advisor and our company and will not make an independent review of our company or the offering. Accordingly, the investors do not have the benefit of such independent review. The Dealer-Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of our company and is expected to participate in other offerings sponsored by one or more of our officers or directors.

JOINT VENTURES WITH AFFILIATES OF THE ADVISOR

          While we have no present plans to do so, we may in the future enter into one or more joint venture agreements with other affiliated programs for the acquisition, development or improvement of properties. (See "Business and Properties -- Joint Venture Investments.") The Advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the Advisor and its affiliates will control both our company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors -- Risks Related to Our Properties and Our Business.")

LEGAL REPRESENTATION

          Nixon Peabody LLP, which serves as our securities and tax counsel in this offering, also serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Neither we nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of our company appear to be in conflict with those of the Advisor or its affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

          In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (i) transactions we enter into with the Advisor and its affiliates,
(ii) certain future offerings, and (iii) allocation of properties among affiliated entities. These restrictions include, among others, the following:

          - We will not accept goods or services from the Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

          - We will not purchase or lease properties in which the Advisor or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to the Advisor or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to our company.

          - We will not make any loans to the Advisor or its affiliates or to our directors. Any loans made to us by the Advisor or its affiliates or to our directors must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. The Advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management - The Advisor - The Advisory Services Agreement" section of this prospectus.

          - In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by the Advisor, for our company and one or more other public or private entities affiliated with the Advisor and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors:

               -    The cash requirements of each program;

               - The effect of the acquisition on diversification of each program's investments by type of apartment community and geographic area;

               - The policy of each program relating to leverage of properties;

               -    The anticipated cash flow of each program;

               -    The income tax effects of the purchase of each program;

               -    The size of the investment; and

               - The amount of funds available to each program and the length of time such funds have been available for investment.

          If a subsequent development, such as a delay in the closing of a property, causes any such investment, in the opinion of our board of directors and the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

CONFLICT PROVISIONS OF MARYLAND LAW

          In addition to the policies that we have adopted to reduce or eliminate potential conflicts of interest (see "Conflicts of Interest - Certain Conflict Resolution Procedures" above), our board is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will be successful in eliminating the influence of these conflicts.

          Under Maryland law, a contract or other transaction between us and any of our directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

     - The fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

     - The fact of the common directorship or interest is disclosed to our stockholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

     -    The contract or transaction is fair and reasonable to us.

    INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

          The following is a discussion of our investment policies and our policies with respect to certain other activities. These policies may be amended or revised from time to time at the discretion of our board of directors without a vote of our stockholders. Any change to any of these policies would be made by our directors, however, only after a review and analysis of that change, in light of then existing business and other circumstances, and then only if, in the exercise of their business judgment, they believe that it is advisable to do so in our and our stockholders' best interest. We cannot assure you that our investment objectives will be attained.

INVESTMENTS IN REAL ESTATE

          We are a REIT that will own interests in, lease and maintain multifamily apartment communities in the United States, typically multifamily garden apartments and selected mid-rise properties having 150 or more rental units. We invest primarily in suburban and metropolitan areas.

          Our policy is to invest in assets primarily for current income generation. In general, our investment objectives are:

          - To provide quarterly cash dividends, as well as to provide growth in dividends over time.

          - To increase our value through increases in the cash flows and values of our communities.

          - To achieve long-term capital appreciation, and preserve and protect the value of our interest in our communities.

          There are no limitations on the amount or percentage of our total net assets that may be invested in any one community. Additionally, no limits have been set on the concentration of investments in any one location. However, the Advisor does plan to diversify its acquisitions to mitigate risk.

          Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, the Advisor, as approved by our board of directors, applies the following minimum standards.

          - The apartment community is in what the Advisor considers to be a quality market area within locations that provide stability and upside potential.

          - The apartment community is projected to provide stockholders with at least a 6% annual distribution on their $10 per share investment, after all operating and other expenses of the property and the related expenses of our company, based on the Advisor's analysis.

          - We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% of our total net assets, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired.

          - For communities acquired before the initial closing, the communities have at least 18 months of stable operations and audited financial information for a recently-ended 12-month period; following the initial closing, at least 90% of the communities will meet this standard.

BORROWING POLICIES

          While we strive for diversification, the number of different communities we can acquire interests in will be affected by the amount of funds available to us. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of an interest in any property. However, we currently intend to limit the aggregate mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit to no more than 55% to 65% of the total net asset value of those communities and our total debt on those communities to no more than 73% of the total net asset value of those communities, unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report.

          We will, at least initially, borrow money to acquire interests in communities and to pay certain related fees. We plan to maintain one or more lines of credit for the purpose of acquiring interests in communities. We intend to encumber our assets in connection with the borrowing. Initially, we intend to repay any line of credit with offering proceeds. We also plan to obtain permanent mortgage financing for all of our communities, or to continue the existing mortgage indebtedness on the communities.

          Management believes that any financing obtained during the offering period will allow us to make investments in communities that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of the Advisor could make such investments, pending receipt by us of sufficient offering proceeds in order to preserve the investment opportunities for us. However, interests in communities acquired by us in this manner could be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of communities and reduce the amount of offering proceeds available for investment in other income-producing assets.

          While we have no present plans to do so, we may in the future establish a line of credit principally to finance capital improvement projects and for working capital purposes, such as the costs of renovating, repairing, and marketing our communities. We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to our stockholders unless necessary to eliminate corporate level tax to our company.

          We expect that all of our communities will also be encumbered with mortgage debt. By operating on a leveraged basis, we will have more funds available for investment in communities. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although any liability for the repayment of mortgage indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors -- Risks Related to Our Organization and Structure.") To the extent that mortgage loans are not maintained on our communities, our ability to acquire additional communities will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

          The Advisor may refinance communities during the term of a loan when it deems it is in the best interests of our company, for example, when a decline in interest rates makes it beneficial to prepay an existing mortgage or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

          Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our assets and will be reviewed by our board of directors at least quarterly.

          Any loans from any of our directors or from the Advisor and its affiliates must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We will not make loans to the directors, officers, the Advisor or their affiliates.

DISPOSITIONS

          Although we generally will not seek to dispose of our interests in communities in our portfolio, we will consider doing so, subject to REIT qualification rules, if our management determines that a sale of our interest in a community would be in our best interests based on the price being offered for the community, the operating performance of the community, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. We may consider offering purchase money financing in connection with the sale of communities where the provision of that financing would increase the value to be received by us for the community sold.

EQUITY CAPITAL POLICIES

          Our board has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on those terms and for that consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to shares of common stock or other shares of our capital stock issued in any offering, and any offering might cause a dilution of a stockholder's investment in us. Although we have no current plans to do so, other than in connection with our dividend reinvestment plan, we may in the future issue common stock.

          We may, in certain circumstances, purchase shares of our common stock in private transactions with our stockholders, if those purchases are approved by our board. Our board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

REPORTING POLICIES

          After this offering, we will become subject to the full information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including certified financial statements, with the Securities and Exchange Commission. See "Where You Can Find More Information." We will also establish an internet-accessible area for our company on the Web site of Boston Capital Corporation, www.bostoncapital.com.

                  PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT

OVERVIEW

     During their more than 29-year history, the Advisor and its affiliates and their respective predecessors in interest have raised approximately $3.0 billion in real estate equity from approximately 80,000 investors in approximately 370 investment programs to acquire interests in approximately 2,350 properties containing approximately 112,000 apartment units and 90 commercial buildings in 48 states and territories, representing approximately $8.33 billion in original development and acquisition costs. Of the properties acquired, 92 were apartment complexes that included 2,663 market-rate units out of a total of 11,087 units located in 26 states and representing $253,000,197 of investor equity.

     During the ten-year period from January 1, 1993 to December 31, 2002, the Advisor and its affiliates and their respective predecessors in interest have served as general partners of two public limited partnerships and 37 private limited partnerships including 27 corporate limited partnerships and six direct placement corporate limited partnerships for a total of 39 real estate programs. None of these programs had investment objectives similar to our company's. All of these programs involved residential apartment communities, and although none of them were 100% market-rate communities, some of them did include market-rate units.

     The Advisor and its affiliates and their respective predecessors in interest raised $2,424,138,913 in subscriptions from 46,812 investors during this ten-year period. A total of 1,131 properties(1), with a total development cost of $4,318,300,708 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 10% in the Mid-Atlantic, 30% in the Southeast, 25% in the Mid-west, 14% in the Southwest, and 9% in the West.

     The foregoing information covering the period from January 1, 1993 to December 31, 2002, can be summarized as follows:

          PROGRAMS                         PROPERTIES                     INVESTORS
          --------                         ----------                     ---------
                                                                                                         AVERAGE
                                                    TOTAL                                                CAPITAL
                                                 DEVELOPMENT                                            INVESTED
     TYPE          NUMBER           NUMBER          COST             NUMBER           CAPITAL         PER PROPERTY
     ----          ------           ------      ------------         ------           -------         ------------
Public                2               555    $   1,650,741,876        46,624      $   866,166,500     $ 1,560,660
Private              37               576        2,667,558,832           188        1,557,972,443       2,704,813
                     --             -----    -----------------        ------      ---------------    ------------
   Total             39             1,131    $   4,318,300,708        46,812      $ 2,424,138,943     $ 2,143,359

REGIONS

                  NORTHEAST      MID-ATLANTIC        SOUTHEAST         MIDWEST         SOUTHWEST           WEST
                  ---------      ------------        ---------         -------         ---------           ----
Public                7%               5%               15%              13%               6%               4%
Private               5%               5%               15%              12%               7%               5%
                     --               --                --               --               --               --
   Total             12%              10%               30%              25%              13%               9%

          All these 39 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows:(2)

Alabama                    15
Arizona                     8
Arkansas                   18
California                 54
Colorado                   29
Connecticut                17
Delaware                    3
District of Columbia        2
Florida                    22
Georgia                    60
Illinois                   16
Indiana                    11
Iowa                       13
Kansas                     19
Kentucky                   52
Louisiana                 102
Maine                      13
Maryland                   18
Massachusetts              15
Michigan                   57
Minnesota                   7
Mississippi                50
Missouri                   47
Montana                     3
Nebraska                    4
Nevada                      3
New Hampshire               5
New Jersey                 13
New Mexico                  8
New York                   61
North Carolina             24
North Dakota               17
Ohio                        7
Oklahoma                   29
Oregon                      1
Pennsylvania                7
Puerto Rico                 4
Rhode Island                2
South Carolina             12
South Dakota                2
Tennessee                  15
Texas                      86
Utah                        4
Vermont                     4
Virginia                   46
Virgin Islands             11
Washington                  3
West Virginia               6
Wisconsin                  11
Wyoming                     0

----------
(1) Includes 78 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 79 shared investments.
(2) The total number of properties by state does not reflect the 75 shared investments of 78 operating partnerships. The net number of properties reflected is 1,046.

     The 39 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

     The investment objectives of the 39 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

PRIVATE PLACEMENTS

          Interests in 37 of the 39 limited partnerships described above were sold to approximately 188 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $1,557,972,443 in subscriptions was raised. Interests were acquired in a total of 576 properties, with total development costs of $2,667,558,832.

          The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $1,430,564,793 in addition to the equity investment of the prior limited partnerships of $1,557,972,443. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by private limited partnerships.

PUBLIC OFFERINGS

          Interests in two of the 39 limited partnerships described above were sold to approximately 46,624 investors in public offerings registered under the Securities Act of 1933. A total of $866,166,500 in subscriptions was raised. A total of 555 properties were purchased at a total development cost of $1,650,741,876.

          Information regarding the public offerings is summarized as follows as of December 31, 2002:

                                        INVESTORS               PROPERTIES              TYPE OF PROPERTIES
                                        ---------               ----------              ------------------
                                                                      TOTAL                       UNDER      HISTORIC
                                                                      DEVELOPMENT     RECENTLY    CON-       TAX
PROGRAM                    CLOSED  NUMBER       CAPITAL     NUMBER    COST            COMPLETED   STRUCTION  CREDIT
----------------------------------------------------------------------------------------------------------------------
Boston Capital Tax
Credit Fund III L.P.
 (Series 17 through 19)    1993     7,476    $  126,962,000    109    $   290,143,950    101         N/A       8

Boston Capital Tax
Credit Fund IV L.P.
 (Series 20 through 43)            39,148    $  739,204,500    446    $ 1,360,597,926    425          17       4

          During the four-year period ending December 31, 2002, affiliates of our management sponsored one public investment partnership with investment objectives similar to the 39 described above. This public limited partnership owns interests in 116 operating partnerships which include 11 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 11 shared investments. The total number of properties by state does not duplicate the 15 shared investments. The net number of properties reflected is 105 located in:

Alabama              0
Arizona              1
Arkansas             1
California           2
Colorado            12
Connecticut          1
Florida              0
Georgia              5
Illinois             5
Indiana              2
Iowa                 0
Kansas               5
Kentucky            10
Louisiana           12
Maine                1
Maryland             1
Massachusetts        1
Michigan            11
Minnesota            0
Mississippi          1
Missouri             3
Montana              0
Nebraska             0
Nevada               0
New Hampshire        2
New Jersey           0
New Mexico           1
New York             6
North Carolina       0
North Dakota         0
Ohio                 0
Oklahoma             3
Oregon               1
Pennsylvania         0
Puerto Rico          0
Rhode Island         0
South Carolina       0
South Dakota         1
Tennessee            1
Texas                8
Utah                 0
Vermont              0
Virginia             1
Virgin Islands       2
Wisconsin            2

          All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $165,621,018 in addition to the equity investment of the investing partnerships of $246,558,000. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2002.

          Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Web site of Boston Capital Corporation, www.bostoncapital.com.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of our common stock before and after this offering. The principal address of each person and entity named below is c/o Boston Capital Real Estate Investment Trust, Inc., c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406.

                                                      NUMBER OF         PERCENT OF     NUMBER OF        PERCENT OF
                                                      SHARES OWNED      ALL SHARES     SHARES           ALL SHARES
NAME AND BUSINESS ADDRESS                             PRIOR TO          PRIOR TO       OWNED AFTER      AFTER
OF BENEFICIAL OWNER                                   OFFERING(1)       OFFERING       OFFERING(1)      OFFERING(2)
-------------------------                             ------------      ----------     -----------      -----------
Boston Capital Companion Limited Partnership          20,000               100%          20,000            *(3)
John P. Manning                                         None                -               -               *
Jeffrey H. Goldstein                                    None                -               -               *
Kevin P. Costello                                       None                -               -               *
Richard J. DeAgazio                                     None                -               -               *
Daniel P. Petrucci                                      None                -               -               *
Marc N. Teal                                            None                -               -               *
Mark W. Dunne                                           None                -               -               *
Philip S. Cottone                                       None                -               -               *
W. Pearce Coues                                         None                -               -               *
Stephen Puleo                                           None                -               -               *

  Directors and Executive Officers as a group
   (10 persons)

-------------------
*  Less than 1%
(1)In accordance with 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names. In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only by that person, by reason of that acquisition right. As a result, the percentage of outstanding shares of any person as shown on the preceding table does not necessarily reflect the person's actual voting power at any particular date.

(2)Assumes 20,000,000 shares are sold in offering.

(3)Approximately 1% if no more than the 2,000,000-share minimum is sold.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

          We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter, or our articles, and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

AUTHORIZED STOCK

          Our articles provide that we may issue up to 350,000,000 shares of common stock, par value $.00l per share, 50,000,000 shares of preferred stock, par value $.00l per share, and 100,000 shares of "excess stock," par value $.001 per share, which would be issued only in the event we have purchases in excess of the ownership limits described below. At the commencement of this offering, 20,000 shares of our common stock were issued and outstanding, all of which were owned by an affiliate of the Advisor, and no shares of preferred stock or excess shares were issued and outstanding.

          We will not issue stock certificates except to stockholders who make a written request to us. Each stockholder's investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with the issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send only an executed form to us, and we will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by us on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in our articles of incorporation, transfers of shares will be effective, and the transferee of the shares will be recognized as the holder of such shares, as of the first day of the following month on which we receive properly executed documentation.

COMMON STOCK

          All of the shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock, holders of shares of common stock will be entitled to receive distributions if, as and when authorized and declared by our board out of assets legally available for such payments and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

          Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

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PREFERRED STOCK; OTHER EQUITY SECURITIES

          Upon completion of this offering, no shares of preferred stock will be outstanding. Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board without further action by our stockholders, unless action by our stockholders is required by applicable law or by the rules of any securities exchange or market on which our shares may be listed in the future. Prior to the issuance of shares of each series, our board is required by the MGCL and our articles to fix for each series, subject to the provisions of our articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of shares of our common stock as the consideration paid to our company for each share of preferred stock bears to the book value of shares of our common stock on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change of control of our company that might involve a premium price for holders of shares or otherwise be in their best interest. Our board has no present plans to issue any preferred stock.

          The voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to our company for each privately offered share bears to the book value of each outstanding publicly held equity security. Our board of directors has no present plans to offer equity securities of our company in a private offering.

RESTRICTIONS ON OWNERSHIP

          For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Material United States Federal Income Tax Considerations." To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

          The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of our stock. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

          Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board has the right to refuse to permit the transfer of that stock.

          A transfer of our common stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock most recently acquired by that person that are in excess of the ownership limit being converted into "excess shares." These excess shares will then be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person

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or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

          The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of our board.

          All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

INSPECTION OF BOOKS AND RECORDS

          The Advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of our company, including a copy of our articles of incorporation and bylaws and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

          As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder's request. Such list also will be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

          If the Advisor or our directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It will be a defense that the actual purpose and reason for requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using them for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in our company. The remedies provided by our articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law or the law of any state.

RESTRICTION ON "ROLL-UP" TRANSACTIONS

          In connection with any proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the

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issuance of securities of an entity (a "Roll-Up Entity") that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with the Advisor or our directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. The properties must be appraised on a consistent basis, and the appraisal must be based on the evaluation of all relevant information and indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal must assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to stockholders who vote against the proposal the choice of:

          (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

          (ii)    one of the following:

                  (A) remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's PRO RATA share of the appraised value of our net assets.

          We are prohibited from participating in any proposed Roll-Up
Transaction:

          (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and by-laws and described elsewhere in this section of the prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

          (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

          (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in this section of the prospectus under the heading " - Inspection of Books and Records," above; or

          (iv) in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES AND BYLAWS

          The following paragraphs summarize certain provisions of Maryland law and of our articles and bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, our articles and our bylaws. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of our bylaws, could have the affect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in our stockholders' best interest.

          TERMINATION OF OUR COMPANY AND REIT STATUS

Our articles provide for us to have a perpetual existence. If our shares are not listed on a national securities exchange or national securities market by ___________, 2013, however, we will liquidate and dissolve if

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stockholders holding a majority of our shares vote to authorize us to do so. Our articles further provide for the voluntary termination or dissolution of our company by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles permit the stockholders to terminate our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

          AMENDMENT OF ARTICLES AND BYLAWS

          Pursuant to our articles, the directors can amend the articles by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Otherwise, our articles may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the shares of common stock outstanding and entitled to vote. The stockholders may vote to amend our articles, terminate or dissolve our company or remove one or more directors without necessity for concurrence by our board of directors. However, if within 60 days of the meeting at which a vote will take place with respect to an amendment to our articles, there is an interested stockholder (i.e., a stockholder who has acquired 9.8% of our stock, other than a "look-through entity"), that amendment must be approved in advance by an affirmative vote of a majority of our "continuing directors" (i.e., those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder).

          Unless otherwise required by law, our board may amend our bylaws by the affirmative vote of a majority of the directors then in office. However, if at the time of the action, there is an "interested stockholder," the amendment must be approved in advance by an affirmative vote of a majority of the continuing directors.

          MEETINGS OF STOCKHOLDERS

          Under our bylaws, annual meetings of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called by a majority of the independent directors or by the Chairman or the President. Special meetings must be called by the Secretary upon the written request of the holders of not less than 10% of the shares of our common stock entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

          At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding will constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all our stockholders.

          ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

          Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Any stockholder nomination or proposal for action at an upcoming stockholder meeting must be delivered to our Secretary not less than 90 days nor more than 150 days prior to the scheduled meeting of stockholders and must comply with other procedural requirements described in our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors.

          The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more

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orderly procedure for conducting our stockholder meetings. Although the bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

          THE BOARD OF DIRECTORS

          Our articles provide that our board will initially consist of five directors and thereafter the number of directors may be established by our board or by a majority vote of the stockholders, but the total cannot be less than three or more than 15. A majority of our board of directors will be independent directors. See "Management--Independent Directors." Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. However, if there is an interested stockholder, the filling of the vacancy must also be approved by the affirmative vote of a majority of those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder. Independent directors will nominate replacements for vacancies among the independent directors. Under our articles, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles prohibits a director from being reelected by the stockholders. The directors may not, without concurrence of a majority of the outstanding shares, (a) amend our articles, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of our company; or (d) dissolve or liquidate our company, other than before the initial closing. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).

          Under our articles, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

          BUSINESS COMBINATIONS

          As permitted by Maryland law, our articles provide that any merger, consolidation or sale of substantially all of our assets or voluntary dissolution or liquidation must be approved by our directors and the holders of at least a majority of the outstanding shares of our common stock. In addition, any such transaction involving an affiliate of our company or the Advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to our company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

          In addition, under the MGCL, particular business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and specified insiders or any stockholder who beneficially owns, directly or indirectly, 10% or more of our stock, are prohibited for five years. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of our outstanding voting stock, and (b) two-thirds of the votes entitled to be cast by holders of our outstanding voting stock, other than shares held by the parties with whom the business combination is to be effected. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the insider or 10% stockholder becomes an insider or 10% stockholder.

          CONTROL SHARE ACQUISITION

          With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees, and may be redeemed by us. "Control Shares" are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or

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more but less than a majority, or (iii) a majority or more of all voting power.
Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the "Control Shares" in question. If no request for a meeting is made, we may present the question at any stockholders' meeting.

          Our bylaws contain a provision exempting any and all acquisitions of our capital stock from the control shares provision of Maryland law. Nothing prevents our board from amending or repealing this provision in the future.

          ANTI-TAKEOVER LEGISLATION

          Maryland law allows publicly-held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its articles or bylaws or by resolution adopted by its board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

          -    officers or employees of the corporation;

          -    persons seeking to acquire control of the corporation;

          - directors, officers, affiliates or associates of any person seeking to acquire control; or

          - nominated or designated as directors by a person seeking to acquire control.

          Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary.

          The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation's existing charter documents:

          - CLASSIFIED BOARD: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will, after their initial terms, expire at the third annual meeting of stockholders after the election of each class;

          -    TWO-THIRDS STOCKHOLDER VOTE TO REMOVE DIRECTORS ONLY FOR CAUSE:
               The stockholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, but a director on a classified board may not be removed without cause;

          - SIZE OF BOARD FIXED BY VOTE OF BOARD: The number of directors will be fixed only by resolution of the board;

          -    BOARD VACANCIES FILLED BY THE BOARD FOR THE REMAINING TERM:
               Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

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          -    STOCKHOLDER CALLS OF SPECIAL MEETINGS: Special meetings of stockholders may be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

          We have not elected to be governed by this legislation. We can elect to be governed by any or all of the provisions of the Maryland legislation at any time in the future.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

          The following is a general discussion of material United States federal income tax considerations relevant to investors in our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and taxation as a REIT, or to the acquisition, ownership, and disposition of our common stock. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

          Congress recently passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "New Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations: (1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

          Except as specifically discussed below with respect to non-U.S. Stockholders this summary applies only to U.S. Stockholders who hold our common stock as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is:

          - a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

          - a corporation (including any entity treated as a corporation for United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

          - an estate the income of which is subject to United States federal income taxation regardless of its source; or

          - a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

          This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our common stock in a tax deferred or tax advantaged account, persons who are partners, shareholders or beneficiaries of an entity that holds our common stock, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our common stock as

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compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our common stock as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our common stock, persons deemed to sell our common stock under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

          We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

          Prospective investors considering the purchase of our common stock should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our common stock, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

TAXATION OF THE COMPANY

          GENERAL

          We will make an election to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to operate in such a manner. No assurance, however, can be given that we will operate in a manner so as to qualify as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "--Failure to Qualify," below.

          So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. Stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

          - we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

          - under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

          - if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

          - if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a l00% tax;

          - if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT

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               because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 90% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability; if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section
               4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

          - if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain" ), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

          - we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

          GENERAL REQUIREMENTS FOR QUALIFICATION

          The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and--

          (i)     is managed by one or more trustees or directors;

          (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          (iii) would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

          (iv) is neither a financial institution nor an insurance company subject to certain provisions of the Code;

          (v)     has the calendar year as its taxable year;

          (vi) the beneficial ownership of which is held by 100 or more persons;

          (vii) at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

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          (viii)  that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (in our case, our initial taxable year, which will end December 31, 2003).

          The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself.

          QUALIFIED REIT SUBSIDIARIES

          We may in the future have one or more qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, qualified REIT subsidiaries are ignored, and all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT. Qualified REIT subsidiaries are therefore not subject to federal corporate income taxation, although they may be subject to state and local taxation. We currently have no qualified REIT subsidiaries.

          TAXABLE REIT SUBSIDIARIES

          We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

          PARTNERSHIPS AND DISREGARDED ENTITIES

          We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below. We will not hold any properties through a Partnership Entity unless we have been advised by our counsel, Nixon Peabody LLP that such entity will be treated as a partnership for federal income tax purposes and that the allocations of income and loss in such Partnership Entity's partnership agreement will be respected for federal income tax purposes. Similarly, we will not hold any

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property through a Disregarded Entity unless we have been advised by our counsel that such entity will be disregarded for federal income tax purposes.

          INCOME TESTS

          In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file additional information with our tax return for that taxable year. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

          Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

          - First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

          - Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property." Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

          - Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

          - Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of

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               the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

          We do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We do not anticipate receiving a material amount of rents from any tenants that are related parties as described above. We do not anticipate receiving rent attributable to personal property leased in connection with real property.

          We do not anticipate providing services with respect to our properties. Rather, we will employ adequately compensated independent contractors for that purpose.

          ASSET TESTS

          To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

          - at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

          - not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

          - of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test. Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

          Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual, (ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

          After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

          ANNUAL DISTRIBUTION REQUIREMENTS

          In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "--Taxation of the Company--General," above), we are required to distribute an amount equal to at least

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90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to stockholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of
(i) 85% of our ordinary income (as defined in Code Section 4981) for such year,
(ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

          We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. See also "--Taxation of Taxable U.S. Stockholders--General" below.

          We intend to make timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income."

          Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

          FAILURE TO QUALIFY

          If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable to them as dividend income and, subject to some limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction." Our failure to qualify as a REIT could substantially reduce the cash available for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

          GENERAL

          Congress recently passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "New Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations: (1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

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          As long as we qualify as a REIT, distributions made to our taxable
U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or otherwise eligible for the maximum tax rate of 15% described above), or otherwise treated by us as a dividend, will constitute dividends taxable at ordinary income tax rates. No dividends received deduction will be allowed with respect to our dividend distributions.

          Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "--Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

          Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that those distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-tern capital gain, depending on the length of time those shares have been held. In addition, as previously noted, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

          U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

          U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends and capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case the capital gains will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital, capital gain and dividends subject to the maximum 15% tax rate.

          CAPITAL GAINS AND LOSSES

          In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our

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common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the stockholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

          The New Tax Act reduced the maximum marginal ordinary income tax rate applicable to individuals, estates and trusts to 35% commencing with calendar year 2003. The maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15% by the New Tax Act. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. In addition, the characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

          IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends. According to Notice 97-64, forthcoming temporary Treasury Regulations will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution or a 25% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 15% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.

          INFORMATION REPORTING AND BACKUP WITHHOLDING

          A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments", including dividend payments and, under certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate has been reduced to 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "--Taxation of Non-U.S. Stockholders," below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.

TAXATION OF TAX-EXEMPT U.S. STOCKHOLDERS

          U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the

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dividends received and gains realized by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business.

          Qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of shares in our articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our shares, absent a waiver of the restrictions by our board of directors. See "Description of Capital Stock - Restrictions on Ownership."

          The tax discussion of distributions to qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

TAXATION OF NON-U.S. STOCKHOLDERS

          GENERAL

          The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF OUR COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THE LAWS OF NON-U.S. JURISDICTIONS.

          In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of our common stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

          Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; a Non-U.S. Stockholder ordinarily will provide that certification on Form W-8BEN. Distributions that we make in excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed

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the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). However, distributions in excess of our current and accumulated earnings and profits will be subject to withholding at a rate of 10%. To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

          A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

          For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

          Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. We believe that we will meet this test following the completion of the offering and, therefore, that gain from the sale of our common stock by a Non-U.S. Stockholder will not be subject to taxation under these rules. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

          If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

          INFORMATION REPORTING AND BACKUP WITHHOLDING

          Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.

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OTHER TAX CONSIDERATIONS

          STATE, LOCAL AND NON-U.S. TAXES

          We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS ON ANY INVESTMENT IN OUR COMMON STOCK.

                              ERISA CONSIDERATIONS

          The following is a summary of certain considerations associated with an investment in us by a pension, profit sharing or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Code. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF AN EMPLOYEE PLAN IN OUR COMPANY AND TO MAKE THEIR OWN INDEPENDENT DECISIONS.

PLAN CONSIDERATIONS

          A fiduciary considering investing assets of an employee plan in us should consult its legal advisor about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in us, any fiduciary should, after considering the employee plan's particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. See "An Investment in Our Common Stock May Not be Suitable for Every Employee Benefit Plan." In making those determinations, you should take into account, among the other factors described in this prospectus that, as described below, we do not expect that our assets will constitute the "plan assets" of any investing employee plan, so that neither we nor any of our principals, agents, employees, or affiliates will be a fiduciary as to any investing employee plan.

          ERISA and the Code do not define "plan assets." However, regulations promulgated under ERISA by the United States Department of Labor, or the "DOL Plan Asset Regulations," generally provide that when an employee plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the employee plan's assets include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the DOL Plan Asset Regulations.

          Under the DOL Plan Asset Regulations, a security is a "publicly-offered security" if it is freely transferable, part of a class of securities that is widely-held, and either (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold to an employee plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which that security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or that later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred. "Widely-held" for this purpose means the security is of a class owned by 100 or more investors independent of the issuer and of one another. "Freely transferable," again for purposes of the DOL Plan Asset Regulations, is a question to be determined on the basis of all relevant facts and circumstances but, where the minimum investment is $10,000 or less, is ordinarily not adversely affected by some enumerated restrictions including restrictions against any transfer which would result in a termination or reclassification of the issuer for federal tax purposes.

          For purposes of the DOL Plan Asset Regulations, equity participation in an entity by benefit plan investors is not "significant" if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons, and their affiliates, who have

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discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. Benefit plan investors, for these purposes, include employee plans and certain other types of plans, such as governmental plans, not subject to Title I of ERISA.

          The definition of "operating company" in the DOL Plan Asset Regulations includes, among other things, a "real estate operating company," or a REOC. In general, an entity may qualify as a REOC if (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment or distribution to investors are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities.

          If our assets were deemed to be "plan assets" of employee plans whose assets were invested in us, whether as a result of the application of the DOL Plan Asset Regulations or otherwise, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code would extend to our investments. This would result, among other things, in (i) the application of the prudence and other fiduciary standards of ERISA, which impose liability on fiduciaries, to investments made by us, which could materially affect our operations, (ii) potential liability of persons having investment discretion over the assets of the employee plans investing in us should our investments not conform to ERISA's prudence and fiduciary standards under Part 4 of Subtitle B of Title I of ERISA, unless certain conditions are satisfied, and (iii) the possibility that certain transactions that we might enter into in the ordinary course of our business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the employee plans, may also result in the imposition of an excise tax under the Code upon the "party in interest," as defined in ERISA, or "disqualified person," as defined in the Code, with whom the employee plan engaged in the transaction, and correction or unwinding of the transaction.

          Subject to the following, although we will not be obtaining an opinion of counsel, we believe that after this offering our stock should qualify as a "publicly offered security" under the DOL Plan Asset Regulations.

          While there are restrictions imposed on the transfer of our stock, we believe they are the type of restrictions on transfer generally permitted under the DOL Plan Asset Regulations or are not otherwise material and should not result in the failure of our stock to be "freely transferable" within the meaning of the DOL Plan Asset Regulations. We also believe that certain restrictions on transfer that derive from the securities laws in connection with this offering should not result in the failure of our stock to be "freely transferable." Furthermore, we are not aware of any other facts or circumstances limiting the transferability of our stock that are not included among those enumerated as not affecting their free transferability under the DOL Plan Asset Regulations, and we do not expect to impose in the future (or to permit any person to impose on our behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

          Assuming that our stock is "widely held" within the meaning of the DOL Plan Asset Regulations and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our stock, we believe that, under the DOL Plan Asset Regulations, our stock should be considered "publicly offered securities" after this offering, and, therefore, that our underlying assets should not be deemed to be plan assets of any benefit plan investors that choose to invest in us.

ANNUAL VALUATION

          A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination was made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and general fiduciary standards of ERISA.

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          Unless and until our shares are listed on a national securities exchange or over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until this offering terminates, we intend to use the offering price of shares as the per share net asset value. After this offering terminates, the value of our assets will be based on a valuation that we will perform internally.

          We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year and (2) to other benefit plan fiduciaries with 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

          Plan and IRA fiduciaries will remain responsible to determine in their own judgment fair market value for applicable reporting purposes, taking into account the information we provide. We cannot assure you:

          - that the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

          - that stockholders could realize this value if they were to attempt to sell their shares; or

          - that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

                          SUMMARY OF REINVESTMENT PLAN

          We currently have a dividend reinvestment plan available that allows you to have the dividends otherwise distributable to you invested in additional shares. A plan administrator, currently Boston Capital Services, Inc., the Dealer-Manager, will act on behalf of the participants in the reinvestment plan.

          Stockholders may purchase shares under our dividend reinvestment plan for $10 per share until all of the shares registered as part of this offering have been sold or this offering otherwise terminates. After that time, shares will be available for the plan either through purchases made by the plan administrator on the open market, if a market then exists, or through additional issuances of shares. At any time that we are not engaged in an offering, and until our shares are listed on a national securities exchange or market, the price per share purchased pursuant to the plan will be the fair market value of the shares as determined by the Advisor in its sole discretion, based on quarterly appraisal updates of our properties. (Following the termination of this offering, the per share fair market value of our properties, at least initially, may be less than the $10 per share offering price.) After listing, if any, the price per share will be equal to the then prevailing market price on the national securities exchange or market on which the shares are listed at the date of purchase. The administrative charge for each plan participant for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00. A copy of our reinvestment plan as currently in effect is included as Appendix A to this prospectus.

          Stockholders may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of the participant's written notice. We may terminate the plan for any reason at any time upon ten days' prior written notice to participants. A participant's participation in the plan will also be terminated to the extent that a reinvestment of the participant's dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, participants may terminate their participation in the dividend reinvestment plan at any time by providing us with written notice.

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          If a stockholder elects to participate in the dividend reinvestment plan and is subject to federal income taxation, the stockholder will incur a tax liability for dividends allocated to him or her even though the stockholder has elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the plan. Specifically, the stockholder will be treated as if he or she has received the dividend from us in cash and then applied such dividend to the purchase of additional shares. The stockholder will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or the dividend is eligible for the maximum 15% tax rate. See "Material United States Federal Income Tax Considerations - Taxation of Taxable U.S. Stockholders."

                            SHARE REDEMPTION PROGRAM

          Prior to the time that our shares are listed on a national securities exchange or market, stockholders (other than Boston Capital Holdings Limited Partnership and its affiliates) who have held their shares for at least one year, and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

          If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (i) $9.30 per share or (ii) the purchase price per share that you actually paid for your shares. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. Our board of directors reserves the right in its sole discretion at any time and from time to time to (i) change the purchase price for redemptions or (ii) otherwise amend the terms of our share redemption program. In addition, our board of directors has delegated to our officers the right to (i) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances or (ii) reject any request for redemption at any time and for any reason.

          Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (ii) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors - Risks Related to this Offering.")

          We cannot guarantee that the funds set aside for our share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (i) withdraw your request for redemption or (ii) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

          Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market currently exists, and we cannot assure you that any market for your shares will ever develop.

          The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

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                         SELLING AND ESCROW ARRANGEMENTS

SELLING ARRANGEMENTS

          We are offering a maximum of 20,000,000 shares at $10 per share on a "best efforts" basis through Boston Capital Services, Inc., the Dealer-Manager. "Best efforts" means generally that the Dealer-Manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to an additional 1,000,000 shares to be issued pursuant to our dividend reinvestment plan at $10 per share. No shares will be sold unless subscriptions from the public for at least 2,000,000 shares are received and accepted by _____________, 2003.

          The Dealer-Manager is a registered broker-dealer affiliated with our management and with the Advisor. If the minimum offering is sold, we will pay the Dealer-Manager as compensation selling commissions of seven percent of the public offering price of the shares sold in this offering ($0.70 per share). We will also pay the Dealer-Manager a dealer-manager fee of two and one-half percent of the public offering price of the shares sold as compensation for acting as the Dealer-Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will not be charged selling commissions and dealer-manager fees on shares purchased pursuant to the dividend reinvestment plan.

          The Dealer-Manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the Dealer-Manager may reallow its commissions in the amount of up to seven percent of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer-Manager, in its sole discretion, may reallow to broker-dealers participating in the offering its dealer-manager fee in the amount of up to one and one-half percent of gross offering proceeds to be paid to such participating broker-dealers as marketing fees and as reimbursement of due diligence expense, based on such factors as the number of shares sold by such participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and BONA FIDE conference fees incurred.

          We anticipate that the total underwriting compensation, including sales commissions, the dealer-manager fee and underwriting expense reimbursements, will not exceed nine and one-half percent of gross offering proceeds

          We have agreed to indemnify the participating broker-dealers, including the Dealer-Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The Dealer-Manager and the participating broker-dealers may be deemed underwriters as that term is defined in the Securities Act of 1933.

          The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

          Our executive officers and directors, as well as officers and employees of the Advisor or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Any purchases of shares by our executive officers or directors or by officers or employees of the Advisor or other affiliates will not be considered in order to meet the minimum offering. The Advisor and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

          You should pay for your shares by check payable to "Wainwright Bank & Trust Escrow Account." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan, all accepted subscriptions must be for whole shares and for not less than 100 shares ($1,000). (See "Investor Suitability Standards.") After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our dividend reinvestment plan.

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

          Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wainwright Bank & Trust Co., an independent, qualified bank IRA custodian, act as their IRA custodian. In the event that an IRA is established having Wainwright Bank & Trust Co. as the IRA custodian, the authority of Wainwright Bank & Trust Co. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wainwright Bank & Trust Co. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

          The offering of shares will terminate no later than ____________, 2005. We reserve the right to terminate this offering at any time prior to such termination date.

          The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to the rejected subscribers within ten business days.

          We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

          In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his or her sole discretion to reduce the amount of his or her selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                            SALES COMMISSIONS                     DEALER-
DOLLAR VOLUME              -------------------  PURCHASE PRICE  MANAGER FEE  NET PROCEEDS
SHARES PURCHASED           PERCENT   PER SHARE     PER SHARE     PER SHARE    PER SHARE
--------------------       -------   ---------  --------------  -----------  ------------
Under $500,000               7.0%     $ 0.7000    $ 10.0000       $ 0.25       $ 9.05
$500,000 - $999,999          5.0%     $ 0.4895    $  9.7895       $ 0.25       $ 9.05
$1,000,000 and Over          3.0%     $ 0.2876    $  9.5876       $ 0.25       $ 9.05

          For example, if an investor purchases 100,000 shares, he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer-manager fee, we would receive net proceeds of $905,000 ($9.05 per share). The net proceeds to us will not be affected by volume discounts.

          Because all investors will be deemed to have contributed the same amount per share to our company for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

          Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that all of such subscriptions were made by a single "purchaser."

          For purposes of such volume discounts, the term "purchaser" includes:

          - an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

          - a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

          - an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

          -    all commingled trust funds maintained by a given bank.

          In addition, in order to encourage purchases in the amount of 500,000 or more shares, the Advisor and the Dealer-Manager may in their discretion agree with a potential purchaser who proposes to purchase at least 500,000 shares to further reduce the selling commissions payable with respect to the sale of such shares. All such sales must be made through registered broker-dealers.

          California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

          - there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

          - all purchasers of the shares must be informed of the availability of quantity discounts;

          - the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

          - the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

          - the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

          -    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

          Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the Dealer-Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

          Neither the Dealer-Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

          In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer-Manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, or longer if required to satisfy outstanding deferred commission obligations, $0.10 per share shall will be deducted on an annual basis from cash distributions otherwise payable to the stockholders and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. The foregoing commission amounts may be adjusted with approval of the Dealer-Manager by application of the volume discount provisions described previously. In the event the stockholder sells or assigns his or her shares before all outstanding deferred commissions are paid, the stockholder will be required to pay all remaining deferred commissions as a condition to the sale or assignment of the shares.

          Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy sales commission obligations.

          Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option will authorize us to withhold cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option, provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such cash distributions otherwise payable to stockholders may be pledged by us or by the Dealer-Manager or its affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

          In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In either such event, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, our obligation and that of our stockholders to make any further payments of deferred commissions under the deferred commission option will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by us out of distributions or net sale proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

ESCROW ARRANGEMENTS

          During the course of the offering, subscription payments will be deposited and held in trust for the benefit of the purchasers of shares in an escrow account or accounts with Wainwright Bank & Trust Co. as escrow agent. These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Offering proceeds deposited may not be withdrawn by purchasers.

          If investors subscribe for at least 2,000,000 shares by _____________, 2003, we will have an initial closing of this offering and the funds in escrow will be released to our company. If subscriptions for fewer than 2,000,000 shares are received and accepted by _______________, 2003, the offering will be terminated and all subscription payments will be returned to the subscribers. Following the initial closing, the escrow agent will, at our direction, release subscription payments with respect to subscriptions subsequent to completion of the minimum offering to our company as soon as reasonably possible upon acceptance of each subscription by us.

          Upon the initial closing of the offering (or its termination, if subscriptions for at least 2,000,000 shares are not received and accepted by ___________, 2003), a subscriber for shares will be entitled to receive an amount equal to the amount of the interest earned on his or her subscription proceeds held in the escrow account from the date after such proceeds were received in the escrow account until but not including the initial closing (or termination) date. In the case of interest due to subscribers upon completion of the minimum offering, such distribution will be made within 75 days of the end of the fiscal quarter following the initial closing date, and will be made prior to, and without regard to, any distributions from our company to which stockholders are entitled as described under "Distribution Policy." In the case of interest due to subscribers upon termination of this offering because the minimum has not been met, such distributions will be made promptly following such termination.

MARKET FOR OUR STOCK

          Before this offering, there has been no public market for our common stock. The initial public offering price was determined by our board of directors after consultation with the Dealer-Manager. In addition to prevailing market conditions, the factors considered in determining the initial public offering price were

          - the prospects for our company and the industry in which we compete,

          - an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

          -    the present state of our development, and

          - the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Following this offering, our shares will not be listed on any securities exchange, and there are no assurances that any market for the shares will develop. Therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received for any shares sold will be less than the initial public offering price.

                           SUPPLEMENTAL SALES MATERIAL

          In addition to this prospectus, we may use certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, this sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

          This offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference into this prospectus or such registration statement or as forming the basis of the offering of the shares.

                                     EXPERTS

          Certain of the financial statements appearing in this prospectus and the registration statement of which it is a part have been audited by Reznick Fedder & Silverman, independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon that report, given upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

          The legality of the shares offered by this prospectus has been passed upon for us by Nixon Peabody LLP, Boston, Massachusetts. The statements under the caption "Material United States Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Nixon Peabody LLP. Nixon Peabody LLP has represented the Advisor and the Dealer-Manager, as well as their affiliates, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act of 1933 with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, as well as periodic reports and other information filed by us in the future, may be examined without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. In addition, the Securities and Exchange Commission maintains a Web site at www.sec.gov that contains reports and other information filed electronically with the Commission, including our registration statement.

          We will establish an internet-accessible area for our company on the Web site of Boston Capital Corporation, www.bostoncapital.com.

                                                                      APPENDIX A

                                REINVESTMENT PLAN

          BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

          1. REINVESTMENT OF DISTRIBUTIONS. Boston Capital Services, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

          (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the dealer-manager or participating brokers for the offering at the public offering price per Share. Participants will be charged selling commissions or dealer-manager fees on Shares acquired pursuant to the Reinvestment Plan.

          (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional Shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal of each property owned by the Company or in which the Company has an interest (each, a "Property," and collectively, the "Properties"), focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to the listing of the Shares on a national securities exchange or national securities market ("Listing") will be determined by Boston Capital REIT Advisors, LLC (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include
(i) its experience in selecting, acquiring and overseeing the management of properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon Listing, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or national securities market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or national securities market through a registered broker-dealer, the amount to be reinvested shall not be reduced by any brokerage commissions charged by such registered broker-dealer.

          (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

          (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

          (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

          (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

          (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

          2. ELECTION TO PARTICIPATE. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and will not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten business days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option, if available, are not eligible to participate in the Reinvestment Plan.

          3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

          4. PROXY SOLICITATION. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. In the absence of such written instructions, if a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote the Shares.

          5. ABSENCE OF LIABILITY. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

          6.   SUITABILITY.

          (a) Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

          (b) Each Participant will be required to return the executed Participation Agreement to the Reinvestment Agent within 30 days after receipt. In the event that a Participant fails to respond to the Reinvestment Agent or return the completed Participation Agreement on or before the 15th day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until the Reinvestment Agent receives an executed Participation Agreement from the Participant.

          (c) If a Participant fails to return the executed Participation Agreement to the Reinvestment Agent prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

          (d) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

          (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus.

          7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify the Reinvestment Agent in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

          8. ADMINISTRATIVE CHARGES, COMMISSIONS, AND PLAN EXPENSES. Except as provided in this Paragraph 8, the Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan.

          9. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

          10. TAXES. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

          11.  TERMINATION.

          (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal quarter to which such Distribution relates.

          (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself, at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

          (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

          12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed, if to the Company:

               Investor Relations Department
               Boston Capital Real Estate Investment Trust, Inc.
               c/o Boston Capital Corporation
               One Boston Place
               Boston, MA 02108-4406

if to the Reinvestment Agent:

               Boston Capital Services, Inc.
               One Boston Place
               Boston, MA 02108-4406

or to such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

          13. AMENDMENT. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

          14. GOVERNING LAW. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS
SECTION 14.

                                                                      APPENDIX B

                             SUBSCRIPTION AGREEMENT

Boston Capital Real Estate Investment Trust, Inc.
c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108

Ladies and Gentlemen:

          The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to Wainwright Bank & Trust Escrow Account."

          The undersigned hereby acknowledges receipt of the Prospectus of the Company dated ________, 2003 (the "Prospectus").

          The undersigned agrees that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. The undersigned understands that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

          The undersigned acknowledges that he/she has been advised of the following:

          (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

          (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

          (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                    CONDITIONS RESTRICTING TRANSFER OF SHARES

          260.141.11     Restrictions on Transfer.

          (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

          (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

               (1)  to the issuer;

               (2)  pursuant to the order or process of any court;

               (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

               (4) to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

               (5) to holders of securities of the same class of the same issuer;

               (6)  by way of gift or donation INTER VIVOS or on death;

               (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

               (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

               (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

               (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

               (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

               (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision
(a) of Section 25143 is in effect with respect to such qualification;

               (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

               (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

               (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advised the commissioner of the name of each purchaser;

               (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

               (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

          (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

          IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

[LAST AMENDED EFFECTIVE JANUARY 21, 1988.]

    SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI AND NEBRASKA
                                 RESIDENTS ONLY

          In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

                       STANDARD REGISTRATION REQUIREMENTS

        The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

     1.   INDIVIDUAL: One signature required.

     2.   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

     3.   TENANTS IN COMMON: All parties must sign.

     4.   COMMUNITY PROPERTY: Only one investor signature required.

     5.   PENSION OR PROFIT SHARING PLANS: The trustee must sign.

     6. TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

     7. COMPANY: Identify whether the entity is a general or limited partnership or an LLC. In the case of a limited partnership, the general partners must be identified and all general partners must sign. In the case of a general partnership or an LLC, all partners or members must sign (unless a "managing partner," "manager" or "managing member" has been designated for the entity, in which case he may sign on behalf of the entity if a certified copy of the document granting him authority to invest on behalf of the entity is submitted).

     8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation, and (2) a certified copy of the Board's resolution authorizing the investment.

     9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

     10.  KEOGH (HR 10): Same rules as those applicable to IRAs.

     11.  UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT
          (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

     INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO BOSTON CAPITAL
           REAL ESTATE INVESTMENT TRUST, INC., SUBSCRIPTION AGREEMENT

INVESTOR                 Please follow these instructions carefully. Failure to
INSTRUCTIONS             do so may result in the rejection of your subscription.
                         All information on the Subscription Agreement Signature
                         Page should be completed as follows:

1.   INVESTMENT          a.   GENERAL: A minimum investment of $1,000 (100
                              shares) is required, except for certain states
                              which require a higher minimum investment. A CHECK
                              FOR THE FULL PURCHASE PRICE OF THE SHARES
                              SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER
                              OF "WAINWRIGHT BANK & TRUST ESCROW ACCOUNT."
                              Shares may be purchased only by persons meeting
                              the standards set forth under the "Investor
                              Suitability Standards" section of the Prospectus.
                              Please indicate the state in which the sale was
                              made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR
                              TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

                         b. DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your broker-dealer to elect the deferred commission option described in the Prospectus. By electing the deferred commission option, you are required to pay only
                              $9.40 per share purchased upon subscription. For the next six years following the year of subscription, or longer if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the deferred commission option will authorize us to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Selling and Escrow Arrangements" section of the Prospectus.

2.   ADDITIONAL          Please check if you plan to make one or more additional
     INVESTMENTS         investments in the Company. All additional investments
                         must be in increments of at least $100. Additional
                         investments by residents of Maine must be for at least
                         the $1,000 minimum amount, and residents of Maine must
                         execute a new Subscription Agreement Signature Page to
                         make additional investments in the Company. If
                         additional investments in the Company are made, the
                         investor agrees to notify the Company and the
                         broker-dealer named on the Subscription Agreement
                         Signature Page in writing if at any time he or she
                         fails to meet the applicable suitability standards or
                         is unable to make any other representations or
                         warranties set forth in the Prospectus or the
                         Subscription Agreement. The investor acknowledges that
                         the broker-dealer named in the Subscription Agreement
                         Signature Page may receive commissions on such
                         additional investments as described in the Prospectus.

3.   TYPE OF             Please check the appropriate box to indicate the type
     OWNERSHIP           of entity or type of individuals subscribing.
                         (See page B-4.)

4.   REGISTRATION        Please enter the exact name in which the Shares are to
     NAME AND ADDRESS    be held. For joint tenants with right of survivorship
                         or tenants in common, include the names of both
                         investors. In the case of partnerships or corporations,
                         include the name of an individual to whom
                         correspondence will be addressed. Trusts should

                         include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section
                         6 of the Subscription Agreement Signature Page, the investor is certifying that this number is correct.
                         Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5.   INVESTOR NAME       Complete this Section only if the investor's name and
     AND ADDRESS         address is different from the registration name and
                         address provided in Section 4. If the Shares are
                         registered in the name of a trust, enter the name,
                         address, telephone number, social security number,
                         birthdate and occupation of the beneficial owner of the
                         trust.

6.   SUBSCRIBER          Each investor must sign and date this Section. By
     SIGNATURES          signing, each investor is agreeing that the
                         representations in this Section are true. Except in the
                         case of fiduciary accounts, the investor may not grant
                         any person a power of attorney to make such
                         representations on his or her behalf. If title is to be
                         held jointly, all parties must sign. If the registered
                         owner is a partnership, corporation or trust, a general
                         partner, officer or trustee of the entity must sign.
                         PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE
                         NOTARIZED.

7.   DIVIDEND            a.   DIVIDEND REINVESTMENT PLAN: By electing to
     DISTRIBUTIONS            participate in the Dividend Reinvestment Plan, the
                              investor elects to reinvest the stated percentage
                              of dividends otherwise payable to such investor in
                              Shares of the Company. The investor agrees to
                              notify the Company and the broker-dealer named on
                              the Subscription Agreement Signature Page in
                              writing if at any time he or she fails to meet the
                              applicable suitability standards or is unable to
                              make any other representations and warranties as
                              set forth in the prospectus or Subscription
                              Agreement.

                         b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section
                              4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8.   BROKER-DEALER       This Section is to be completed by the Registered
                         Representative. Please complete all BROKER-DEALER
                         information contained in Section 8 including
                         suitability certification. SIGNATURE PAGE MUST BE
                         SIGNED BY AN AUTHORIZED REPRESENTATIVE.

          The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Boston Capital, One Boston Place, Boston, MA 02108. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the Company.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-866-2282

                                 BOSTON CAPITAL
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE


1.  INVESTMENT

                                                                    MAKE INVESTMENT CHECK PAYABLE TO:
---------------------------      -----------------------         WAINWRIGHT BANK & TRUST ESCROW ACCOUNT
         # of Shares                 Total $ Invested            / / Initial Investment (Minimum $1,000)
              (# Shares x $10 = $ Invested)                      / / Additional Investment (Minimum $100)
Minimum purchase $1,000 or 100 Shares                                State in which sale was made _______________

       Check the following box to elect the Deferred Commission Option: / / (This election must be agreed to by the Broker-Dealer listed below)

2.  ADDITIONAL INVESTMENTS
Please check if you plan to make additional investments in the Company: / /
If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $100.00. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.

3.  TYPE OF OWNERSHIP

    / / IRA                                                           / / Individual
    / / Keogh                                                         / / Joint Tenants With Right of Survivorship
    / / Qualified Pension Plan                                        / / Community Property
    / / Qualified Profit Sharing Plan                                 / / Tenants in Common
    / / Other Trust of  _______________________________               / / Custodian: As Custodian for _________________________
        for the Benefit of  ____________________________                  under the Uniform Gift to Minors Act or the Uniform
    / / Company                                                           Transfers to Minors Act of the State of _______________
    / / Corporation                                                   / / Other ___________________________________________

4.  REGISTRATION NAME AND ADDRESS
Please print name(s) in which Shares are to be registered. Include trust name if applicable.

/ / Mr  / / Mrs  / / Ms  / / MD  / / PhD  / / DDS  / / Other _________________

Name_________________________________   Taxpayer Identification Number

                                       ______-________________________________
                                        Social Security Number
                                       _________-____________-________________


Street Address or P.O. Box
City                            State                             Zip Code
Home Telephone No. (      )                     Business Telephone No. (    )
Birthdate                                       Occupation
Email Address (Provide only if you would like to receive updated information about Boston Capital via email.)

5.  INVESTOR NAME AND ADDRESS
(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
/ / Mr  / / Mrs  / / Ms  / / MD  / / PhD  / / DDS  / / Other ______________

Name__________________________________  Social Security Number
                                        _________-____________-________________

Street Address or P.O. Box
City                            State                             Zip Code
Home Telephone No.  (      )                    Business Telephone No. (    )
Birthdate                                       Occupation
Email Address (Provide only if you would like to receive updated information about Boston Capital via email.)

6.  SUBSCRIBER SIGNATURES
The undersigned certifies, under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement Signature Page is true, correct and complete, and (ii) that he/she is not subject to backup withholding either because he/she has not been notified that he/she is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him/her that he/she is no longer subject to backup withholding.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following:
(a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company;
(b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;
(c) represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I
     (we) have due authority to execute the Subscription Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);
(d)  acknowledges that the Shares are not liquid; and
(e) if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

Agreement Dated __________________20______
                                                                 X
---------------------------------------------                      -------------------------------------------
(Print Name of Custodian or Trustee)                               Signature-Registered Owner

                                                                 X
----------------------------------------------                     -------------------------------------------
Authorized Signature (Custodian or Trustee)                        Signature-Co-Owner

         (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN)

7.  DIVIDEND DISTRIBUTIONS
7a. Check the applicable box to participate in the Dividend Reinvestment Plan:
Percentage of participation: 100%   / /  Other  / / _____ %
7b. Complete the following section ONLY to direct dividends to a party OTHER THAN registered owner:

Name
Account Number
Street Address or P.O. Box
City                            State                   Zip Code

8.  BROKER-DEALER         (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)
     The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name                              Telephone No.
Broker-Dealer Street Address
City                             State                  Zip Code

Registered Representative Name                  Telephone No.
Reg. Rep. Street Address
City                             State                  Zip Code
Email Address (Provide only if you would like to receive updated information about Boston Capital via email.)

-------------------------------------        -----------------------------------
Broker-Dealer Signature, if required         Registered Representative Signature

                  PLEASE MAIL COMPLETED SUBSCRIPTION AGREEMENT
                    SIGNATURE PAGE (WITH ALL SIGNATURES) AND
                   CHECK(S) MADE PAYABLE TO WAINWRIGHT BANK &
                            TRUST ESCROW ACCOUNT TO:
               BOSTON CAPITAL, ONE BOSTON PLACE, BOSTON, MA 02110

FOR COMPANY USE ONLY:

                                              Amount ________________________          Date ___________________________
ACCEPTANCE BY COMPANY                         Check No. _____________________          Certificate No. ________________
Received and Subscription Accepted:           Boston Capital
By:
    --------------------------------          -------------------------------          --------------------------------
------------------------------------            Registered Representative #            Account #
         Broker-Dealer #

Until ___________________, 2003, 25 days after the date of this prospectus, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       2,000,000 SHARES (MINIMUM OFFERING)
                      21,000,000 SHARES (MAXIMUM OFFERING)

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  COMMON STOCK

                         ------------------------------

                                   PROSPECTUS

                         ------------------------------

                          BOSTON CAPITAL SERVICES, INC.

                             _________________, 2003


================================================================================

                               BCMR Seattle, Inc.

                                TABLE OF CONTENTS

                                                                   PAGE

INDEPENDENT AUDITORS' REPORT                                       F - 2

FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEET AS OF
         DECEMBER 31, 2002                                         F - 3

         CONSOLIDATED STATEMENTS OF OPERATIONS AND
         SHAREHOLDERS' EQUITY FOR THE PERIOD JANUARY
         1, 2003 THROUGH MAY 15, 2003 (UNAUDITED) AND FOR
         PERIOD NOVEMBER 1, 2002 (INCEPTION) THROUGH
         DECEMBER 31, 2002                                         F - 4

         CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE PERIOD JANUARY1, 2003 THROUGH
         MAY 15, 2003 (UNAUDITED) AND FOR PERIOD
         NOVEMBER 1, 2002 (INCEPTION) THROUGH
         DECEMBER 31, 2002                                         F - 5

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         AS OF MAY 15, 2003 (UNAUDITED) AND DECEMBER
         31, 2002                                                  F - 6

UNAUDITED FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEET AS OF
         MAY 15, 2003 (UNAUDITED)                                 F - 10

         NOTES TO CONSOLIDATED BALANCE SHEET
         MAY 15, 2003 (UNAUDITED)                                 F - 11

                           Reznick Fedder & Silverman
            Certified Public Accountants * A Professional Corporation

         7700 Old Georgetown Road * Suite 400 * Bethesda, MD 20814-6100
                       (301) 652-9100 * Fax (301) 652-1848


                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
of BCMR Seattle, Inc.

         We have audited the accompanying consolidated balance sheet of BCMR Seattle, Inc. (a Maryland corporation) as of December 31, 2002, and the related consolidated statements of operations and shareholders' equity, and cash flows for the period from November 1, 2002 (inception) through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BCRM Seattle, Inc. at December 31, 2002, and the consolidated results of its operations and its cash flows for the period from November 1, 2002 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



Bethesda, Maryland
August 28, 2003

                               BCMR Seattle, Inc.

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2002


                                         ASSETS
REAL ESTATE
  Land                                                            $       8,814,219
  Buildings and improvements                                             43,766,927
  Personal property                                                         435,127
                                                                  -----------------
                                                                         53,016,273
Less: accumulated depreciation                                             (47,923)
                                                                  -----------------

                                                                         52,968,350
OTHER ASSETS
  Cash                                                                       25,425
  Accounts receivable - tenants                                              39,066
  Deferred tax asset                                                         21,230
  Tenants'security deposits                                                 124,564
  Preferred return reserve account                                          140,571
  Real estate and insurance escrows                                         131,729
  Financing costs, net of accumulated amortization of $25,995               753,844
  Capital improvements escrow                                             1,058,925
  Other assets                                                               99,268
                                                                  -----------------
                                                                  $      55,362,972
                                                                  =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable                                                     $      45,970,000
Accounts payable and accrued expenses                                        25,259
Unearned rental revenue                                                      33,479
Tenant security deposits                                                    124,567
                                                                  -----------------
                                                                         46,153,305
                                                                  -----------------
Shareholders' equity                                                      9,209,667
                                                                  -----------------
                                                                  $      55,362,972
                                                                  =================

                 See notes to consolidated financial statements

BCMR Seattle, Inc.

           CONSOLIDATED STATEMENTS OF OPERATIONS AND SHAREHOLDERS' EQUITY

                                                                             For the period
                                                                              from November
                                                                                  1, 2002
                                                        For the period          (inception)
                                                        from January 1,           through
                                                         2003 through           December 31,
                                                         May 15, 2003               2002
                                                   --------------------      ----------------
                                                         (Unaudited)

TOTAL REVENUE                                      $       2,614,751         $      338,218
OPERATING COSTS                                    --------------------      ----------------
  Property opertating cost                                   888,129                 48,822
  General and administrative                                 101,312                  2,054
  Interest expense                                           913,735                121,868
  Depreciation and amortization                              497,664                 73,918
  Other expenses                                             119,557                229,103
                                                   --------------------      ----------------
                                                           2,520,397                475,765
    OPERATING INCOME (LOSS)                                   94,354              (137,547)
                                                   --------------------      ----------------
    Benefit from (provision for) income taxes               (21,230)                 21,230
                                                   --------------------      ----------------
    NET INCOME (LOSS)                              $          73,124         $    (116,317)
                                                   ====================      ================
Shareholders' equity, beginning balance            $       9,209,667         $            -
Paid in (transfer of) capital                            (9,282,791)              9,325,984
Net income (loss)                                             73,124              (116,317)
                                                   --------------------      ----------------
Shareholders' equity, ending balance               $               -         $    9,209,667
                                                   ====================      ================

                 See notes to consolidated financial statements

                              BCMR Seattle, Inc.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                      For the period             For the period
                                                                     from January 1,            from November 1,
                                                                          2003                  2002 (inception)
                                                                     through May 15,            through December
                                                                           2003                     31, 2002
                                                                  -------------------       --------------------
                                                                         (Unaudited)
Cash flows from operating activities
  Net income (loss)                                               $          73,124         $       (116,317)
  Adjustments to reconcile net loss to net cash
  used in operating activities
    Depreciation and amortization                                           497,664                    73,918
    (Increase) decrease in accounts receivable - tenants                     39,066                  (39,066)
    (Increase) decrease in deferred tax asset                                21,230                  (21,230)
    (Increase) decrease in tenants' security deposits - asset               124,564                 (124,564)
    (Increase) decrease in preferred return reserve account                 140,571                 (140,571)
    (Increase) decrease in real estate and insurance escrows                131,729                 (131,729)
    (Increase) decrease in other assets                                      99,268                  (99,268)
    Increase (decrease) in accounts payable and accrued expenses           (25,259)                    25,259
    Increase (decrease) in unearned rental revenue                         (33,479)                    33,479
    Increase (decrease) in tenant security deposits - liability           (124,567)                   124,567
                                                                  -------------------       --------------------
    Net cash provided by (used in) operating activities                     943,911                 (415,522)
                                                                  -------------------       --------------------
Cash flows from investing activities
  (Increase) decrease in capital improvements escrow                      1,058,925                 (211,785)
  Transfer of assets and assumption of debt                               7,254,530                         -
  Real estate acquisition costs                                                   -               (7,893,413)
                                                                  -------------------       --------------------
Net cash provied by (used in) investing activities                        8,313,455               (8,105,198)
                                                                  -------------------       --------------------
Cash flows from financing activities
  Paid in capital                                                                 -                 9,325,984
  Distributions                                                         (9,282,791)                         -
  Financing fees paid                                                             -                 (779,839)
                                                                  -------------------       --------------------
    Net cash provided by (used in) financing activities                 (9,282,791)                 8,546,145
                                                                  -------------------       --------------------
    NET INCREASE (DECREASE) IN CASH                                        (25,425)                    25,425
Cash, beginning                                                              25,425                         -
                                                                  -------------------       --------------------
Cash, end                                                         $               -         $          25,425
                                                                  ===================       ====================
Non-cash investing and financing activities
  Acquisition of real estate through debt assumption              $               -         $      45,122,860
                                                                  ===================       ====================
  Funding of capital improvements escrow through debt
    assumption                                                    $               -         $         847,140
                                                                  ===================       ====================
  Transfer of assets and assumption of debt
    Assets transferred to admitted partner                        $      53,224,530         $               -
    Debts assumed by admitted partner                                  (45,970,000)                         -
                                                                  -------------------       --------------------
                                                                  $       7,254,530         $               -
                                                                  ===================       ====================

                 See notes to consolidated financial statements

                               BCMR Seattle, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002


NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    BCMR Seattle, Inc. (the Company), a Maryland Corporation was formed on November 1, 2002. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties throughout the United States.

    As of December 31, 2002, the Company owned four properties (the "Communities") in Washington consisting of 802 units.

                                                                                                      Occupancy
                                                                                                        as of
                      Property Name                         City, State           # of Units       April 30, 2003
       Alderwood Park Apartments                     Lynwood, WA                      188                86%
       Ridgegate Apartments                          Kent, WA                         153                96%
       Ridgetop Apartments                           Silverdale, WA                   221                95%
       Wellington Apartments                         Silverdale, WA                   240                95%

    A summary of significant accounting policies follows.

    BASIS OF ACCOUNTING

    The financial statements have been prepared using the accrual method of accounting. As such, revenue is recorded when earned and expenses are recognized when incurred.

    ACCOUNTS RECEIVABLE AND BAD DEBTS


    Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

    PRINCIPALS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its affiliates. All intercompany accounts and transactions have been eliminated.

    RENTAL PROPERTY


    Rental property is carried at cost. Depreciation is computed under the straight-line method using service lives of seven years for personal property, 40 years for buildings, and 20 years for land improvements.

    In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company reviews rental property for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment has been recorded as of December 31, 2002.

    INCOME TAXES


    The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The recognition of deferred tax assets is reduced, if necessary, by a valuation allowance for the amount of any tax benefits that, based on available evidence, are not expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

    USE OF ESTIMATES


    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    ORGANIZATION COSTS

    Organization costs are expensed in the period incurred.

NOTE B - NOTES PAYABLE

         Note payable to Berkshire Mortgage Finance Limited Partnership. The
         note bears interest at 4.67% and matures on January 1, 2008. Monthly interest only payments of $147,300 are required beginning February 1,
         2003. The note is secured by a mortgage on the Communities and an
         interest in BC GFS, LLC.                                                        $       37,850,000

         Note payable to Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.
         The note bears interest at 12% and matures on December 31, 2007.
         Monthly principal and interest payments of $86,084 are required beginning February 1, 2003 with a balloon payment due at maturity.
         Amortization is calculated based on a 25 year term. Upon maturity, the
         Company can either make a balloon payment for any unpaid principal or
         convert the note to a fixed or floating interest rate term loan.                        8,120,000
                                                                                         -------------------

                                                                                         $      45,970,000
                                                                                         ===================

    Aggregate maturities of the above notes payable for the next five years are as follows:

                     December 31, 2003     $              40,831
                                  2004                    43,105
                                  2005                    51,632
                                  2006                    58,276
                                  2007                 7,926,156
                            Thereafter                37,850,000
                                           -----------------------
                                 Total     $          45,970,000
                                           =======================

NOTE C - RELATED PARTY TRANSACTIONS

    During the period from January 1, 2003 through May 15, 2003, property management fees of $82,918 were paid to an affiliate of the Operating Partnership; no management fees were paid during the period from November 1, 2002 through December 31, 2002.

NOTE D - SUBSEQUENT EVENT (UNAUDITED)

    On May 15, 2003 Boston Capital Real Estate Investment Trust, Inc. was admitted as the Limited Partner of BCMR Seattle, a Limited Partnership and BCMR Seattle, Inc. withdrew.

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                           CONSOLIDATED BALANCE SHEET

                                  May 15, 2003
                                   (Unaudited)


                                     ASSETS

REAL ESTATE
  Land                                                             $       8,814,219
  Buildings and improvements                                              43,809,916
  Personal property                                                          493,618
                                                                   -----------------
                                                                          53,117,753
  Less: accumulated depreciation                                           (487,099)
                                                                   -----------------
                                                                          52,630,654
OTHER ASSETS
Cash                                                                         455,456
  Accounts receivable - tenants                                               39,031
  Prepaid expenses                                                           164,949
  Tenants'security deposits                                                  108,759
  Preferred return reserve account                                           140,571
  Real estate and insurance escrows                                          141,057
  Financing costs, net of accumulated amortization of
    $84,483                                                                  695,356
  Preacquisition costs                                                     2,269,939
  Capital improvements escrow                                              1,061,843
  Other assets                                                               161,168
                                                                   -----------------
                                                                   $      57,868,783
                                                                   =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable                                                      $      45,952,448
Note payable, affiliate                                                   11,175,576
Accounts payable and accrued expenses                                        403,703
Unearned rental revenue                                                       26,335
Tenant security deposits                                                     110,721
                                                                   -----------------
                                                                          57,668,783
                                                                   -----------------

Shareholders' equity                                                         200,000
                                                                   -----------------
                                                                   $      57,868,783
                                                                   =================

                 See notes to consolidated financial statements

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  May 15, 2003
                                   (Unaudited)


NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Boston Capital Real Estate Investment Trust, Inc. (the "Company"), a Maryland Corporation, was formed on May 15, 2003. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. The Company has elected to be taxed as a real estate investment trust.

    As of May 15, 2003, the Company owned four properties (the "Communities") in Washington consisting of 802 units.


                                                                                        Occupancy
                                                                                          as of
                     Property Name                 City, State     # of Units          April 30, 2003
       Alderwood Park Apartments             Lynwood, WA                188                86%
       Ridgegate Apartments                  Kent, WA                   153                96%
       Ridgetop Apartments                   Silverdale, WA             221                95%
       Wellington Apartments                 Silverdale, WA             240                95%

    A summary of significant accounting policies follows.

    BASIS OF ACCOUNTING

    The consolidated balance sheet has been prepared using the accrual method of accounting.

    ACCOUNTS RECEIVABLE AND BAD DEBTS


    Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

    RENTAL PROPERTY


    Rental property is carried at cost. Depreciation is computed under the straight-line method using service lives of seven years for personal property, 40 years for buildings, and 20 years for land improvements.

    In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company reviews rental property for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

    INCOME TAXES


    The Company operates in a manner intended to qualify as a real estate investment trust for federal income tax purposes. A trust which distributes at least 90% of its real estate investment trust taxable income to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. Therefore, federal income taxes are expected to be immaterial. The Company is obligated for state taxes, generally consisting of franchise or gross receipts taxes in certain states and are expected to be immaterial.

    USE OF ESTIMATES


    The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

    PRINCIPAL OF CONSOLIDATION

    The consolidated balance sheet includes the accounts of the Company and its affiliates. All intercompany accounts and transactions have been eliminated.

NOTE B - NOTES PAYABLE

       Note payable to BCP Funding LLC, a related  party. The note bears "base" interest at 9.5% and "bonus" interest at 5.3% and  matures on May 31, 2004. The note is collateralized by an interest in BCMR Seattle, a Limited Partnership (the
       Operating Partnership), an affiliate of the Company.                                     $         11,175,576

       Note payable to Berkshire Mortgage Finance Limited Partnership. The note bears interest at 4.67% and matures on January 1,2008. Monthly interest only payments of $147,300 are required beginning February 1, 2003. The note is secured by a
       mortgage on the Communities and an interest in the Operating Partnership.                          37,850,000

       Note payable to Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund. The note bears interest at 12% and matures on December 31, 2007. Monthly rincipal and interest payments of $86,084 are required beginning February 1, 2003 with a balloon payment due at maturity. Amortization is calculated based on a 25 year term. Upon maturity, the Company can either make a balloon payment for any unpaid
       principal or convert the note to a fixed or floating interest rate term loan.                       8,102,448
                                                                                                --------------------

                                                                                                $         57,128,024
                                                                                                ====================

    Aggregate maturities of the above notes payable for the next five years are as follows:

        December 31, 2003         $        5,785,448
                     2004                  5,456,512
                     2005                     51,632
                     2006                     58,276
                     2007                  7,926,156
               Thereafter                 37,850,000
                                  ------------------

                    Total         $       57,128,024
                                  ==================


NOTE C - PRE-ACQUISITION COST

    Pre-acquisition costs totaling $2,269,939 were incurred and capitalized as of May 15, 2003 in connection with due diligence for the purchase of the Portland and Jackson Portfolios (see note E).

NOTE D - CAPITAL STOCK

    As of May 15, 2003, the Company issued 20,000 shares of common stock to an affiliate with a par value of $10 authorized, issue and outstanding.

NOTE E - SUBSEQUENT EVENTS

    Subsequent to May 15, 2003, the Company purchased two portfolios, the Portland Portfolio and the Jacksonville Portfolio.

    The Portland Portfolio consists of three apartment communities containing 1,027 apartments units. Two apartment communities totaling 611 apartments are located near Portland, Oregon, and one apartment complex with 416 units is located near Salt Lake City, Utah. The total capitalization of the transaction is $61,162,724. BCMR Portland LLC, an affiliate, contributed a total of $21,829,724 in the form of Class A ($9,355,596) and Class B ($12,474,128) equity. First mortgage financing consists of three non-amortizing first mortgages totaling $39,333,000. All loans have ten (10) year terms and fixed rates of 4.58% for the first seven years followed by a floating interest rate for the last three years. The budget for capital improvements to the properties totals $2,659,724.

    The three assets included in the Portfolio are:

       Property Name                 # of Units      Purchase Price          Date Acquired           Year Built
       Boulder Creek                     296       $        16,700,000        May 29, 2003              1990
       Bridge Creek                      228       $        18,100,000        May 29, 2003             1988-90
       Settler's Point                   416       $        21,500,000        May 29, 2003             1985-86

    The Jacksonville Portfolio consists of three apartment communities containing 1,040 apartments units located near Jacksonville, Florida. The total capitalization of the transaction is $59,783,639. BCMR Jacksonville, LLC, an affiliate, contributed an equity investment in the amount of $24,409,639. First mortgage financing consists of seven-year, non-amortizing debt from Berkshire Mortgage Finance totaling $35,374,000. The budget for capital improvements to the properties totals $8,083,215.

    The three assets included in the Portfolio are:

       Property Name                 # of Units      Purchase Price          Date Acquired           Year Built
       Bay Pointe                        300       $        11,690,000        May 22, 2003              1974
       Oaks at Timuquana                 228       $         7,690,000        May 22, 2003              1971
       Spicewood Springs                 512       $        28,000,000        May 29, 2003             1985/87

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee                                $ 028,980
NASD filing fee                                     $
Printing and engraving fees                         $
Legal fees and expenses                             $
Accounting fees and expenses                        $
Blue Sky fees and expenses                          $
Other expenses                                      $
                                                    ---------
       Total                                        $
                                                    =========

ITEM 32.      SALES TO SPECIAL PARTIES.

          None.

ITEM 33.      RECENT SALES OF UNREGISTERED SECURITIES.

          On May 2, 2003, in connection with our formation, we issued 20,000 shares of our common stock to Boston Capital Companion Limited Partnership, an affiliate of the Advisor, for an aggregate consideration of $200,000 ($10 per share), in cash. No underwriter was involved. The sale was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in
Section 4(2) thereof relative to sales by an issuer not involving any public offering and the rules and regulations thereunder. These securities are deemed restricted securities for purposes of the Securities Act.

ITEM 34.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Our charter contains a provision permitted under Maryland General Corporation Law eliminating, with limited exceptions, each director's and officer's personal liability for monetary damages for breach of any duty as a director or officer. In addition, our charter documents require us to indemnify our directors and officers from specified liabilities and expenses, as well as advancement of costs, expenses and attorneys' fees, to the fullest extent permitted under Maryland General Corporation Law. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification. Furthermore, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering. See "Selling and Escrow Arrangements."

          In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the advisory services agreement between us and the Advisor, Boston Capital REIT Advisors, LLC.

ITEM 35.      TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

          None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.      FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULE AND EXHIBITS.

          (a) Financial Statements: See page F-1 for an index of the financial statements included in the Registration Statement.

          (b) Financial Statement Schedule.

          (c) Exhibits.

EXHIBITS
NUMBER              DESCRIPTION OF DOCUMENT
------              -----------------------
1.1                 Form of Dealer-Manager Agreement between Boston Capital Services, Inc., and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

3.1                 Amended and Restated Articles of Incorporation of the Registrant

3.2                 By-Laws of the Registrant

4.1                 Form of Common Stock Certificate of the Registrant

4.2                 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to
                    Prospectus)

5.1                 Form of Opinion of Nixon Peabody LLP with respect to the legality of the shares being registered

8.1                 Form of Opinion of Nixon Peabody LLP with respect to tax matters

10.1+               2003 Equity Incentive Plan (to be filed by amendment)

10.2+               Form of Option Agreement and Restricted Stock Agreement under 2003 Equity Incentive Plan (to be filed by amendment)

10.3+               Independent Director Stock Option Plan (to be filed by amendment)

10.4+               Form of Option Agreement under the Independent Director Stock Option Plan (to be filed by amendment)

10.5+               Form of Advisory Services Agreement between Boston Capital REIT Advisors, LLC, and the Registrant

10.6                Form of Loan Agreement between BCP Funding, LLC, and the Registrant

10.7                Security Agreement, dated as of ______________, 2003, between BCP Funding, LLC, and the Registrant (to be filed by amendment)

10.8                Property Management Agreement, dated December 12, 2002, between GFS Alderwood LLC and Pinnacle Realty
                    Management Company

10.9                Property Management Agreement, dated December 12, 2002, between GFS Ridgegate LLC and Pinnacle Realty
                    Management Company

10.10               Property Management Agreement, dated December 12, 2002, between GFS Ridgetop LLC and Pinnacle Realty
                    Management Company

10.11               Property Management Agreement, dated December 12, 2002, between GFS Wellington LLC and Pinnacle Realty
                    Management Company

10.12               Reinvestment Plan (included as Appendix A to Prospectus)

10.13               Escrow Agreement between Wainwright Bank & Trust Co. and the Registrant (to be filed by amendment)

23.1                Consent of Reznick Fedder & Silverman

23.2                Consent of Nixon Peabody LLP (included in Exhibit 5.1)

23.3                Consent of Nixon Peabody LLP (included in Exhibit 8.1)

24.1                Power of Attorney (included on signature page)

---------------
+compensatory plan or arrangement

ITEM 37.      UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         iii. To include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of August, 2003.

                                        BOSTON CAPITAL REAL ESTATE INVESTMENT
                                        TRUST, INC.


                                        By: /s/ Jeffrey H. Goldstein
                                           -------------------------------------
                                           Jeffrey H. Goldstein
                                           President and Chief Operating Officer


                                POWER OF ATTORNEY

          Each person whose signature appears below hereby appoints John P. Manning and Jeffrey H. Goldstein, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                         TITLE                               DATE
/s/ John P. Manning
-----------------------------------------       Chairman, Chief Executive Officer, Director     August 29, 2003
John P. Manning                                 (principal executive officer)

/s/ Jeffrey H. Goldstein
-----------------------------------------       President, Chief Operating Officer, Director    August 29, 2003
Jeffrey H. Goldstein

/s/ Marc N. Teal
-----------------------------------------       Senior Vice President, Chief Financial          August 29, 2003
Marc N. Teal                                    Officer, Treasurer, Secretary (principal
                                                financial and accounting officer)

/s/ Philip S. Cottone
-----------------------------------------       Director                                        August 29, 2003
Philip S. Cottone

/s/ W. Pearce Coues
-----------------------------------------       Director                                        August 29, 2003
W. Pearce Coues

/s/ Stephen Puleo
-----------------------------------------       Director                                        August 29, 2003
Stephen Puleo

        EXHIBITS

NUMBER              DESCRIPTION OF DOCUMENT
------              -----------------------
1.1                 Form of Dealer - Manager Agreement between Boston Capital Services, Inc., and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

3.1                 Amended and Restated Articles of Incorporation of the Registrant

3.2                 By-Laws of the Registrant

4.1                 Form of Common Stock Certificate of the Registrant

4.2                 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to
                    Prospectus)

5.1                 Form of Opinion of Nixon Peabody LLP with respect to the legality of the shares being registered

8.1                 Form of Opinion of Nixon Peabody LLP with respect to tax matters

10.1+               2003 Equity Incentive Plan (to be filed by amendment)

10.2+               Form of Option Agreement and Restricted Stock Agreement under 2003 Equity Incentive Plan (to be filed by amendment)

10.3+               Independent Director Stock Option Plan (to be filed by amendment)

10.4+               Form of Option Agreement under the Independent Director Stock Option Plan (to be filed by amendment)

10.5+               Form of Advisory Services Agreement between Boston Capital REIT Advisors, LLC, and the Registrant

10.6                Form of Loan Agreement between BCP Funding, LLC, and the Registrant

10.7                Security Agreement, dated as of ______________, 2003, between BCP Funding, LLC, and the Registrant (to be filed by amendment)

10.8                Property Management Agreement, dated December 12, 2002, between GFS Alderwood LLC and Pinnacle Realty
                    Management Company

10.9                Property Management Agreement, dated December 12, 2002, between GFS Ridgegate LLC and Pinnacle Realty
                    Management Company

10.10               Property Management Agreement, dated December 12, 2002, between GFS Ridgetop LLC and Pinnacle Realty
                    Management Company

10.11               Property Management Agreement, dated December 12, 2002, between GFS Wellington LLC and Pinnacle Realty
                    Management Company

10.12               Reinvestment Plan (included as Appendix A to Prospectus)

10.13               Escrow Agreement between Wainwright Bank & Trust Co. and the Registrant (to be filed by amendment)

23.1                Consent of Reznick Fedder & Silverman

23.2                Consent of Nixon Peabody LLP (included in Exhibit 5.1)

23.3                Consent of Nixon Peabody LLP (included in Exhibit 8.1)

24.1                Power of Attorney (included on signature page)

----------
+compensatory plan or arrangement